UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
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Tenet Healthcare Corporation
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Tenet Health

2024 Notice of Annual Meeting and Proxy Statement

2024 Notice of Annual Meeting and Proxy Statement

MISSION Our mission is to provide quality, compassionate care in the communities we serve. Creating an ethos of good health, wellness and responsibility is central to our mission and an everyday commitment to our neighbors and families. VISION Our Vision is to consistently deliver the right care, in the right place, at the right time and to be a premier organization, where patient care and saving lives remain our focus. Our vision re   ects our aspirations for the future and the goals we work toward – together. We are better together.

Dear Fellow Shareholders,

In 2023, Tenet continued to deliver strong financial performance and disciplined operational execution to build long-term value for our shareholders. The year was a testament to our team’s resilience and commitment to compliance, quality, and safety, as we enhanced healthcare services in the communities we serve. Our commitment to partnership with physicians to build new and cutting edge healthcare services is a distinctive feature of our business model.

Each quarter in 2023, Tenet exceeded the performance expectations we set. This was a result of continued demand for our care and our ability to effectively manage resources in the right place at the right time such that we could optimize the performance across our operations. This resulted in improvement in cash flow generation during the year which helped us find opportunities to invest in our communities and reduce leverage on the balance sheet.

Tenet maintained its positive momentum this past year, marking it as one of exceptional performance and continued strategic transformation. Let me share highlights.

Accelerating Tenet’s portfolio transformation. We continued to transform towards a more value-based care enterprise with a leading specialty care platform. In 2023, we announced the divestiture of three Coastal South Carolina hospitals and related entities, continued to develop a new hospital campus in San Antonio, Texas and added thirty lower-cost ambulatory surgery centers to USPI. USPI’s M&A engine, under the Tenet umbrella, continues to be an industry-leading differentiator and we maintain a robust pipeline. We continue to execute strategic acquisitions, de novo developments and divestitures to advance our business transformation, reduce leverage and enhance free cash flow over time.

Meeting community demand for high-quality care and access to care. We delivered exceptional growth in 2023. USPI had 9.2% growth in same-facility revenues, well above our long-term goal of 4-6% growth. USPI also increased higher acuity procedures with joint replacements up nearly 20% in the fourth quarter. The hospitals enhanced access to high-acuity care across cardiovascular, neurosciences, surgical services and more. This resulted in sustained acuity growth with fourth quarter 2023 revenue per adjusted admissions up 6.5% over the prior year. Conifer also announced new clients and renewals, including the continuation of an end-to-end revenue cycle management partnership with Dartmouth Health.

Delivering the right resources at the right time, supported by data-driven decisions. Each of our business segments enhanced operational efficiency in 2023. Our operations delivered industry-leading margins in our ambulatory segment and made a strong commitment to deliver care with our own workforce via best-in-class contract labor management and strong hiring results through local partnerships with nursing and allied health professional schools. For the year, Tenet’s consolidated adjusted EBITDA margin reached a multi-decade high above 17%.

Expanding Tenet’s ecosystem of high-quality physicians. We continue to enhance our network of physicians with a shared commitment to innovation, quality and safety, and patient experience. In 2023, we welcomed nearly two hundred new physicians to our employed physician group. USPI also continued to welcome new physician partners as well as new physicians to its active medical staff.

Continuing a purpose-driven approach to corporate responsibility. We continue to advance our programs that support the key aspects of corporate responsibility, with Board oversight. Our 2024 ESG report will share our approach to foster a diverse and inclusive culture, strengthen the health of our communities, support climate sustainability, lead with integrity, and apply sound governance.

Maintaining a high-performance culture. In 2023, we ensured a seamless management transition of our Chief Financial Officer from Daniel Cancelmi to Sun Park, consistent with our expectations. Our high-performing leadership team continues to drive strategic priorities, taking a data-driven and outcomes-focused approach. Furthermore, our organization promotes a culture of quality, safety, and compliance.

The accomplishments of 2023 reflect the collective effort and dedication of our entire team. I would like to extend my appreciation to all our physicians, caregivers, and staff for their steadfast commitment to providing high-quality, compassionate care for our communities. On behalf of Tenet’s Board of Directors and leadership team, we are grateful for the support of our shareholders and our partners as we continue to pursue our valuable mission.

Respectfully, Saum Sutaria, M.D. Chairman and Chief Executive Officer Tenet Healthcare

TENET HEALTHCARE CORPORATION

14201 Dallas Parkway

Dallas, Texas 75254

(469) 893-2200

Notice of Annual Meeting of Shareholders to be held on Wednesday, May 22, 2024

April 12, 2024

To our Shareholders:

Our 2024 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on May 22, 2024, at 8:00 a.m. Central Time. You will be able to attend and participate in the Annual Meeting by registering at www.proxydocs.com/THC. After you complete your registration, you will receive further instructions via email, including a unique link that will provide you access to the Annual Meeting, where you will be able to listen to the meeting live, submit questions and vote. Our Annual Meeting is being held for the following purposes:

1.

To elect the 13 directors named in the accompanying Proxy Statement, each to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified, whichever is later, or until the director’s earlier resignation or removal.

2.	To vote, on an advisory basis, to approve the Company’s executive compensation.

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2024.

4.	To vote on two shareholder proposals, if properly presented at the meeting.

We will also consider and take action on any other business that properly comes before the meeting or any adjournment or postponement of the meeting.

Only shareholders of record of our common stock at the close of business on March 27, 2024 are entitled to notice of and to vote at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. You may vote your shares via the Internet, by telephone or by completing and returning a proxy card. Specific voting instructions are set forth in the “General Information Regarding the Annual Meeting and Voting” section of the accompanying Proxy Statement and on the proxy card.

Thomas W. Arnst
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held on May 22, 2024

The accompanying Proxy Statement and the Company’s proxy card, as well as our Annual

Report on Form 10-K for the year ended December 31, 2023, are available at www.proxydocs.com/THC.

We have adopted a virtual meeting format for our Annual Meeting, conducted via a live audio webcast. You will be able to attend the Annual Meeting online, listen to the meeting live, submit questions and vote your shares electronically during the meeting by registering at www.proxydocs.com/THC. We have designed the format of the Annual Meeting to provide shareholders with substantially the same rights and opportunities to participate as they would at an in-person meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

This Proxy Statement includes certain financial measures not in accordance with generally accepted accounting principles in the United States (GAAP), such as Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted EPS. Definitions of these measures are contained in Appendix A to this Proxy Statement.

Proxy Statement Summary

Below are highlights of certain information in this Proxy Statement. Please refer to the complete Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 before you vote.

2024 ANNUAL MEETING OF SHAREHOLDERS

Date and Time: Wednesday, May 22, 2024, at 8:00 a.m. Central Time	Place: Online by registering at www.proxydocs.com/THC	Record Date: March 27, 2024

Information:

The Notice of Internet Availability, this Proxy Statement and related proxy materials are being mailed or made available to shareholders on or about April 12, 2024. Copies of this Proxy Statement, the Company’s proxy card and our Annual Report on Form 10-K for the year ended December 31, 2023 are available at www.proxydocs.com/THC.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal		Board’s Recommendation	Page

1	Election of 13 Director Nominees	Vote FOR Each Nominee	6

2	Advisory Approval of the Company’s Executive Compensation	Vote FOR	78

3	Ratification of the Selection of Deloitte & Touche LLP as Independent Registered Public Accountants for the Year Ending December 31, 2024	Vote FOR	81

4	Shareholder Proposal to Report on Risk Mitigation Regarding State Restrictions for Emergency Abortions	Vote AGAINST	82

5	Shareholder Proposal to Report on Plans to Integrate ESG Metrics Into Executive Compensation	Vote AGAINST	84

2024 PROXY STATEMENT

Proxy Statement Summary

Business Overview

Tenet is a diversified healthcare services company focused on our mission to provide quality, compassionate care in the communities we serve. At December 31, 2023, Tenet had approximately 106,500 employees delivering and supporting care through two business segments — Hospital Operations and Services (Hospital Operations) and Ambulatory Care. As of December 31, 2023, our Hospital Operations segment was comprised of our 61 acute care and specialty hospitals, a network of employed physicians and 164 outpatient facilities, including imaging centers, urgent care centers, ancillary emergency facilities and micro-hospitals. Our Hospital Operations segment also provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients through our Conifer Health Solutions, LLC joint venture. Our Ambulatory Care segment is comprised of the operations of our subsidiary USPI Holding Company, Inc. (USPI), which held indirect ownership interests in 461 ambulatory surgery centers and 24 surgical hospitals at December 31, 2023.

Repositioned Care Delivery Portfolio

We continue to execute on the ongoing transformation of our care delivery offerings. Strategic investments in USPI remain a top priority, and we established new ownership positions in approximately 30 ambulatory surgery centers in 2023. We also continue our strategic deployment of capital to enhance high-acuity hospital services. Our efforts include capacity expansion, new construction in high-growth, attractive locations and investments in innovation. Additionally, we announced the sale of certain hospitals in order to further deleverage, strengthen our balance sheet and provide enhanced financial flexibility. Across our comprehensive network of facilities, we are focused on introducing new services at a lower cost and offering patients excellent service in the most clinically appropriate setting. Our focus is on markets where we can provide a strong value to consumers and payers, and the evolution of our care delivery locations reflects our strategy to grow USPI.

Strong Long-Term Performance

2

Proxy Statement Summary

Overview of Director Nominees

Name and Occupation	Age	Director Since	Independent	Other Public Boards	Committee Memberships
					AC	ESG	HR	NCG	QCE

Saumya Sutaria, M.D. Chairman and CEO, Tenet Healthcare	51	2020	No

J. Robert Kerrey Lead Director, Tenet Healthcare; Managing Director, Allen & Company; Former U.S. Senator	80	2012*	Yes				Chair		✓

Vineeta Agarwala, M.D., PhD General Partner, Andreessen Horowitz (a16z)	37	2023	Yes				✓		✓

James L. Bierman Former President and CEO, Owens & Minor, Inc.	71	2017	Yes	2				✓	Chair

Roy Blunt Chairman, Leadership Advisory Strategies Group, Husch Blackwell Strategies; Former U.S. Senator; Former Member of the U.S. House of Representatives	74	2023	Yes	1	✓	✓		✓

Richard W. Fisher Former President and CEO, Federal Reserve Bank of Dallas	75	2017	Yes	1	✓	Chair	✓

Meghan M. FitzGerald, DrPH Adjunct Professor, Columbia University	53	2018	Yes	1		✓		Chair	✓

Cecil D. Haney Admiral, U.S. Navy (Ret.) and Former Commander of U.S. Strategic Command and U.S. Pacific Fleet	68	2021	Yes	1	✓			✓

Christopher S. Lynch Former National Partner in Charge of the Financial Services practice at KPMG, LLC	66	2019	Yes	1	✓		✓

Richard J. Mark Former Chairman and President, Ameren Illinois Company	68	2017	Yes	1	✓	✓	✓

Tammy Romo Executive Vice President and CFO, Southwest Airlines Co.	61	2015	Yes		Chair		✓

Stephen H. Rusckowski Former Chairman, CEO and President, Quest Diagnostics Incorporated	66	2023	Yes	2			✓		✓

Nadja Y. West, M.D. Lieutenant General, U.S. Army (Ret.) and 44th Surgeon General of the U.S. Army	63	2019	Yes	2		✓		✓	✓

AC: Audit Committee ESG: Environmental, Social and Governance Committee	HR: Human Resources Committee NCG: Nominating and Corporate Governance Committee	QCE: Quality, Compliance & Ethics Committee ✓ = Member

*	Senator Kerrey served as a director from March 2001 to March 2012 prior to his appointment in November 2012.

2024 PROXY STATEMENT	3

Proxy Statement Summary

Director Nominees’ Experience and Diversity

Having an independent Board is a core element of our governance philosophy. Under our Corporate Governance Principles, at least two-thirds of the Board must consist of independent directors. Of our 13 Board nominees, 12 are independent in accordance with the requirements set forth in our Corporate Governance Principles. Moreover, our Board believes that having a diverse mix of directors with complementary qualifications, expertise and attributes is essential to meeting its oversight responsibility. The following highlights the core skills and experience of our Board nominees:

Executive Leadership	Regulatory and Public Sector
●●●●●●●●●●●●● 13	●●●●●●●●● 9
Healthcare Industry	Public Company Board Service
●●●●●●● 7	●●●●●●●●●● 10
Accounting and Finance	Cybersecurity and Information Technology
●●●●● 5	●●● 3
Crisis and Risk Management
●●●●●●● 7

Tenet’s Board refreshment activities have cultivated a balanced mix of diversity, age, tenure and viewpoints in the boardroom. The Board believes that a range of backgrounds, viewpoints, beliefs, ethnicities and ages, in addition to gender diversity, contributes to strong governance and successful oversight of the Company.

Board Diversity	Gender Diversity	Ethnic Diversity

Age Distribution	Tenure

4

Proxy Statement Summary

Corporate Governance and Board Practices

INDEPENDENT, EFFECTIVE BOARD OVERSIGHT

•  12 of 13 director nominees are independent

•  Independent Lead Director with clearly defined responsibilities

•  All committee chairs and members are independent

•  Highly diverse and experienced Board

•  Annual self-evaluation of all directors using third-party facilitator

•  Regular executive sessions of independent directors for Board and committee meetings

•  All Audit Committee members have been designated as financially literate within the meaning of the New York Stock Exchange listing standards, and three members are audit committee financial experts under the Securities and Exchange Commission rules

•  Commitment to Board refreshment practices, with five new independent directors added since mid-2019, including three new independent directors added in 2023

•  Board and committees may hire outside advisors independently of management

SOUND CORPORATE GOVERNANCE AND BOARD PRACTICES

•  “Overboarding” limits for directors

•  Board oversight of political contributions

•  Board-level oversight of ESG matters and separate ESG Committee

•  Annual review of Corporate Governance Principles

•  Anti-hedging and anti-pledging policy

•  Active shareholder outreach and engagement with feedback regularly reviewed by Board

SHAREHOLDER RIGHTS

•  Annual election of directors

•  Shareholder right to call special meetings at 25% threshold

•  Proxy access with market standard terms

•  One-year limit on “poison pills” unless approved by shareholders

•  Single class of stock with equal voting rights

•  Majority vote standard and director resignation policy in uncontested elections

2024 PROXY STATEMENT	5

Proposal 1 - Election of Directors

Nominees for Election to the Board of Directors

Tenet’s Board of Directors is elected annually by our shareholders. Our nominees for election include 12 independent directors and our Chief Executive Officer. The Board has selected the nominees that follow to serve as directors until the 2025 annual meeting, or until their successors are elected or appointed. Each of the nominees, other than Dr. Agarwala, Senator Blunt, Mr. Rusckowski, was last elected by the Company’s shareholders at the 2023 annual meeting of shareholders. The nominees for director will be elected if the votes cast for the nominee exceed the votes cast against the nominee, with abstentions and broker non-votes not counted either for or against a nominee.

The Board recommends that you vote “FOR” the election of each of the following nominees.

6

Director Nominees

Saumya Sutaria, M.D. | 51 Chairman
Chairman and Chief Executive Officer Tenet Healthcare Corporation	Director Since 2020
Board Committees None	Independent No

Career Highlights:

•	Dr. Sutaria was appointed Chairman of the Board in August 2023. He was appointed as the Company’s Chief Executive Officer in September 2021, and as a member of the Board in November 2020.

•	Prior to becoming Chief Executive Officer, he served as the Company’s Chief Operating Officer from January 2019 to September 2021 and President from November 2019 to September 2021.

•

Before joining the Company, Dr. Sutaria worked for McKinsey & Company, a global management consulting firm, for 18 years, most recently as a Senior Partner providing advisory support for hospitals, healthcare systems, physicians groups, ambulatory care models, integrated delivery, and government-led delivery, while also working with institutional investors in healthcare.

•

He previously held an associate clinical faculty appointment at the University of California at San Francisco, where he also engaged in postgraduate training with a focus in internal medicine and cardiology.

•

Dr. Sutaria received his Bachelor’s Degree in molecular and cellular biology and his Bachelor’s Degree in economics, both from the University of California, Berkeley, as well as his Medical Degree from the University of California, San Diego.

Skills and Qualifications:

•	Dr. Sutaria brings tremendous experience in healthcare leadership both within Tenet and prior to joining Tenet in 2019.

•	The Board values his strategic prowess in navigating complex matters, his ability to thoughtfully consider the impact on different stakeholders and his innate capacity for effective change management.

2024 PROXY STATEMENT	7

Director Nominees

J. Robert Kerrey | 80 Lead Director
Managing Director Allen & Company Former U.S. Senator	Director Since March 2012*
Board Committees Human Resources (Chair) Quality, Compliance & Ethics	Independent Yes

Career Highlights:

•	Senator Kerrey is a former governor and U.S. Senator from Nebraska.

•	He has served as managing director at Allen & Company, an investment banking firm, since 2014.

•

He has also served as Executive Chairman of The Minerva Institute for Research and Scholarship, a non-profit that offers exceptional educational experiences to students and advances faculty research, since 2013.

•	From 2011 to 2013, he was President Emeritus of The New School University in New York City, where he served as President from 2001 to 2010.

•	From 2011 to 2012, he served as the Chairman of M & F Worldwide Education Holdings.

•	From 1989 to 2000, he served as a U.S. Senator for the State of Nebraska.

•	Previously, Senator Kerrey was Governor of the State of Nebraska from 1982 to 1987.

•	Prior to public service, he founded and operated a chain of restaurants and health clubs.

•	A former member of the elite Navy SEAL Team, Senator Kerrey is a highly decorated Vietnam veteran who was awarded the Congressional Medal of Honor – America’s highest military honor.

•	He holds a degree in pharmacy from the University of Nebraska.

Skills and Qualifications:

•	Senator Kerrey’s 18 years of experience in the public sector as a former U.S. Senator and Governor of Nebraska provide a key perspective to the Board in the highly regulated healthcare industry.

•	Further, he has extensive experience in finance and public policy from his service at the investment banking firm Allen & Company and as a leader of a major university.

•	The Board also values Senator Kerrey’s prior service on public company boards and crisis management.

Prior Public Company Directorships Within the Past Five Years:

•	Lux Health Tech Acquisition Corp.

*	Senator Kerrey served as a director from March 2001 to March 2012 prior to his appointment in November 2012.

8

Director Nominees

Vineeta Agarwala, M.D., PhD | 37
General Partner Andreessen Horowitz (a16z)	Director Since 2023
Board Committees Human Resources Quality, Compliance & Ethics	Independent Yes

Career Highlights:

•	Since January 2020, Dr. Agarwala has served as a General Partner at Andreessen Horowitz (a16z), where she leads investments for the firm’s Bio + Health fund across biotech and digital health.

•	In addition, she has served as an Adjunct Clinical Assistant Professor at Stanford University School of Medicine since 2020.

•

From August 2016 to June 2018, Dr. Agarwala served as Director of Product Management at Flatiron Health, where she led the company’s partnership with Foundation Medicine to integrate real-world clinical and genomic data into national-scale data products to accelerate research and development in oncology.

•	Between March 2015 and December 2019, she was a venture investor on the GV (Google Ventures) life sciences team.

•	Dr. Agarwala holds M.D. and Ph.D. degrees from Harvard Medical School / MIT, and a B.S. degree in biophysics from Stanford University.

•	She completed her clinical residency at Stanford and is board certified in internal medicine.

Skills and Qualifications:

•

Dr. Agarwala brings to the Board a broad range of experience in the healthcare industry, including her clinical background and as an investor focused on partnering with companies leveraging unique technologies and datasets to advance drug development, personalized medicine, and novel approaches to patient care delivery.

•	In addition to her experience in a variety of healthcare positions, the Board values Dr. Agarwala’s expertise in innovative technologies, including applications of artificial intelligence.

2024 PROXY STATEMENT	9

Director Nominees

James L. Bierman | 71
Former President & CEO Owens & Minor, Inc.	Director Since 2017
Board Committees Nominating and Corporate Governance Quality, Compliance & Ethics (Chair)	Independent Yes

Career Highlights:

•	Mr. Bierman served as President and Chief Executive Officer of Owens & Minor, Inc., a Fortune 500 company and a leading distributor of medical and surgical supplies, from September 2014 to June 2015.

•

Previously, he served in various other senior roles at Owens & Minor, including President and Chief Operating Officer from August 2013 to September 2014, Executive Vice President and Chief Operating Officer from March 2012 to August 2013, Executive Vice President and Chief Financial Officer from April 2011 to March 2012, and Senior Vice President and Chief Financial Officer from June 2007 to April 2011.

•

From 2001 to 2004, Mr. Bierman served as Executive Vice President and Chief Financial Officer at Quintiles Transnational Corp. Prior to joining Quintiles Transnational, he was a partner at Arthur Andersen LLP.

•	Mr. Bierman earned his B.A. from Dickinson College and his M.B.A. from Cornell University’s Johnson Graduate School of Management.

Skills and Qualifications:

•	Mr. Bierman brings to the Board the skillsets he developed serving in multiple leadership positions at Owens & Minor, Inc., including as Chief Executive Officer.

•	The Board values his significant operational and financial experience in the healthcare industry.

Other Current Public Company Directorships:

•	MiMedx Group, Inc.

Prior Public Company Directorships Within the Past Five Years:

•	KL Acquisition Corp.

•	Novan, Inc.

10

Director Nominees

Roy Blunt | 74
Chairman of Leadership Advisory Strategies Husch Blackwell Strategies Former U.S. Senator	Director Since 2023
Board Committees Audit ESG Nominating and Corporate Governance	Independent Yes

Career Highlights:

•	Senator Blunt has served as the Chairman of the Leadership Advisory Strategies group at Husch Blackwell Strategies since April 2023.

•

From 2011 to 2023, he served as a U.S. Senator for the State of Missouri. This includes service as Chairman of the Senate Rules Committee, as well as serving on the Senate Appropriations Committee, Senate Commerce, Science and Transportation Committee, and the Senate Select Committee on Intelligence.

•	He served as a member of the U.S. House of Representatives from 1997 to 2011, representing Missouri’s 7th Congressional District.

•	Prior to his tenure in Congress, Senator Blunt served four years as the president of Southwest Baptist University from 1993 to 1996.

•	Senator Blunt also served as Missouri’s Secretary of State from 1985 to 1993.

Skills and Qualifications:

•

Senator Blunt’s distinguished career as an elected official, government executive and legislator, including his 25 years of experience as a former U.S. Senator and member of the U.S. House of Representatives, provides a valuable perspective to the Board on government, regulatory and public policy issues.

•	The Board also values Senator Blunt’s leadership experience, which includes advising U.S. Presidents and helping to pass consequential legislation for the country in healthcare and national security.

Other Current Public Company Directorships:

•	Southwest Airlines Co.

2024 PROXY STATEMENT	11

Director Nominees

Richard W. Fisher | 75
Former President & CEO Federal Reserve Bank of Dallas	Director Since 2017
Board Committees Audit ESG (Chair) Human Resources	Independent Yes

Career Highlights:

•

Mr. Fisher served as President and Chief Executive Officer of the Federal Reserve Bank of Dallas from 2005 until 2015. During his tenure, he served as a member of the Federal Open Market Policy Committee, as the chair of the Conference of Federal Reserve Bank Presidents, and as the chair of the Information Technology Oversight Committee for the 12 Federal Reserve banks.

•	Previously, from 2001 to 2005, he was Vice Chairman of Kissinger McLarty Associates, a strategic advisory firm.

•	From 1997 to 2001, Mr. Fisher served as Deputy U.S. Trade Representative with the rank of Ambassador.

•	From 2015 to 2024, he served as a Senior Advisor for Barclays PLC, a leading investment bank, and as a Trustee of the University of Texas Southwestern Medical Foundation.

•	Mr. Fisher received his B.A. in economics from Harvard University and earned his M.B.A. from Stanford University.

Skills and Qualifications:

•	Mr. Fisher offers valuable financial and policy perspectives from his experience as President and Chief Executive Officer of the Dallas Federal Reserve.

•	The Board values his insight in public finance, trade, technology and risk management.

Other Current Public Company Directorships:

•	Warner Bros. Discovery, Inc.

Prior Public Company Directorships Within the Past Five Years:

•	AT&T Inc.

•	Beneficient

•	PepsiCo, Inc.

12

Director Nominees

Meghan M. FitzGerald, DrPH | 53
Adjunct Professor Columbia University	Director Since 2018
Board Committees ESG Nominating and Corporate Governance (Chair) Quality, Compliance & Ethics	Independent Yes

Career Highlights:

•

Ms. FitzGerald is a private equity investor, and she serves as an advisor to several firms, including Goldman Sachs, TowerBrook and Wellspring Capital, a private equity firm focused on leveraged buyout investments.

•	In addition, she serves as an Adjunct Professor of Health Policy at Columbia University, a private university.

•	Ms. FitzGerald served from December 2016 to January 2020 as the CEO and managing partner at Letter One’s inaugural health vehicle.

•	Prior to that, she served for nearly 20 years as an operator and strategist working for many healthcare firms, including Merck, Pfizer and Medco.

•

From May 2015 to October 2016, Ms. FitzGerald served as Executive Vice President of Strategy and Policy at Cardinal Health, a healthcare services and product company. From 2010 to 2015, she served as President of Cardinal’s Specialty Solutions division.

•	Ms. FitzGerald also previously served as a director of Thimble Point Acquisition Corp. from February to December 2021 and Arix Bioscience plc from 2017 to 2019.

•	She is the founder of K2HealthVentures, a life science investment fund.

•	She holds a DrPH in Healthcare Policy from New York Medical College, a BSN in Nursing from Fairfield University, and a Master of Public Health from Columbia University.

Skills and Qualifications:

•

Ms. FitzGerald brings to the Board a broad range of experience in the healthcare industry, including senior strategic leadership, public policy, care delivery from her service as a nurse, and transactions and investments in a variety of healthcare fields from technology to life sciences.

Other Current Public Company Directorships:

•	Roivant Sciences Ltd.

Prior Public Company Directorships Within the Past Five Years:

•	Thimble Point Acquisition Corp.

2024 PROXY STATEMENT	13

Director Nominees

Cecil D. Haney | 68
Retired Four-Star Admiral U.S. Navy	Director Since 2021
Board Committees Audit Nominating and Corporate Governance	Independent Yes

Career Highlights:

•	Admiral Haney is a retired four-star Admiral, who completed 38 years of service in the U.S. Navy in 2017.

•	Between 2013 and 2016, he also served as commander of the U.S. Strategic Command, where he was responsible for strategic capabilities involving nuclear forces, missile defense, space and cyberspace.

•

In addition, between 2012 and 2013, he also served as commander of the U.S. Pacific Fleet, leading the U.S. Navy’s operations and the manning, operations and maintenance of the U.S. Navy fleet located in the Pacific and Indian oceans.

•

He currently serves on the Johns Hopkins University Applied Physics Board of Managers, the Penn State University Applied Research Lab Advisory Board, the Naval Studies Board, the Aerospace Corporation Board of Trustees, and the Board of Directors for General Dynamics Corporation, Systems Planning and Analysis Inc., and the Center for New American Security.

•	He also serves as Chairman of the Board of Directors for the Military Child Education Coalition.

•

Admiral Haney is a graduate of the U.S. Naval Academy and holds Master’s degrees in National Security Strategy from the National Defense University and in Engineering Acoustics and System Technology from the Naval Post Graduate School.

Skills and Qualifications:

•	The Board values Admiral Haney’s leadership experience as a former four-star Admiral in the U.S. Navy.

•	He brings to the Board valuable insights into cybersecurity, systems planning, and crisis and risk management.

Other Current Public Company Directorships:

•	General Dynamics Corporation

14

Director Nominees

Christopher S. Lynch | 66
Retired National Partner KPMG, LLC	Director Since 2019
Board Committees Audit Human Resources	Independent Yes

Career Highlights:

•	Mr. Lynch served as National Partner in Charge of the Financial Services practice at KPMG, LLC from 2004 until his retirement in 2007.

•

Prior to that, Mr. Lynch held a variety of positions at KPMG during his 29-year tenure, including chair of KPMG’s Americas Financial Services Leadership team and a member of the Global Financial Services Leadership and U.S. Industries Leadership teams.

•	From 2009 to 2022, he served as an independent director of American International Group, Inc. (AIG).

•	From 2008 to 2019, he also served as an independent director of Freddie Mac and was the Non-Executive Chairman of the Board from 2011 to 2018.

•	Mr. Lynch has chaired audit committees of both AIG and Freddie Mac and has relevant committee experience on Risk, Compensation, Nomination and Corporate Governance and Technology.

•

Mr. Lynch is a former member of the Advisory Board of the Stanford Institute for Economic Policy Research and a member of the Audit Committee Chair Advisory Council of the National Association of Corporate Directors.

•	He received a Bachelor of Science in Accounting and Business Administration from the University of Kansas.

Skills and Qualifications:

•

The Board values Mr. Lynch’s deep accounting, financial and corporate governance experience, including serving in leadership positions at KPMG and chairing audit committees at two highly regulated public companies.

Other Current Public Company Directorships:

•	Corebridge Financial, Inc.

Prior Public Company Directorships Within the Past Five Years:

•	American International Group, Inc.

•	Federal Home Loan Mortgage Company (Freddie Mac)

2024 PROXY STATEMENT	15

Director Nominees

Richard J. Mark | 68
Former Chairman & President Ameren Illinois Company	Director Since 2017
Board Committees Audit ESG Human Resources	Independent Yes

Career Highlights:

•

Mr. Mark retired in August 2022 as Chairman and President of Ameren Illinois Company, a multi-billion dollar energy and utility company responsible for electric and natural gas distribution to more than 1.2 million electric and 800,000 natural gas customers in Illinois.

•	Mr. Mark joined Ameren in 2002 as Vice President of Customer Service before moving up to various senior management roles.

•

Before joining Ameren, he served for 11 years at Ancilla Systems Inc. While at Ancilla, the parent company to St. Mary’s Hospital in East St. Louis, Illinois, he served as Vice President for Governmental Affairs and Chief Operating Officer before becoming Chief Executive Officer of St. Mary’s Hospital in East St. Louis, Illinois from 1994 to 2002.

•	Mr. Mark served as Director of Union Electric Company from 2005 until 2012 and was Chairman of Ameren Illinois (both subsidiaries of Ameren Corporation) from 2012 to 2022.

•	Mr. Mark earned his B.S. from Iowa State University and his M.S. from National Louis University.

Skills and Qualifications:

•

Mr. Mark offers the Board extensive experience as former Chairman and President of Ameren Illinois, a company in a highly regulated industry, in addition to multiple leadership positions at an acute care hospital, including service as Chief Executive Officer.

Other Current Public Company Directorships:

•	Sempra

16

Director Nominees

Tammy Romo | 61
Executive Vice President & CFO Southwest Airlines Co.	Director Since 2015
Board Committees Audit (Chair) Human Resources	Independent Yes

Career Highlights:

•

Ms. Romo is Executive Vice President and Chief Financial Officer of Southwest Airlines Co., a major passenger airline, where she is responsible for strategic planning and overall finance activities, including reporting, accounting, investor relations, treasury, tax, corporate planning, and financial planning and analysis. She also oversees supply chain management.

•

Ms. Romo previously served in a number of financial management and leadership positions at Southwest Airlines, including Senior Vice President of Planning, Vice President and Controller, Vice President and Treasurer, and Senior Director of Investor Relations.

•	Before joining Southwest Airlines in 1991, Ms. Romo was an audit manager at Coopers & Lybrand, LLP.

•	Ms. Romo is currently a member of the McCombs School of Business Advisory Council at the University of Texas at Austin.

•	She received a B.B.A. in accounting from the University of Texas at Austin, and she is a Certified Public Accountant in the State of Texas.

Skills and Qualifications:

•	Ms. Romo brings to the Board her experience as Executive Vice President and Chief Financial Officer of Southwest Airlines, where she oversees a broad range of financial activities.

•	The Board values her deep knowledge of accounting and financial matters, in addition to her understanding of risk management.

2024 PROXY STATEMENT	17

Director Nominees

Stephen H. Rusckowski | 66
Former Chairman, CEO and President Quest Diagnostics Incorporated	Director Since 2023
Board Committees Human Resources Quality, Compliance & Ethics	Independent Yes

Career Highlights:

•	Mr. Rusckowski served as Chief Executive Officer and President of Quest Diagnostics Incorporated from 2012 until 2022.

•	He also served as Chairman of the Board of Quest Diagnostics from January 2017 through March 2023.

•	From 2006 to 2012, Mr. Rusckowski served as the Chief Executive Officer of Philips Healthcare and a member of the Board of Management of Royal Philips Electronics and its executive committee.

•

He joined Philips Healthcare when it acquired Agilent’s Healthcare Solutions Group in 2001 and was the CEO of Philips Imaging Systems business group before becoming Chief Executive Officer of Philips Healthcare.

•

Mr. Rusckowski earned a bachelor’s degree in mechanical engineering from Worcester Polytechnic Institute and a Master of Management Science from the Massachusetts Institute of Technology’s Sloan School of Management.

Skills and Qualifications:

•

Mr. Rusckowski offers the Board extensive executive experience as a former CEO, including expertise in strategic planning and operations, with multinational corporations operating in the healthcare industry.

Other Current Public Company Directorships:

•	Baxter International Inc.

•	Qiagen N.V.

Prior Public Company Directorships Within the Past Five Years:

•	Quest Diagnostics Incorporated

18

Director Nominees

Nadja Y. West, M.D. | 63
Retired Lieutenant General and 44th Surgeon General U.S. Army	Director Since 2019
Board Committees ESG Nominating and Corporate Governance Quality, Compliance & Ethics	Independent Yes

Career Highlights:

•	Dr. West is a retired Lieutenant General in the U.S. Army, the 44th Surgeon General of the U.S. Army and the former Commanding General of the U.S. Army Medical Command.

•

Previously, she served as Joint Staff Surgeon at the Pentagon, where she acted as chief medical advisor to the Chairman of the Joint Chiefs of Staff and coordinated all related health services issues, including operational medicine, force health protection, and readiness within the military.

•	Dr. West has served in combat deployment, as well as in leadership positions in multiple hospitals, both in the United States and abroad.

•	She is the recipient of numerous U.S. military awards, including the Distinguished Service Medal, the Defense Superior Service Medal, and the Legion of Merit with three Oak Leaf Clusters.

•	She has served as an independent director of Nucor Corporation since 2019 and Johnson & Johnson since 2020.

•

Dr. West has served as a trustee on the Board of the National Recreation Foundation, a non-profit organization dedicated to enhancing the role of recreation as a positive force in improving the quality of life of youth, since 2019.

•	Dr. West is a graduate of the U.S. Military Academy and earned her medical degree from The George Washington University School of Medicine in Washington, D.C.

•	She has completed residencies in both family medicine and dermatology.

Skills and Qualifications:

•	The Board values Dr. West’s comprehensive experience in healthcare, including her service as the 44th Surgeon General of the U.S. Army.

•	Her experience in a variety of healthcare leadership positions and her clinical background offer the Board valuable perspectives on healthcare delivery, policy, and crisis and risk management.

Other Current Public Company Directorships:

•	Johnson & Johnson

•	Nucor Corporation

2024 PROXY STATEMENT	19

Proposal 1-Election of Directors

Director Nomination and Qualifications

Our Board regularly reviews its composition and is committed to recommending a group of directors who represent a diverse mix of viewpoints, skills, experience and backgrounds that align with the Company’s business and strategic goals. The Nominating and Corporate Governance Committee (Governance Committee) is responsible for nominating individuals, and the entire Board is responsible for selecting those who hold these characteristics to stand for shareholder election at each annual meeting, as well as to fill any vacancies on the Board as they arise.

Nomination Process

The Governance Committee considers candidates based on the recommendation of, among others, our Board members and our shareholders. The Governance Committee may also engage professional search firms and other consultants to assist in identifying, evaluating and conducting due diligence on potential candidates. We intend to continue to actively engage with our shareholders regarding Board composition and director qualifications, including considering their input on potential director candidates. Once potential candidates have been identified, they typically meet with each member of the Board and pass a thorough screening process before the Governance Committee makes a final recommendation to the Board. This process involves a rigorous evaluation that assesses attributes beyond specific business skills, including character, diversity, and personal and professional integrity.

Shareholders may propose nominees for election in accordance with the terms of our bylaws or recommend candidates for consideration by the Board by writing to the Governance Committee in care of the Corporate Secretary at Tenet Healthcare Corporation, 14201 Dallas Parkway, Dallas, Texas 75254, or by email to boardofdirectors@tenethealth.com. For more detailed information regarding the process by which shareholders may nominate directors, including under our proxy access provisions, please refer to “Other Information—Shareholder Proposals” below and our bylaws. Our bylaws may be found under the “Governance” heading in the Investors section on our website at www.tenethealth.com*.

*	Information included on our website and in any reports on our website shall not be deemed a part of, and is not incorporated by reference into, this Proxy Statement.

CANDIDATE RECOMMENDATIONS	GOVERNANCE COMMITTEE	BOARD OF DIRECTORS	SHAREHOLDERS

From Shareholders, Management, Directors, Professional Search Firms and Other Sources	Discusses and Reviews Qualifications and Expertise Enterprise Strategy Board Needs Diversity Interviews Recommends Nominees	Discusses Governance Committee Recommendations Analyzes Independence Selects Nominees	Vote on Nominees at Annual Meeting

Assessment of Board Composition and Criteria for Board Membership

The Governance Committee evaluates the composition of the Board on an ongoing basis and considers potential nominees to the Board as appropriate. As part of this process, the Governance Committee reviews the composition of the Board as a whole, including the balance of business backgrounds, diversity, qualifications, skillsets and other qualities represented on the Board to provide the right balance to effectively oversee management. The Governance Committee also reviews updated biographical information for each incumbent director on an annual basis, including information relating to changes in professional status, independence, other professional commitments and public company directorships. In light of our current structure and

20

Proposal 1-Election of Directors

operations, and in consideration of the evaluation of the Board’s composition, the Governance Committee believes the following criteria should be represented on the Company’s Board:

Professionalism, dedication, business judgment, integrity and commitment to the Company’s mission	Expertise in financial and accounting matters and familiarity with the regulatory and corporate governance requirements applicable to public companies	Service as the chief executive officer or in other senior leadership positions in a company or major governmental, professional or non-profit organization

Experience in the healthcare industry or other relevant industry experience	Diversity of personal and occupational backgrounds, including ethnicity, gender, experience and viewpoints	Government, regulatory and public sector experience

Ability and willingness to commit adequate time to Board and committee matters	Degree to which the individual’s skills complement those of other directors and potential nominees	Familiarity with the communities in which we do business

Board Evaluations

The Governance Committee oversees the Board’s annual performance evaluation to determine whether the Board, its committees and individual directors are functioning well in view of their responsibilities and the Company’s business. To conduct the self-evaluation process with greater transparency and rigor, the Board has for many years retained a third-party advisor to interview each director, review the directors’ collective feedback, and facilitate a discussion based on the results at a special executive session of the Board. This comprehensive and disciplined approach to evaluation has been an important element to maintaining a high-performing and collaborative Board that can properly address risk management and execution of Company strategy.

On an annual basis, the Board and each committee conduct self-evaluations. The evaluations focus discussions on, among other things, the composition and effectiveness of the Board in light of changes in membership, the effectiveness of Dr. Sutaria and Senator Kerrey in their respective leadership positions, and the performance of each committee and committee chair. The Lead Director, in conjunction with the Governance Committee, also takes an oversight role in the Board performance evaluation process. In addition, directors provide input on key focus areas for the Board in the upcoming year. The results of the evaluation are reviewed by the Lead Director, who reports the results to the Board. As part of the annual performance evaluation process, each committee also compares its performance with the requirements of its charter. As part of the Board’s last annual evaluation, the Board noted, among other things, that its processes and committees were functioning properly, noting healthy levels of debate, collaboration and respect among directors.

2024 PROXY STATEMENT	21

Proposal 1-Election of Directors

Director Nominees’ Qualifications and Experience

Based on the review process described above, the Governance Committee concluded that our 13 director nominees possess the diversity of experience, skills and other characteristics best suited to meet the needs of the Board and the Company in light of our current business and operating environment. The following table highlights several core skills and experiences of our current nominees, in addition to those described in the director biographies under “Nominees for Election to the Board of Directors” beginning on page 6.

Executive Leadership	Regulatory and Public Sector
●●●●●●●●●●●●● 13	●●●●●●●●● 9
Healthcare Industry	Public Company Board Service
●●●●●●● 7	●●●●●●●●●● 10
Accounting and Finance	Cybersecurity and Information Technology
●●●●● 5	●●● 3
Crisis and Risk Management
●●●●●●● 7

Personal Qualities and Diversity. The Governance Committee determined that each nominee has demonstrated a commitment to professionalism and high integrity. In particular, the Governance Committee noted that each nominee has the ability to provide candid and direct feedback, as well as effective oversight of the Company’s operations and management, on behalf of all shareholders. Additionally, our Board includes a diverse group of individuals of differing ages, genders, ethnicities and backgrounds. Four of our 13 director nominees are women, and in 2019 the Board appointed Ms. Romo and Ms. FitzGerald to chair our Audit and Governance committees, respectively.

Special Considerations Regarding Service on Other Boards. Our directors must seek the approval of the Governance Committee prior to serving on another public company’s board. In addition, the Governance Committee limits the number of public boards on which a director may serve in addition to our Board to three, or two in the case of directors currently serving as chief executive officers or in equivalent positions of public companies. All of the Company’s directors are in compliance with these requirements. Dr. Sutaria does not serve on any other public company board.

Director Independence

The independence requirements for our Board are set forth in our Corporate Governance Principles, available under the “Governance” heading in the Investors section on our website at www.tenethealth.com*. Under our Corporate Governance Principles, at least two-thirds of the Board must consist of “independent” directors. The Board will not consider a director to be independent unless the Board affirmatively determines that the director has no material relationship with Tenet and the director otherwise qualifies as independent under the corporate governance standards of the New York Stock Exchange (NYSE). The Board reviews each director’s independence at least annually and has made the affirmative determination that the following non-employee directors have no material relationship with the Company and are independent: Senator Kerrey, Dr. Agarwala, Mr. Bierman, Senator Blunt, Mr. Fisher, Ms. FitzGerald, Admiral Haney, Mr. Lynch, Mr. Mark, Ms. Romo, Mr. Rusckowski and Dr. West. The only non-independent director who serves on our Board is our Chairman and Chief Executive Officer, Dr. Sutaria.

In making its independence determinations, the Board broadly considers all relevant facts and circumstances and focuses on the organizations with which each director has an affiliation. If a director or member of the director’s immediate family has a material relationship with the Company, the Board reviews the interest to determine if it would preclude an independence determination.

The Audit Committee, the Human Resources Committee (HR Committee) and the Governance Committee are composed exclusively of independent directors as required by the NYSE. Additionally, the Environmental, Social and Governance (ESG) Committee and the Quality, Compliance & Ethics Committee (QCE Committee) are composed exclusively of independent directors. All directors serving on the Audit Committee meet the more stringent independence standards for audit committee members required by the Securities and Exchange Commission (SEC), and all directors serving on the HR Committee meet the more stringent independence standards for compensation committee members required by the NYSE.

22

Corporate Governance and Board Practices

Commitment to Sound Corporate Governance Policies and Practices

Tenet is committed to maintaining corporate governance policies and practices that protect the long-term interests of our shareholders and promote Board and management accountability. Our Board recognizes that this requires us to review and refine our corporate governance practices on an ongoing basis to continue to align with evolving market practices and the best interests of our Company and shareholders. Some of our key corporate governance policies and practices include:

SHAREHOLDER RIGHTS

•  Annual election of directors

•  Shareholder right to call special meetings at 25% threshold

•  Proxy access with market standard terms

•  One-year limit on “poison pills” unless approved by shareholders

•  Single class of stock with equal voting rights

•  Majority vote standard and director resignation policy in uncontested elections

BOARD PRACTICES

•  All directors are independent other than our Chief Executive Officer

•  Highly diverse and experienced Board

•  Independent Lead Director with clearly defined responsibilites

•  Commitment to Board refreshment practices, including committee chair rotation

•  Self-evaluation of all directors using third-party facilitator

•  Board oversight of political contributions

•  Regular executive sessions of independent directors for Board and committee meetings

•  Ongoing engagement with shareholders

•  Increased focus on ESG matters with separate ESG Committee

Our Board has also adopted Corporate Governance Principles that provide the framework for our existing corporate governance policies and practices. These Corporate Governance Principles address in detail matters such as director independence, director qualifications and responsibilities, director compensation, and director and officer stock ownership and retention. For more information, please see our Corporate Governance Principles under the “Governance” heading in the Investors section on our website at www.tenethealth.com*.

Board Leadership Structure

The Company’s Board periodically evaluates our leadership structure based upon our best interests and particular circumstances at the time. In August 2023, the Board decided to combine the roles of Chairman and Chief Executive Officer and appoint Dr. Sutaria, our Chief Executive Officer, to the role of Chairman, as well. Also at that time, the Board appointed Senator Kerrey as Lead Director, a role he held previously from October 2017 to October 2022.

The Board thoroughly considered a range of factors, including, among others, our strategic priorities and the complexity our business, Dr. Sutaria’s knowledge of the industry, the various capabilities of our directors, the highly independent composition of the Board, the meaningful responsibilities of the independent Lead Director, and the current environment of our industry. The Board has a high level of confidence in Dr. Sutaria’s leadership and ability to work closely and transparently with our independent directors. Moreover, the Board believes that, in the role of Chairman and Chief Executive Officer, Dr. Sutaria is best positioned to be aware of key issues facing the Company and to serve as a highly effective bridge between the Board and management. The Board concluded that combining the Chairman and Chief Executive Officer roles, together with the strong independent leadership provided by our Lead Director role, serves the best interests of the Company and our stockholders at this time.

2024 PROXY STATEMENT	23

Corporate Governance and Board Practices

Role of Lead Director

The role of our Lead Director is set forth in our Corporate Governance Principles. Senator Kerrey, as Lead Director of the Board, coordinates the activities of the Board and exercises the robust set of duties described below. Specifically, in his role as Lead Director, Senator Kerrey:

•	Presides at all meetings at which the Chairman is not present
•	Chairs executive sessions of independent directors of the Board
•	Serves as the liaison between the Chairman and independent directors
•	Reviews and approves information sent to the Board
•	Reviews and approves Board meeting agendas and schedules
•	Calls meetings of independent directors as necessary
•	Participates in consultation and direct communication with shareholders
•	Advocates on behalf of the Board in meetings with investors, legislators, regulators and other government officials
•	Serves an oversight role, in conjunction with the Governance Committee, in the Board performance evaluation process

Senator Kerrey has participated in in-person engagement meetings with a number of our significant shareholders to discuss and seek feedback on various matters regarding the Company’s strategy and governance practices, establishing a direct line of communication between shareholders and independent members of our Board. Senator Kerrey shares the feedback with the full Board so that it may be incorporated into the Board’s decision-making processes.

Board and Committee Organization and Responsibilities

Board Meetings and Attendance

We are governed by our Board. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other senior officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. Directors are also encouraged to attend continuing education courses relevant to their service on the Company’s Board. Significant business decisions are generally considered by the Board as a whole. The Board met six times during 2023. The independent directors of the Board, the Board and each committee of the Board frequently meet in executive sessions, including at least once during each regularly scheduled Board meeting.

Each director who served during 2023 participated in at least 75% of the aggregate meetings of the Board and the committees on which he or she served during the period he or she served as a director and committee member. Board members are encouraged to attend our annual meeting of shareholders. All directors elected at last year’s annual meeting were in attendance at the 2023 Annual Meeting.

24

Corporate Governance and Board Practices

Committees

Tenet’s Board has four standing committees: Audit Committee, HR Committee, Governance Committee and QCE Committee. The Board also has one special committee: ESG Committee. The following table identifies the current members of each of our committees.

Director	Audit*	Human Resources	Governance	QCE	ESG

Vineeta Agarwala, M.D., PhD

James L. Bierman				Chair

Roy Blunt

Richard W. Fisher					Chair

Meghan M. FitzGerald			Chair

Cecil D. Haney

J. Robert Kerrey		Chair

Christopher S. Lynch

Richard J. Mark

Tammy Romo	Chair

Stephen H. Rusckowski

Saumya Sutaria, M.D.

Nadja Y. West, M.D.

*

All members of the Audit Committee have been designated as financially literate within the meaning of the NYSE listing standards. Mr. Fisher, Mr. Lynch and Ms. Romo have been designated as audit committee financial experts, as defined by SEC rules.

Each of the Board’s standing committees operates under a written charter that is reviewed and approved annually by the respective committee. The charters are available for viewing under the “Governance” heading in the Investors section on our website at www.tenethealth.com*. The Board and each committee may retain independent advisors and consultants, at the Company’s cost, to assist the directors in carrying out their responsibilities.

2024 PROXY STATEMENT	25

Corporate Governance and Board Practices

The Audit Committee	Meetings held in 2023:	8

Membership: Romo (Chair), Blunt, Fisher, Haney, Lynch, Mark (All Independent)

Primary Responsibilities:

•  Assist the Board in oversight of:

•  accounting, reporting and financial practices

•  the integrity of financial statements

•  compliance with legal and regulatory requirements with respect to applicable accounting and auditing matters

•  independent registered public accountant’s qualifications, independence and performance

•  internal audit function

•  cybersecurity

•  Establish and maintain policies and procedures for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls and auditing matters

•  Authority to select, retain and review the independent registered public accountant’s qualifications, independence and performance

•  Oversee the performance of the Company’s chief internal auditor, who reports directly to the Audit Committee

Key Skills and Experience:

•  Expertise in auditing, accounting and tax-related matters

•  Preparation or oversight of financial statements

•  Extensive knowledge of compliance and relevant regulatory issues

The ESG Committee	Meetings held in 2023:	2

Membership: Fisher (Chair), Blunt, FitzGerald, Mark, West (All Independent)

Primary Responsibilities:

•  Review and discuss with management the Company’s ESG strategy, initiatives and policies

•  Review and monitor the operational, regulatory, and reputational risks and impacts of ESG on the Company, and provide insight and guidance with respect to the Company’s management of such risks and impacts

•  Review and discuss reports from management regarding the Company’s progress toward its key ESG objectives

•  Provide input and guidance with respect to communications with employees, investors and other stakeholders, as appropriate, regarding the Company’s position on or approach to ESG matters

Key Skills and Experience:

•  Experience with governance, social and sustainability matters

•  Knowledge of the Company’s ESG strategy, initiatives and policies, including those related to sustainability and diversity and inclusion

26

Corporate Governance and Board Practices

The Human Resources Committee	Meetings held in 2023:	6

Membership: Kerrey (Chair), Agarwala, Fisher, Lynch, Mark, Romo, Rusckowski (All Independent)

Primary Responsibilities:

•  Establish general compensation policies for the Company that:

•  support overall business strategies and objectives

•  enhance efforts to attract and retain skilled employees

•  link compensation with business objectives and organizational performance

•  provide competitive compensation opportunities for key executives

•  Oversee the administration of executive compensation programs with responsibility for establishing and interpreting the Company’s compensation policies and approving compensation paid to executive officers

•  Review, approve and make recommendations regarding compensation of non-employee directors, the Company’s executive officers and other members of the senior management team

•  Review the performance of the Chief Executive Officer and, either as a committee or together with other independent directors, determine and approve the CEO’s compensation level based on this evaluation

•  Discuss and evaluate, in consultation with the Chief Executive Officer, the performance of other executives

•  Oversee the Company’s policies and procedures regarding harassment in the workplace and sexual misconduct matters, including reporting systems and treatment of received complaints, and monitor compliance with such policies and applicable law

•  Oversee the administration of the Company’s clawback policy

•  Provide perspectives to management regarding the Company’s talent management, which may include performance management, succession planning, leadership development, diversity, recruiting, retention and employee training

Key Skills and Experience:

•  Extensive knowledge of executive compensation best practices

•  Human capital management

•  Expertise in evaluating executive performance and determining appropriate compensation programs

•  Leading cultural change

2024 PROXY STATEMENT	27

Corporate Governance and Board Practices

The Nominating and Corporate Governance Committee	Meetings held in 2023:	4

Membership: FitzGerald (Chair), Bierman, Blunt, Haney, West (All Independent)

Primary Responsibilities:

•  Identify and evaluate existing and potential corporate governance issues, and make recommendations to the Board concerning our Corporate Governance Principles and other corporate governance matters

•  Review and recommend individuals qualified to become Board members and recommend to the Board candidates to stand for election or re-election to the Board

•  Consider amendments to the Company’s articles of incorporation and bylaws with respect to corporate governance, and make recommendations to the Board concerning such proposed amendments

•  Review and make recommendations to the Board regarding Board size, composition and structure

•  Review and approve related-person transactions

Key Skills and Experience: • Corporate governance expertise • Board succession planning • Public company board service and experience overseeing large organizations

The Quality, Compliance & Ethics Committee	Meetings held in 2023:	4

Membership: Bierman (Chair), Agarwala, FitzGerald, Kerrey, Rusckowski, West (All Independent)

Primary Responsibilities:

•  Assist the Board with overseeing and reviewing Tenet’s significant healthcare-related regulatory and compliance issues, including its compliance programs and the status of compliance with applicable laws, regulations and internal procedures

•  Oversee performance under the Company’s Quality, Compliance and Ethics Program Charter

•  Receive, and review and consult with management on, periodic reports from the Ethics and Compliance Department on aspects of the compliance program, including efforts in risk assessment, and investigations and remediation of compliance matters

•  Receive and review periodic reports from the Quality Management Department regarding efforts to advance quality healthcare

•  Oversee the performance of the Company’s Chief Compliance Officer, who reports directly to our CEO, as well as to the QCE Committee

Key Skills and Experience:

•  Experience in establishing and ensuring adherence to quality and compliance controls

•  Expertise in compliance-related policies and procedures

•  Knowledge of and commitment to ethical business practices

28

Corporate Governance and Board Practices

HR Committee Interlocks and Insider Participation

No member of the HR Committee was at any time during 2023 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related person transaction under “Certain Relationships and Related Person Transactions” on page 35 of this Proxy Statement. None of our executive officers has served on a board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or HR Committee during 2023.

Role of the Board and its Committees in Risk Oversight

Management is primarily responsible for the identification, assessment and management of the various short-, medium- and long-term risks that we face. The Board oversees this process as an integral and continuous part of the Board’s oversight of our business. The Board receives regular reports from the heads of our principal businesses and corporate functions that include discussions of the risks, and the immediacy of such risks, involved in their respective areas of responsibility. The Board is routinely informed of developments that could affect our risk profile or other aspects of our business. Among other things, the Board has requested that the Company’s management and its internal and external legal counsel advise it promptly of any material developments relating to litigation, regulatory proceedings, and investigations and compliance issues. The Board considers the oversight of regulatory and litigation risk to be one of its highest priorities. In addition, the Board has identified the oversight of cybersecurity risks to be one of its priorities and receives regular reports from the Company’s management on the security of the Company’s information technology systems.

The Board’s committees oversee risks related to their respective areas, as further described below. The Board is kept informed of its committees’ risk oversight and other activities primarily through reports of the committee chairs to the full Board. These reports are presented at every regular Board meeting, as well as at other times when appropriate. As risk-related issues sometimes overlap, certain issues are addressed at the full Board level. In addition, as part of its annual self-evaluation process, the Board discusses and evaluates its ongoing role in enterprise risk oversight.

Role of Audit Committee in Risk Oversight

Our Audit Committee is primarily responsible for overseeing risk management processes relating to our accounting practices, financial reporting and disclosure controls and procedures, corporate finance and general business operations. Among other responsibilities, the Audit Committee:

•

Receives quarterly reports from management on business and operational risks, internal audit reports relating to the integrity of our internal financial reporting controls and procedures, potential loss contingencies resulting from pending or threatened litigation or regulatory proceedings, and investigations and reports made to the Company from our Ethics Action Line or any other sources relating to allegations of financial fraud or other infractions.

•

Meets regularly with our Chief Executive Officer, Chief Financial Officer, Controller and General Counsel, as well as our external and internal auditors, to discuss potential risks and other contingencies relating to our business.

•	Meets on a quarterly basis to review these topics with selected chief executive officers and/or other senior officers of our major operating units.
•	Reviews financial and enterprise risk exposures, including material risk issues in connection with its review of our quarterly and annual filings with the SEC.
•	Reviews the Company’s cybersecurity program at least annually and receives frequent updates on cybersecurity matters.
•

Reports and discusses the outcome of its meetings to the full Board, including any other material risks identified by the Audit Committee in the course of its deliberations that require discussion or action by the full Board.

2024 PROXY STATEMENT	29

Corporate Governance and Board Practices

Role of Human Resources Committee in Risk Oversight

Our HR Committee is responsible for assessing our compensation policies and practices relative to all our employees, including non-executive officers, to determine if the risks arising from these policies and practices are reasonably likely to have a material adverse effect on the Company. In performing its duties, the HR Committee meets at least annually with our management and the HR Committee’s independent compensation consultant to review and discuss potential risks relating to our employee compensation plans and programs. The HR Committee reports to the Board any risks associated with our compensation plans and programs, including recommended actions to mitigate such risks.

The HR Committee has determined that there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. This finding is based upon the HR Committee’s ongoing review of our compensation programs and practices, the mechanisms in our compensation plans and programs intended to reduce the risk of conduct reasonably likely to have a material adverse effect on our Company, and an overall risk assessment of such programs. Among other things, the HR Committee has reviewed our pay philosophy, balance of cash and equity compensation, balance of long-term and short-term performance periods in our plans and programs, and our use of performance metrics that encourage management to act in the long-term interests of our shareholders. The HR Committee has also considered our equity grant administration policy, stock ownership requirements, incentive pay policies on clawbacks and bonus modifiers, as well as our internal financial reporting and regulatory compliance procedures.

Role of Quality, Compliance & Ethics Committee in Risk Oversight

Our QCE Committee is primarily responsible for overseeing our assessment and management of regulatory and compliance risk. In particular, the QCE Committee:

•

Oversees our information, procedures and reporting systems to provide reasonable assurance that: (1) our operations comply with applicable laws and regulations, particularly those related to healthcare providers; (2) we, including our directors and employees, act in accordance with appropriate ethical standards; and (3) our subsidiaries’ hospitals and other facilities deliver quality medical care to their patients.

•

Oversees our Compliance Program, which is intended to foster compliance with federal and state laws and regulations applicable to healthcare providers and is governed by our Quality, Compliance and Ethics Program Charter.

•	Receives quarterly reports from our Chief Compliance Officer, our Ethics and Compliance Department, and our internal and external legal, regulatory and other officers and advisors.

Role of ESG Committee in Risk Oversight

Recognizing the importance of ESG matters to the Company and its stakeholders, our Board formed an ESG Committee in February 2021 in order to provide support for the Company’s ongoing efforts in this area. Our ESG Committee, which is a special committee of the Board consisting entirely of independent directors, is responsible for overseeing and supporting the Company’s commitment to ESG matters, such as climate change impacts, energy and natural resources conservation, environmental and supply chain sustainability, human rights, diversity and inclusion, and other ESG issues that are relevant and material to the Company. In addition to discussing with management the Company’s ESG strategy, initiatives, and policies, the Committee monitors the operational, regulatory and reputational risks and impacts of ESG on the Company, and it provides input and guidance on communications with employees, investors and other stakeholders regarding ESG. We publish an annual ESG report that outlines our commitment to the communities we serve and our objectives and progress in the areas of environmental sustainability, social initiatives and governance performance and is available under the “Financials, SEC Filings & ESG” heading in the Investors section on our website at www.tenethealth.com.*

30

Corporate Governance and Board Practices

ESG at Tenet

ESG Highlights

We recognize the importance of making a lasting, positive impact through our operational activities and our intentional environmental, social and governance initiatives. We continue to advance our ESG programs, underlining our commitment to operate responsibly and efficiently. A summary of our ESG priority areas and highlights of our ESG programs and practices are provided below.

ESG Framework

Our ESG priorities are guided by our stakeholders and third-party frameworks. Tenet’s 2023 ESG Report was prepared using, for the first time, the Sustainability Accounting Standards Board (SASB)’s Health Care Delivery standards and the Task Force on Climate-related Financial Disclosures (TCFD) index. This report detailed our progress as compared to these frameworks and the five pillars of our ESG strategy, which are: (1) Meeting the Need; (2) Supporting Our People; (3) Community Impact; (4) Protecting the Environment; and (5) Leading with Integrity.

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Corporate Governance and Board Practices

We remain focused on the identification, measurement and mapping of the ESG impacts on our business. Our ESG efforts are sponsored by our leadership and exemplified by employees across the enterprise.

Meeting the Need

Our goal is to provide high-quality and accessible healthcare to all our patients. We are committed to maintaining a standard of excellence within our facilities, treating all patients with dignity and compassion, and providing care that is necessary and appropriate.

The safety and well-being of our patients and employees is our top priority. We are committed to maintaining an environment that promotes health and safety for all.

We have a comprehensive healthcare program to promote the quality goals of the enterprise. All our facilities focus on:

•	Delivering services to patients that focus on their specific needs
•	Utilizing innovative technology and solutions to improve quality care
•	Establishing a culture that prioritizes patient safety
•	Creating successful credentialing and peer review mechanisms for our medical staff

We are committed to providing accessible healthcare to the communities in which we operate. We have a dedicated team who provides a range of services, including determining eligibility for healthcare coverage and connecting patients to different financial assistance programs they may need.

We provide health and safety training to all clinical employees during onboarding, including training on respirators, infection prevention, hazard identification and OSHA training. We actively listen to our employees on safety and solicit their concerns through our annual safety survey. The survey seeks to collect responses from our staff on key elements of hazard identification and the results are used to address any identified gaps and catalyze continuous improvement.

Supporting Our People

At Tenet, our people, caregivers and patients are at the heart of what we do. We seek to provide employees with the resources, tools and support to serve our patients and customers in the best way possible. We are committed to helping team members further develop their career pathways and maximize their potential at every stage of their career.

In general, we seek to attract, develop and retain an engaged workforce, cultivate a high-performance culture that embraces data- driven decision-making, and improve talent management processes to promote diversity and inclusion. To that end, we offer:

•	a competitive range of compensation and benefit programs (which vary by location and other factors) designed to reward performance and promote well-being;
•	a transparent and meritocratic evaluation system for performance;
•

opportunities for continuing education and advancement through a broad range of clinical training and leadership development experiences, including in-person and online courses and mentoring opportunities;

•	a supportive, inclusive and patient-centered culture aligned with our values and based on respect for others;
•	company-sponsored efforts encouraging and recognizing volunteerism and community service; and
•	a code of conduct that promotes integrity, accountability and transparency, among other high ethical standards.

One of our core values is embracing inclusiveness for all people in our workplace and in the communities we serve. As of December 31, 2023, our total workforce was approximately 78% female, and over 52% of our employees self-identified as racially or ethnically diverse. We believe diversity and inclusion (D&I) are an active and engaged part of how we operate.

Our D&I efforts prioritize the following:

•	a workforce and talent pipeline that reflects the communities we serve;
•	a leadership team that is comprised of and elevates underrepresented groups;
•	training, education and engagement to proactively address the best ways to nurture an inclusive and diverse culture; and
•	a top-down, bottom-up approach to ensure active involvement from leadership and employees across the enterprise.

32

Corporate Governance and Board Practices

Our D&I efforts are guided by the leadership of our Diversity Council and employee resource group (ERG) sponsors, along with support from Tenet’s Board of Directors and executive management. The Diversity Council and ERG sponsors are a diverse group of leaders who represent different parts of our business.

Our commitment to D&I also extends to our business partners. Supplier diversity is part of Tenet’s approach to responsible and sustainable sourcing, and we require our primary suppliers to share their diversity goals.

Tenet employees receive regular and formal performance reviews that provide feedback on their contributions to the organization, as well as actions they can take to invest in their professional development. Tenet offers access to a portfolio of functional, professional and leadership training and development resources to assist employees’ career development.

Community Impact

We like to say that we are national in scope, but local at heart. Our philanthropic efforts are centered around strengthening the health of our communities. While we have a vast footprint, each of our care facilities give back to its local community in different ways. From education, to fighting hunger, to health advocacy and awareness, our efforts to give back to our neighbors reflect our mission.

Our efforts to give back to our neighbors reflect our mission. Last year, we continued to provide financial assistance to employees who have experienced hardship due to events beyond their control through The Tenet Care Fund, a 501(c)(3) public charity. We also maintained our long-time support of charities such as the Promise Fund Partnership, Operation Stand Down, and Project Search among other programs.

Protecting the Environment

We believe caring for the health and well-being of our communities resonates with operating responsibly and efficiently. We continue to integrate sustainability across our enterprise, including the way we operate and the priorities we set. Protecting the environment and managing climate impacts enhances our ability to provide quality, compassionate care in the communities we serve.

We believe that our focus on environmental sustainability, with the objective of reducing costs and improving sustainability of our operations, provides a strategic benefit. Tenet is committed to strengthen our environmental initiatives and collaborate with our suppliers, industry associates and other healthcare partners as we further develop our environmental strategy. Our ESG Committee provides Board oversight and our EVP, Corporate Development, provides managerial oversight of our environmental programs and initiatives.

To identify the sustainability issues most important to our enterprise, we conducted a materiality assessment in 2022. We continue to utilize the findings from the environmental materiality assessment to better inform our ESG strategy. The outputs of our materiality assessment help us address top priorities across our value chain.

We also continue to advance plans to create further efficiencies in our operations and reduce our emissions. Tenet has undertaken several initiatives designed to reduce our impact on the environment and to promote environmentally friendly projects and practices, including:

•	taking steps to measure the Company’s carbon footprint and identify reduction opportunities;
•	exploring Scope 1 and 2 emissions baseline reporting;
•	increasing our focus on sustainable design for new construction;
•	accelerating the pace of LED lighting conversions across our hospitals;
•	continuing to partner with HealthTrust, our national group purchasing organization, to increase the sustainability of our supply chain;

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Corporate Governance and Board Practices

•	expanding our integrated waste management program and streamlining methods for electronic waste disposal; and
•	promoting sustainability awareness across the enterprise through communications and engagement.

Our Environmental Strategy Pillars are focused on:

Carbon Baseline greenhouse gas (GHG) emissions, identify emissions hotspots and initial reduction opportunities	Water Baseline water consumption and conduct water-risk assessment	Waste Baseline waste consumption and explore enterprise-reduction options	Sustainable Procurement Engage Tenet’s Procurement Team and Group Purchasing Organization (GPO) on sustainability programs and initiatives

Leading with Integrity

We believe sound governance begins at the top, and we are committed to maintaining corporate governance policies and practices that protect the long-term interests of our shareholders and promote Board and management accountability. These policies and practices are designed and implemented by the Board to help us operate effectively while remaining true to our mission.

Our Board is committed to robust oversight and practices, and the ultimate oversight of sustainability and ESG lies with our Board. We believe our ESG efforts are most effective when embraced by leadership and activated by employees across the enterprise. The Board formed its ESG Committee in 2021 with the primary purpose of overseeing and supporting our commitment to environmental, social and governance initiatives. The ESG Committee consists entirely of independent directors and provides input and guidance to help establish the Company’s overall approach to ESG matters.

Tenet is committed to maintaining corporate governance policies and practices that protect the long-term interests of our shareholders and promote Board and management accountability. Our Board recognizes that this requires us to continually review and refine our corporate governance to align with evolving market practices and the best interests of our Company and shareholders. The corporate governance practices designed and implemented by the Board also help us operate effectively while remaining true to our mission.

We seek to foster a workplace environment that is free from bribery and corruption and to encourage open channels of communication and continuous improvement. We provide annual compliance and ethics, fraud, waste and abuse, and anti- bribery and anti-corruption training for all employees, including part-time employees and contractors.

We routinely engage with our stakeholders to better understand their views on ESG matters, carefully considering the feedback we receive and acting when appropriate. Additional information regarding our approach to and progress in connection with ESG can be found in our most recent ESG Report, which is available under the “Financials, SEC Filings & ESG” heading in the Investors section on our website at www.tenethealth.com.*

34

Corporate Governance and Board Practices

Policies on Ethics and Conduct

Code of Conduct

All of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are required to abide by Tenet’s policies on business conduct summarized in our Code of Conduct and conduct our business in a legal and ethical manner. The members of our Board of Directors and all of our contractors having functional roles similar to our employees are also required to abide by our Code of Conduct. Tenet’s policies form the foundation of a comprehensive compliance program that includes compliance with corporate policies and procedures, extensive training, robust auditing and monitoring, an open relationship among colleagues to foster good business conduct, and a high level of integrity. Our policies and procedures cover all major areas of professional conduct, including quality patient care, compliance with all applicable laws and regulations, appropriate use of our assets, protection of patient information, avoidance of conflicts of interest and employment practices.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Tenet’s policies on business conduct. Retaliation against any employee who in good faith seeks advice, raises a concern, reports misconduct or provides information in an investigation is strictly prohibited. The Code of Conduct is published in the “Our Commitment To Compliance” section under the “About” heading on our website at www.tenethealth.com*. In addition, amendments to the Code of Conduct and any grant of a waiver from a provision of the Code of Conduct requiring disclosure under applicable SEC and NYSE rules will be disclosed at the same location as the Code of Conduct on our website at www.tenethealth.com*.

As part of the program, we provide compliance training at least annually to every employee, as well as to our Board and certain physicians and contractors.

Quality, Compliance and Ethics Program Charter

We operate our ethics and compliance program pursuant to a Quality, Compliance and Ethics Program Charter, which has been approved by our QCE Committee. The Charter requires all Company employees and many of our contractors to:

•	Follow our Code of Conduct.
•	Participate in annual ethics training and specialized compliance training tailored to the individual’s job duties.
•	Work with our hospital, corporate and business unit compliance teams to resolve issues of concern.
•

Contact the Tenet Ethics Action Line at 1-800-8ETHICS, via email or through our intranet website to report any conduct that they believe in good faith to be an actual or apparent violation of Tenet’s policies.

Our Quality, Compliance and Ethics Program Charter is available in the “Our Commitment To Compliance” section under the “About” heading on our website at www.tenethealth.com*.

Certain Relationships and Related Person Transactions

Our written Code of Conduct requires all employees, including our executive officers, and members of our Board to report conflicts of interest and those situations in which there may be the appearance of a conflict of interest. The full text of our Code of Conduct is published on our website at www.tenethealth.com*, and a description of our policies on ethics and conduct can be found above. In the event that Tenet or its subsidiaries is a participant in a transaction in which any director, executive officer, holder of more than 5% of our outstanding shares or any immediate family member of any of these persons has a direct or indirect material interest, our policy is to require that any such transaction be reviewed and approved by the Governance Committee, which is composed entirely of independent directors. There were no “related person” transactions that require disclosure under the SEC rules since the beginning of our last completed fiscal year.

Communications with the Board of Directors by Shareholders and Other Interested Parties

Shareholders and interested parties may communicate with the Board of Directors, including our Chairman, by email to boardofdirectors@tenethealth.com or by writing to the Board in care of the Corporate Secretary, Tenet Healthcare Corporation, 14201 Dallas Parkway, Dallas, Texas 75254. Shareholder communications will be reviewed internally to determine if the shareholder’s concern can best be addressed by referral to a Tenet department, such as Investor Relations. All other communications will be referred to the Corporate Secretary, who will determine if the communication should be brought to the attention of the full Board, the Chairman of the Board or a particular Board committee or Board member.

Other interested parties may make their concerns known to our non-employee directors by following the procedures for reporting concerns to the Audit Committee set forth in our Corporate Governance Principles, which are available under the “Governance” heading in the Investors section on our website at www.tenethealth.com*.

2024 PROXY STATEMENT	35

Director Compensation

The HR Committee reviews our non-employee director compensation programs each year with the assistance of the HR Committee’s independent compensation consultant. The Board considers any changes recommended by the HR Committee following its review. Following this review in May 2023, the Board did not increase director compensation levels or make any changes to the program.

Employee directors do not receive any compensation for their service as a director. All 2023 compensation for our Chairman and Chief Executive Officer, Dr. Sutaria, is shown in the 2023 Summary Compensation Table on page 58.

Our 2023 annual compensation program for non-employee directors was structured as follows:

Annual Compensation Element	Amount

Annual Cash Retainer	$100,000

Annual Grant of Restricted Stock Units (RSUs)	$200,000

Annual Committee Chair Cash Retainers:

• Audit Committee	$25,000

• Human Resources Committee	$20,000

• Nominating and Corporate Governance Committee	$17,500

• Quality, Compliance & Ethics Committee	$17,500

• ESG Committee	$17,500

Annual Retainer for Lead Director or Non-Executive Chair:

• Cash Fee	$150,000

• Additional Grant of RSUs	$50,000

Non-employee directors also receive $2,000 per committee meeting attended and for Board meetings receive:

•	no fee for the first seven Board meetings each year; and
•	for additional meetings, $3,000 per in-person meeting and $1,500 per telephonic meeting attended.

A newly appointed director receives a prorated annual RSU grant. All annual cash fees are prorated for partial year service. Directors are reimbursed for any travel expenses and other out-of-pocket costs incurred while attending meetings.

36

Director Compensation

2023 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)

J. Robert Kerrey	291,500	250,027	541,527

Vineeta Agarwala, M.D., PhD(4)	5,707	90,143	95,850

James L. Bierman	133,500	200,043	333,543

Roy Blunt(5)	14,130	158,283	172,413

Richard W. Fisher	151,000	200,043	351,043

Meghan M. FitzGerald, DrPH	139,000	200,043	339,043

Cecil D. Haney	127,000	200,043	327,043

Christopher S. Lynch	131,000	200,043	331,043

Richard J. Mark	135,000	200,043	335,043

Tammy Romo	156,000	200,043	356,043

Stephen H. Rusckowski	38,890	200,043	238,933

Nadja Y. West, M.D.	120,000	200,043	320,043

(1)

Amounts shown in this column reflect the grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, of RSU awards granted under our 2019 Stock Incentive Plan. Assumptions used in the calculation of these amounts are discussed in the footnotes below and/or in Note 10 to our consolidated financial statements for the year ended December 31, 2023 included in our Annual Report on Form 10-K.

(2)

Annual RSU grants applicable to the 2023-2024 board service year valued at approximately $200,000 (or $250,000 for Senator Kerrey). We calculated the grant date fair value of the annual RSUs based on the NYSE closing price per share of our common stock on the date of grant, adjusted for a discount for illiquidity of approximately 22.7% to reflect the mandatory post-vest holding period applicable to the 2023 annual awards. On May 26, 2023, based on the NYSE closing price of $70.29 per share of our common stock (adjusted as described in the preceding sentence), each non-employee director then serving was granted 3,682 RSUs under the program, and Senator Kerrey was granted an additional 920 RSUs in respect of his service as Lead Director.

(3)	All equity awards then held by our non-employee directors were fully vested as of December 31, 2023.

(4)

Upon joining the Board in December 2023, Dr. Agarwala was granted a prorated annual director grant of 1,562 RSUs applicable to the 2023-2024 board service year. These grants were based on the NYSE closing price of $71.87 per share of our common stock on December 11, 2023 and also reflected the discount for illiquidity of approximately 19.7% to reflect the mandatory post-vest holding period applicable to the 2023 annual director awards.

(5)

Upon joining the Board in August 2023, Senator Blunt was granted a prorated annual director grant of 2,798 RSUs applicable to the 2023-2024 board service year. These grants were based on the NYSE closing price of $73.18 per share of our common stock on August 9, 2023 and also reflected the discount for illiquidity of approximately 22.7% to reflect the mandatory post-vest holding period applicable to the 2023 annual director awards.

Compensation Plans Applicable to Directors

Stock Incentive Plans

Each non-employee director receives an annual award under our 2019 Stock Incentive Plan of RSUs that is meant to compensate the director for service on the Board beginning on the date of that year’s annual shareholders meeting and ending on the date of the following year’s annual shareholders meeting. These grants are typically made on the first business day following the annual shareholders meeting and vest immediately on the grant date. A mandatory post-vest holding period of three years is applied to these annual RSU awards, which are settled in shares of our common stock on the third anniversary of the date of grant (unless deferred under the Special RSU Deferral Plan, discussed below).

Special RSU Deferral Plan

We adopted the Special RSU Deferral Plan to permit directors to defer the settlement of their annual RSU grants under our 2019 Stock Incentive Plan for a period of five years as provided under the terms of the award agreement. In the event of a change of control of the Company, the RSUs will be settled on the subsequent deferral date irrespective of whether the underlying award agreement would provide for earlier settlement by reason of such change in control. As of the record date, Richard Mark and Nadja West were the only directors who elected to defer settlement of RSU grants pursuant to the terms of the Special RSU Deferral Plan.

2024 PROXY STATEMENT	37

Director Compensation

2006 Deferred Compensation Plan

Under our 2006 Deferred Compensation Plan (DCP), directors and eligible employees may defer all or a portion of their compensation paid during a given calendar year. For directors, compensation is defined as cash compensation from retainers, meeting fees and committee fees. No non-employee directors participated in the DCP in 2023. A more complete description of the DCP can be found under “Nonqualified Deferred Compensation—Deferred Compensation Plan” beginning on page 66.

Director Stock Ownership and Retention Requirements

The Board has adopted stock ownership and retention requirements that require each non-employee director with more than one year of service on the Board to own shares of our stock. In addition, each non-employee director is required to own shares of our stock with a value equal to five times the annual cash retainer within five years after the date on which the director joins the Board. Directors who have not satisfied their ownership requirements must retain 100% of any “net shares” received upon the exercise of stock options and the vesting of restricted stock or RSUs until such time as the requirements are met. For this purpose, “net shares” means the number of shares received upon exercise of stock options or upon vesting of restricted stock or RSUs less the number of shares sold or deducted to pay the exercise price (in the case of options), withholding taxes and any brokerage commissions. A detailed discussion of these requirements can be found under “Stock Ownership and Retention Requirements” beginning on page 55. As of the record date, all of our non-employee directors were in compliance with the requirements or within the applicable period to come into compliance.

38

Executive Officers

Biographical information for the executive officers of the Company is set forth below. Biographical information for Dr. Sutaria can be found under “Nominees for Election to the Board of Directors” beginning on page 6.

Paola M. Arbour, Executive Vice President and Chief Information Officer

Ms. Arbour, 60, was appointed Tenet’s Chief Information Officer in May 2018 and Executive Vice President in March 2019. In this capacity, Ms. Arbour oversees the leadership and strategic direction for Tenet’s information technology (IT) systems and identifies opportunities to support the Company’s expansive care network through the application of digital technology, data and automation, and customer experience. Ms. Arbour previously held the title of Senior Vice President from May 2018 to February 2019. Prior to Tenet, Ms. Arbour served as President at ProV International, a technology consulting firm, from November 2017 to April 2018, Vice President Services Global Delivery at ServiceNow, a software company, from July 2016 to September 2017, and as Vice President of Service Delivery at Dell Services from December 2010 to April 2016. From 1985 to 2009, Ms. Arbour held several leadership roles within IT operations at Electronic Data Systems – both at the company’s headquarters and also in London and Frankfurt. In July 2021, Ms. Arbour was appointed to the board of directors of Texas Capital Bancshares, Inc. Ms. Arbour earned her bachelor’s degree in telecommunications arts and sciences from Michigan State University.

Thomas W. Arnst, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Mr. Arnst, 61, serves as Tenet’s Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary, where he leads enterprise Human Resources, Legal and Government Relations. He also serves as Chief Risk Officer. Prior to assuming these roles, Mr. Arnst served as Chief Administrative Officer, General Counsel and Corporate Secretary of our Conifer subsidiary. He has more than 30 years of experience working in leadership roles across healthcare, outsourcing and financial services, among other industries. Before joining Conifer in 2018, Mr. Arnst served as Chief Administrative Officer at Millennium Health. Previous positions also include Executive Vice President, Chief Administrative Officer, General Counsel, Head of Global Human Resources and Corporate Secretary at Expert Global Solutions. During his career, Mr. Arnst has also held executive leadership positions at Safety-Kleen, AmeriServe, RailTex and Ryder. He is a graduate of the University of Miami, where he received his Juris Doctor and his Master of Laws. He obtained his Bachelor of Business Administration degree in Finance from Florida Atlantic University.

Lisa Y. Foo, Executive Vice President, Commercial Operations

Ms. Foo, 33, was appointed Tenet’s Executive Vice President, Commercial Operations in March 2022. In this capacity, Ms. Foo leads several enterprise functions including strategy, business development, marketing, data and analytics, and procurement. She previously served as Vice President, Chief Commercial and Strategy Officer from April 2019 to March 2022. Prior to that, Ms. Foo held various positions at McKinsey & Company, a global management consulting firm, including Associate Partner from 2017 to 2019 in the San Francisco office. She earned her Bachelor of Science in Biological Engineering from Massachusetts Institute of Technology.

Sun Park, Executive Vice President and Chief Financial Officer

Mr. Park, 48, was appointed Tenet’s Chief Financial Officer in January 2024 and Executive Vice President in July 2023. Mr. Park previously served as served as Executive Vice President and Group Chief Financial Officer for Pharmaceutical Distribution and Strategic Global Sourcing of AmerisourceBergen Corporation (“AmerisourceBergen”), a global pharmaceutical sourcing and distribution services company, beginning in September 2018. From 2012 to September 2018, Mr. Park was Executive Vice President of Strategy and Development for AmerisourceBergen. Before joining AmerisourceBergen, Mr. Park served in various leadership roles across corporate development, corporate strategy and R&D portfolio management at MedImmune, the global biologics division of AstraZeneca. Before joining MedImmune, he held positions at Charterhouse Group International and Merrill Lynch & Company. He earned a Bachelor of Arts in Economics and a Bachelor of Arts in Biochemistry from Yale University.

2024 PROXY STATEMENT	39

Securities Ownership

Securities Ownership of Management

The table below discloses the shares, options and other securities beneficially owned by our directors and director nominees, each of our named executive officers (NEOs), and our current directors and executive officers as a group, as of March 1, 2024 (unless otherwise indicated below). No director or current executive officer has pledged any shares of our common stock.

Name	Shares Beneficially Owned(1)
	Shares of Common Stock(2)		Shares Underlying Options/RSUs Exercisable Within 60 Days of March 1, 2024		Percent of Class as of March 1, 2024

Saumya Sutaria, M.D.	496,521		-0-		*

Vineeta Agarwala, M.D., PhD	1,562	(3)	-0-		*

Paola M. Arbour	47,971		-0-		*

Thomas W. Arnst	8,148		-0-		*

James L. Bierman	53,720	(4)	-0-		*

Roy Blunt	2,798	(5)	-0-		*

Daniel J. Cancelmi	515,443		61,383		*

Richard W. Fisher	20,127	(6)	-0-		*

Meghan M. FitzGerald, DrPH	35,269	(7)	-0-		*

Lisa Y. Foo	19,566		-0-		*

Cecil D. Haney	14,535	(8)	-0-		*

J. Robert Kerrey	60,725	(9)	-0-		*

Christopher S. Lynch	25,620	(10)	-0-		*

Richard J. Mark	47,303	(6)	-0-		*

Sun Park	-0-		20,707	(11)	*

Tammy Romo	61,280	(12)	-0-		*

Stephen H. Rusckowski	3,682	(13)	-0-		*

Nadja Y. West, M.D.	31,462	(14)	-0-		*

Current executive officers and directors as a group (17 persons)(15)	930,289	(16)	20,707		0.93%

*	Less than 1%.

(1)	Except as indicated, each individual named has sole control as to investment and voting power with respect to the securities owned.

(2)

As noted below, the totals in this column for each non-employee director include RSUs granted under the terms of our stock incentive plans. These RSUs are settled in shares of our common stock either upon termination of service or upon the third anniversary of the date of grant.

(3)	Represents 1,562 RSUs granted under our 2019 Stock Incentive Plan.

(4)	Includes 16,030 RSUs granted under our 2019 Stock Incentive Plan.

(5)	Represents 2,798 RSUs granted under our 2019 Stock Incentive Plan.

(6)	Includes 16,088 RSUs granted under our 2019 Stock Incentive Plan.

(7)	Includes 13,313 RSUs granted under our 2019 Stock Incentive Plan.

(8)	Includes 12,850 RSUs granted under our 2019 Stock Incentive Plan.

(9)	Includes 14,397 RSUs granted under our 2019 Stock Incentive Plan.

(10)	Includes 14,481 RSUs granted under our 2019 Stock Incentive Plan.

(11)	Represents 20,707 RSUs that vest in full upon Mr. Park’s relocation of his primary residence to the Dallas, Texas area, provided that such relocation is completed by September 1, 2025.

(12)	Includes 12,789 RSUs granted under our 2019 Stock Incentive Plan.

(13)	Represents 3,682 RSUs granted under our 2019 Stock Incentive Plan.

(14)	Includes 14,044 RSUs granted under our 2019 Stock Incentive Plan.

(15)	Does not include securities owned by Mr. Cancelmi, who retired effective December 31, 2023.

(16)	Includes RSUs granted to non-employee directors under our 2019 Stock Incentive Plan.

40

Securities Ownership

Securities Ownership of Certain Shareholders

Based on reports filed with the SEC, each of the following entities owns more than 5% of our outstanding common stock as of the dates indicated below. We know of no other entity or person that beneficially owns more than 5% of our outstanding common stock.

Name and Address	Number of Shares Beneficially Owned		Percent of Class as of March 1, 2024
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	11,110,396	(1)	10.91%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	10,881,666	(2)	10.69%
Glenview Capital Management, LLC 767 Fifth Avenue, 44th Floor New York, NY 10153	7,742,322	(3)	7.60%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	7,124,316	(4)	7.0%
Investco Ltd. 1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309	5,422,099	(5)	5.32%

(1)

Based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc., on behalf of itself and its named subsidiaries and affiliates (collectively, “Vanguard”), as of December 29, 2023. Vanguard reported sole voting power with respect to 0 of the shares indicated above, shared voting power with respect to 38,659 of the shares indicated above, sole dispositive power with respect to 10,969,187 of the shares indicated above and shared dispositive power with respect to 141,209 of the shares indicated above.

(2)

Based on a Schedule 13G/A filed with the SEC on February 2, 2024 by BlackRock, Inc., on behalf of itself and its named subsidiaries and affiliates (collectively, “BlackRock”), as of December 31, 2023. BlackRock reported sole voting power with respect to 10,528,387 of the shares indicated above and sole dispositive power with respect to all of the shares indicated above.

(3)

Based on a Schedule 13D/A filed with the SEC on February 14, 2024 by Glenview Capital Management, LLC and its named subsidiaries and affiliates (collectively, “Glenview”), and Lawrence M. Robbins, as of December 31, 2023, and additional information available to the Company as described in this footnote. Glenview Capital Management, LLC serves as an investment manager to various Glenview funds, and Mr. Robbins is the Chief Executive Officer of Glenview Capital Management. Glenview and Mr. Robbins reported shared voting and investment power with respect to all of the shares indicated above.

(4)

Based on a Schedule 13G filed with the SEC on February 14, 2024 by T. Rowe Price Associates, Inc. (T. Rowe Price), as of December 31, 2023. T. Rowe Price reported sole voting power with respect to 3,497,685 of the shares indicated above and sole dispositive power with respect to all of the shares indicated above.

(5)

Based on a Schedule 13G filed with the SEC on February 9, 2024 by Invesco Ltd. (Invesco), as of December 29, 2023. Invesco, together with certain of its subsidiaries and in its capacity as a parent holding company to its investment advisors, reported sole voting power with respect to 5,298,784 shares and sole dispositive power with respect to all of the shares indicated above.

2024 PROXY STATEMENT	41

Compensation Discussion & Analysis

This Compensation Discussion and Analysis (CD&A) describes our executive compensation programs, our process for determining executive compensation and the compensation paid to the following NEOs for 2023:

Named Executive Officer	Title

Saum Sutaria	Chairman and Chief Executive Officer

Dan Cancelmi	Former Executive Vice President and Chief Financial Officer(1)

Tom Arnst	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Lisa Foo	Executive Vice President, Commercial Operations

Paola Arbour	Executive Vice President and Chief Information Officer

(1)	Mr. Cancelmi retired as Executive Vice President and Chief Financial Officer effective December 31, 2023 and was succeeded by Sun Park effective January 1, 2024.

CD&A Table of Contents

42

Compensation Discussion & Analysis

Overview

2023: Advancing our Strategy and Mission to Expand Quality, Compassionate Care

In 2023, Tenet delivered outstanding operating results driven by strong revenue growth and disciplined cost management. Our strong operational execution during 2023 demonstrates the commitment of our colleagues across the enterprise and our focus on providing quality, compassionate care to the communities we serve. Our Ambulatory Care segment grew through the expansion of service lines and our population of partnered and affiliated physicians, accretive acquisitions and de novo development. In addition, we continue to enhance high-acuity services at our hospitals, including cardiovascular, neurosciences, surgical services and trauma.

Operational Excellence

Our results in 2023 demonstrate our focus on operational excellence. We advanced our high-acuity strategy in our hospital business, leveraging data and analytics to significantly reduce contract labor costs and effectively manage operating costs. We continue to achieve attractive margins across each of our businesses, driven by this operational efficiency.

Financial Performance

We delivered outstanding results across our portfolio in 2023. These results were driven by strong volume growth, pricing yield and disciplined operations that enabled us to manage operating costs in a challenging industry environment. Adjusted EBITDA margins remained strong due to our operational focus and effective execution.

Expanded Ambulatory Care

We added 30 ambulatory surgery centers to our portfolio through acquisitions and the opening of de novo facilities through a continued focus on business development. Many of these new centers specialize in higher-acuity services, including orthopedics, and represent attractive additions to our portfolio.

Refinanced and Retired Debt

During the year ended December 31, 2023, we retired approximately $1.345 billion aggregate principal amount of certain of our senior unsecured notes and senior secured first lien notes. These notes were retired using proceeds from the May 2023 sale of $1.35 billion aggregate principal amount of 6.750% senior secured first lien notes due 2031 and cash on hand.

Workforce Development

We delivered unprecedented reductions in contract labor spend allowing more of our own workforce to work directly with our patients. Our results were achieved by increasing our new graduate hiring pipeline through nursing school relationships, strengthening our internal clinical bench, and delivering facility level workforce targets. We introduced agile frontline staffing models to optimize utilization of skills from entry level to higher specialty competencies. We developed and executed a system-wide wholistic retention strategy that drove facility level accountability to execute leading practices, improve manager quality, and reduce turnover.

Clinical Quality and Patient Safety

We continue to execute our disciplined strategy to prevent life-threatening infections and injuries and deliver high-quality care to our patients. In 2023, we delivered notable improvements in the metrics we track for patient safety and quality care. Our commitment to quality is driving a strong patient experience and continued improvement.

2024 PROXY STATEMENT	43

Compensation Discussion & Analysis

2023 Compensation Program Highlights

2023 Annual Incentive Plan Payouts

In February 2024, the HR Committee approved final payouts under our 2023 Annual Incentive Plan, with corporate performance achieved at 200% of target. Final payouts for our NEOs ranged from 240% to 280% of target payout levels after application of each officer’s individual performance multiplier.

2023 LTI Program Awards

In March 2023, the HR Committee approved 2023 Long-Term Incentive (LTI) awards for executive officers (other than Mr. Cancelmi*) comprised of the following RSUs:

•  50% time-based awards vesting ratably over three years, and

•  50% performance-based awards earned over a three-year period based on the achievement of Adjusted EPS** and Adjusted Free Cash Flow** minus cash distributions paid to noncontrolling interests (“NCI”) (Adjusted FCF Less NCI). These performance metrics are established at the start of each year of the three-year performance period subject to a cumulative three-year relative total shareholder return (“Relative TSR”) performance modifier.

2021 Performance Based RSUs

In February 2024, the HR Committee certified final achievement of the 2021 performance-based RSUs granted to the NEOs, with such awards earned at 199.7% of target as a result of exceeding the maximum target for each applicable performance goal for 2021, exceeding the target Adjusted EPS goal for 2022, below threshold achievement for the Adjusted FCF Less NCI goal for 2022, exceeding the maximum target for each applicable performance goal for 2023 and cumulative Relative TSR ranking first against three direct competitors, resulting in application of the +25% modifier.

*	In light of Mr. Cancelmi’s announced retirement, in March 2023, he received a 100% time-based award that vested on December 31, 2023.

**	See Appendix A for definitions of Adjusted EPS and Adjusted Free Cash Flow; cash distributions paid to NCI are as reflected on the Company’s consolidated statements of cash flows.

2023 Say-on-Pay Vote

Our annual Say-on-Pay vote is one of our opportunities to receive feedback from shareholders regarding our executive compensation program, and the HR Committee takes the result of this vote into account when shaping the compensation program for the Company’s NEOs. At our 2023 Annual Meeting, the Say-on-Pay proposal received over 94% approval, demonstrating ongoing strong support for our executive compensation program. In light of this continued shareholder support, our HR Committee did not make any changes to the structure of our executive compensation program as a result of the 2023 vote.

44

Compensation Discussion & Analysis

Compensation Elements Link Pay with Performance

The following table outlines the primary components of our NEOs’ 2023 compensation packages:

Element	Description	Purpose

Base Salary	• Fixed cash compensation set annually • Based on market data, individual performance, internal pay equity, and the scope and complexity of the officer’s role	• Attracts and retains talented executives with competitive fixed pay

Annual Incentive Plan

•  Compensation tied to achievement of annual performance goals

•  Target award amounts increase with executive’s level of influence on business outcomes and reflect individual performance and internal equity

• Motivates and rewards executives for meeting or exceeding annual goals that drive long-term growth • Challenging, objective performance metrics set annually based on the Company’s business plans

Long-Term Incentive Compensation

Performance- Based RSUs

•  Performance-based RSUs cliff vest after a three-year performance period based one-half on Adjusted EPS* and one-half on Adjusted FCF Less NCI*; these goals are established at the beginning of each year within the three-year performance period

•  Relative TSR multiplier is measured over the full three-year performance period and may reduce or increase earned payouts by 25%

•  Establishing goals for each year of the three-year performance period provides the Company with flexibility to ensure goals remain relevant and challenging throughout the performance period and avoids awards that have weakened retentive value in the event of a single year of below-threshold performance or windfall value in the event of a single year of superior performance

•  Applying the Relative TSR multiplier over the full performance period strengthens long-term shareholder alignment and motivates our executives to achieve long-term share price appreciation

Time-Based RSUs	• Time-based RSUs vest ratably over three years based on continued service**	• Aligns economic interests of executives and shareholders through equity ownership • Provides strong retentive value

*	See Appendix A for definitions of Adjusted EPS and Adjusted Free Cash Flow; cash distributions paid to NCI are as reflected on the Company’s consolidated statements of cash flows.

**	In light of his announced retirement, Mr. Cancelmi’s time-based RSUs vested on December 31, 2023.

2024 PROXY STATEMENT	45

Compensation Discussion & Analysis

Best Practices Support Strong Compensation Governance

We maintain the following best practices to ensure our governance of executive compensation reflects our pay-for-performance philosophy and aligns the interests of our executives and shareholders.

Actively engage with investors	Emphasize pay-for-performance

Maintain stock ownership and retention requirements for executives and non-employee directors	Maintain Rule 10D-1 clawback policy

Conduct annual compensation risk assessments	Retain an independent compensation consultant

Cap payouts under the annual incentive plans and performance-based RSU awards	Directors and executive officers cannot hedge or pledge Company securities

No excise tax gross-ups on change-in-control severance benefits	No backdating stock option grants or repricing of underwater stock options without shareholder approval

No excessive perquisites	No current dividend payments on unvested equity awards

46

Compensation Discussion & Analysis

Detailed Description and Analysis

2023 Compensation Decisions

Base Salary

Base salary provides our NEOs with a fixed base annual income and helps us attract and retain high-performing executives. The HR Committee sets base salaries for the NEOs each year considering individual performance reviews, internal pay equity considerations, the scope and complexity of the executive’s role, and an assessment of peer group and market survey data provided by our independent compensation consultant. In consideration of the data provided by our independent compensation consultant, no changes were made to base salaries for our NEOs in 2023.

Named Executive Officer	Annual Base Salary (as of December 31, 2023)

Saum Sutaria	$1,500,000

Dan Cancelmi	$ 750,000

Tom Arnst	$ 650,000

Lisa Foo	$ 650,000

Paola Arbour	$ 550,000

Annual Incentive Plan

Our Annual Incentive Plan (AIP) provides annual cash incentives to our executives that drive financial, operational and individual performance. The program is designed to motivate executives to meet objectives that matter to our investors and align with the Company’s long-term strategy. To that end, the HR Committee selects financial and operational metrics that our executives directly influence with challenging targets so that, in order to pay out, the Company must meet the goals communicated to shareholders. The AIP also includes (i) an individual performance component to focus directly on the contributions of each NEO and to reflect performance on qualitative factors like leadership, integrity, promotion of Company values, and positively influencing Company culture, and (ii) a quality and compliance multiplier that promotes a culture of quality and compliance by rewarding or penalizing executives for clinical events, adherence to policies and procedures, and audit results. Final individual payouts under the AIP are determined as follows:

2024 PROXY STATEMENT	47

Compensation Discussion & Analysis

2023 Target Annual Incentive Award Levels for Named Executive Officers

In 2023, the HR Committee approved the following target bonus award levels for each NEO. In consideration of the data provided by our independent compensation consultant, no changes were made to target bonuses for the 2023 AIP.

Named Executive Officer	Target Award Relative to Base Salary

Saum Sutaria	150%

Dan Cancelmi	100%

Tom Arnst	75%

Lisa Foo	75%

Paola Arbour	75%

2023 AIP Performance Metrics and Results

Funding for the 2023 AIP pool was based on the Company’s total annual Adjusted EBITDA (weighted 70%) and Adjusted FCF Less NCI (weighted 30%). Payout of each of these metrics could range from 0% to 200% depending on performance.

The HR Committee continued to use Adjusted EBITDA as the most significant metric because it remains the primary measure used by financial analysts and investors to judge the Company’s financial performance. The HR Committee also continued to use Adjusted FCF Less NCI as a metric because it captures the Company’s ability to sustainably generate cash that can be used for the Company’s long-term strategic goals, including acquisitions, investing in joint ventures, or repurchasing outstanding equity or debt securities, as well as other general corporate purposes. Furthermore, free cash flow generation allows the Company to fund growth without raising additional debt and can also be used to retire existing indebtedness, both of which enhance long-term shareholder value. Given the importance of Adjusted FCF Less NCI to both short-term and long-term value creation for shareholders, the HR Committee decided to continue using it in both the 2023 AIP and LTI programs.

When establishing the corporate performance metrics, the HR Committee is focused on establishing metrics that are challenging, but achievable, and in line with the Company’s public outlook guidance. As such, the Adjusted EBITDA target was set just slightly below 2022 Adjusted EBITDA, while the Adjusted FCF Less NCI target requires significant year-over-year improvement compared to 2022 Adjusted FCF Less NCI.

The Adjusted EBITDA and Adjusted FCF Less NCI threshold, target and maximum levels and actual performance, as well as the final funding pool, are set forth below:

Metric	Threshold Level	Target Level	Maximum Level	Actual Performance	Percentage of Target	Weighted Payout

Adjusted EBITDA(1)	$3.160 billion	$3.260 billion	$3.360 billion	$3.541 billion	200%	140%

Adjusted FCF Less NCI(2)	$660 million	$740 million	$820 million	$1.185 billion	200%	60%

Final Funding Pool						200% of Target

(1)	See Appendix A for definition of Adjusted EBITDA.

(2)

Adjusted Free Cash Flow (see Appendix A for definition) minus cash distributions paid to NCI as reflected on the Company’s consolidated statements of cash flows and actual performance reflects adjustments made at the discretion of the HR Committee after considering certain items that impacted cash flows in 2023.

Individual Performance Modifiers

After completion of the fiscal year, the HR Committee undertakes a robust individual performance review for our executive officers. These reviews allow the HR Committee to incorporate into the AIP program certain quantitative and qualitative elements tailored specifically to each executive’s role and circumstances. These reviews also allow the HR Committee to take into consideration factors such as integrity, promotion of Company values, and a positive influence on Company culture, which further the Company’s business objectives and strategies. The result is an individual performance multiplier applied to the calculated AIP amount that can range from 0% to 150%. The ratings are calibrated across the entire Company to ensure the AIP funding pool remains fixed.

48

Compensation Discussion & Analysis

For the Chairman and CEO, the HR Committee gathers feedback from select members of management and discusses the performance of the officer with the other independent members of the Board in executive session. For reviews of other executive officers, the Chairman and CEO provides the HR Committee a detailed evaluation and recommendation based in part on a self-assessment completed by each executive officer.

The HR Committee applied the following performance modifiers for our NEOs based on the material factors provided below.

Named Executive Officer	Individual Performance Multiplier	Performance Review Summary

Dr. Sutaria	140%

•  Drove key strategic and operating goals as part of the Company’s continuing transformative growth strategy

•  Led strong financial and operating performance through sustained data-driven, disciplined management and strong operational execution

•  Continued to strengthen the Company’s leadership team, as well as its ongoing commitment to diversity and an inclusive culture, to drive a high-performance culture committed to quality, safety and compliance

Mr. Cancelmi	140%

•  Drove enhanced liquidity and capital structure by the retiring or refinancing of a significant amount of debt, which eliminated any noteworthy debt maturities for the Company until 2027

•  Provided leadership in driving the achievement of the Company exceeding its 2023 Adjusted EBITDA and Adjusted Free Cash Flow budget targets; 2023 operating results exceeded our external guidance each quarter, which resulted in us raising our full year earnings and cash flow guidance each quarter

•  Facilitated the onboarding and smooth transition of responsibilities to our new Chief Financial Officer in advance of his retirement at the end of 2023

Mr. Arnst	130%

•  Led the continued strengthening of our legal and human resources teams to optimize performance and results

•  Drove the ongoing streamlining of our legal and human resources functions as part of our continuing enterprise service delivery model and external spend cost management

•  Championed the continuing shift of service functions to the GBC with over 3,500 roles successfully transitioned as of the end of 2023, as well as positioning the GBC for continued success

Ms. Foo	130%

•  Enhanced strategy and business development capabilities across the Company, including market-based initiatives to support high acuity growth across acute care and ambulatory surgery services

•  Provided leadership in strategic capital deployment, physician engagement and capacity management to support continued volume recovery and sustained acuity improvement across the hospital portfolio

•  Furthered enterprise initiatives across procurement in support of the Company’s efficiency agenda as well as in data & analytics in support of the Company’s data-driven operating model

Ms. Arbour	120%

•  Successfully executed against multi-year playbook of standardization to our enterprise Electronic Medical Record and Patient Management system for the Company’s acute care hospitals, while simultaneously migrating acute and corporate technology portfolio services to a new outsourced managed services provider

•  Led a transformative cyber security program, and executed year-over-year productivity improvements through a consolidated and scalable organization with a business case operating model governing technology investments and vendor management across the enterprise

•  Drove measurable performance gains with continued delivery of core clinical and infrastructure enhancements through software and cloud-based technology, reducing risks and enabling efficiency

2024 PROXY STATEMENT	49

Compensation Discussion & Analysis

Quality and Compliance Modifier

In addition, following the completion of the fiscal year the HR Committee reviews (i) negative hospital events that occurred during the fiscal year, such as any patterns of serious safety events and multiple condition level deficiencies during surveys, noncompliance resulting in immediate jeopardy, “needs improvement” or “unsatisfactory” audit ratings, and (ii) positive compliance and quality events, such as optimal internal audit results, optimal clinical compliance scorecard audit results and Centers for Medicare & Medicaid Services zero citation surveys. Following its review of 2023 quality and compliance performance, the HR Committee determined that no modification (positive or negative) would apply to the AIP awards for 2023 for the NEOs.

2023 AIP Payouts

The table below shows target and actual AIP awards earned by each NEO for 2023.

Named Executive Officer	Target AIP Payout	Calculated AIP Payout	Individual Performance Multiplier	Compliance Modifier	2023 Actual AIP Payout

Saum Sutaria	$2,250,000	$4,500,000	140%	0%	$6,300,000

Dan Cancelmi	$750,000	$1,500,000	140%	0%	$2,100,000

Tom Arnst	$487,500	$975,000	130%	0%	$1,267,500

Lisa Foo	$487,500	$975,000	130%	0%	$1,267,500

Paola Arbour	$412,500	$825,000	120%	0%	$990,000

Long-Term Incentive Compensation

2023 LTI Awards

In 2023, LTI compensation for executive officers (other than Mr. Cancelmi) was granted entirely in RSUs, comprised of 50% time-based awards vesting ratably over three years and 50% performance-based awards earned over a three-year performance period. In light of his announced retirement, Mr. Cancelmi received a grant of time-based RSUs that vested in full on December 31, 2023. The HR Committee believes that the Company’s long-term incentive compensation program provides alignment of management’s incentives with shareholder interests and encourages sustained value creation for shareholders.

Performance-Based RSUs (50%)

•  Earned based on Adjusted FCF Less NCI and Adjusted EPS, with goals set annually to reflect current conditions and business strategy with below threshold (0%), threshold (50%), target (100%), and max (200%)

•  Subject to Relative TSR multiplier based on performance over the entire performance period (+/- 25% based on cumulative performance versus direct peers)

Time-Based RSUs (50%)

•  Solely subject to service-based vesting and forfeiture conditions

•  Awards directly align executive and shareholder interests while encouraging retention throughout the three-year ratable vesting cycle

50

Compensation Discussion & Analysis

Performance Metrics	Rationale and Description

Adjusted Earnings Per Share	• Key metric for our shareholders because our Adjusted EPS drives share price performance • Measures the Company’s per share profitability, excluding certain gains and losses

Adjusted Free Cash Flow Less NCI

•  Sustained cash flow generation allows the Company to fund objectives important to the Company’s long-term strategy without raising additional debt

•  Measures the Company’s ability to generate cash flows from operations that can be used for acquisitions, capital expenditures or repaying debt

Relative Total Shareholder Return

•  Comparing the Company’s share price performance to peer companies rewards management’s ability to deliver above-market returns to long-term shareholders

•  Measures the Company’s shareholder return against its three direct publicly traded hospital company peers: Community Health Systems, HCA Healthcare and Universal Health Services

•  Three-year Relative TSR multiplier applied to full three-year performance period and measured relative to the three hospital company peers named above, with the payout percentage earned for financial performance multiplied by 125% for ranking first, no change for second or third, and 75% for fourth (subject to an overall maximum payout percentage of 225% of target for 2023).

2023 LTI Grant Values for Named Executive Officers

The following table summarizes the total target grant value of LTI awards granted in March 2023 to each of our NEOs. In determining target grant values for the 2023 LTI awards, the HR Committee determined to increase Dr. Sutaria’s target by approximately $3 million and Ms. Foo’s target by approximately $500,000 in an effort to bring target LTI opportunities between the 50th and 75th percentile of the peer group.

Named Executive Officer	Performance- Based RSUs(1)(2)	Time-Based RSUs(2)	Total 2023 LTI Grant Value

Saum Sutaria	$6,500,002	$6,500,002	$13,000,004

Dan Cancelmi	-0-	$2,000,046	$2,000,046

Tom Arnst	$1,000,023	$1,000,023	$2,000,046

Lisa Foo	$750,032	$750,032	$1,500,064

Paola Arbour	$500,041	$500,041	$1,000,082

(1)

Assumes target level performance for the full performance-based RSU grant, which includes portions of the award for which there is not a grant date fair value for purposes of Accounting Standards Codification (ASC) Topic 718 as the applicable performance conditions had not yet been established at the time of grant.

(2)	Value is based on the NYSE closing price per share ($59.55) of our common stock on the date of grant (March 1, 2023).

The Company will disclose its achievement against the applicable performance metrics for the 2023 Performance-Based RSUs following completion of the three-year performance period.

Results of 2021 LTI Awards

The performance-based RSUs granted in February 2021 were divided into three equal one-year tranches, with performance in each year measured based on Adjusted EPS performance (weighted 50%) and Adjusted FCF Less NCI performance (weighted 50%), with a multiplier based on Relative TSR measured over the full three-year performance period that adjusts the total payout by +/- 25%. These grants vested in February 2024 following the HR Committee’s certification of the Company’s achievement under the performance metrics.

2024 PROXY STATEMENT	51

Compensation Discussion & Analysis

The following table shows the Company’s results under the 2021 performance-based RSUs over the three-year performance period ended December 31, 2023.

Performance Factor	Threshold (0%)	FY 2021 Target (100%)	Maximum (200%)	Threshold (0%)	FY 2022 Target (100%)	Maximum (200%)	Threshold (0%)	FY 2023 Target (100%)	Maximum (200%)

Adjusted EPS	$2.51	$4.17	$4.81	$5.86	$6.45	$7.05	$4.68	$5.27	$5.85
Result		$7.58			$6.80			$6.98

Adjusted FCF Less NCI	$35M	$155M	$245M	$65M	$145M	$225M	$660M	$740M	$820M
Result		$641M			$(24)M			$1.183B

Result		200%			79%			200%

Relative TSR Multiplier	(125% for 1st / 75% for 4th)
Result	1st Place – 125% multiplier

Final Result					199.7%

2024 LTI Award Mix

For 2024, with the goal of increasing the focus on the Company’s long-term performance, the HR Committee has adjusted the LTI compensation for the Chairman and CEO to be granted 60% in performance-based RSUs and 40% in time-based RSUs. The HR Committee believes the increased performance-based RSUs will further enhance alignment between LTI compensation and the interests of our shareholders.

The Compensation Process

Role of the Human Resources Committee

The HR Committee is comprised entirely of independent directors and makes all compensation decisions regarding our NEOs. The HR Committee considers input from (i) the other independent members of our Board of Directors, (ii) the Company’s shareholders and (iii) its independent compensation consultant. In the case of NEOs other than the Chairman and CEO, the HR Committee also considers input and recommendations from the Chairman and CEO. The HR Committee’s decisions regarding compensation of these NEOs are made outside the presence of these officers. The HR Committee is also responsible for approving our executive compensation program and general compensation policies, all new or materially amended broad-based compensation plans and the performance measures used in our executive compensation programs, as well as generally overseeing our talent management processes and our anti-harassment policies and procedures.

Independent Compensation Consultant

The HR Committee continued to engage Meridian Compensation Partners, LLC (the “Consultant”) during 2023 as its independent compensation consultant to assist the HR Committee with its duties. The Consultant participated in or provided input with respect to all meetings of the HR Committee and regularly communicated with the HR Committee chair, who also serves as our Lead Director. This year, the Consultant’s services included:

•	Providing market data, industry trends and competitive analysis relative to our peers;
•	Advising on the key elements of our executive compensation plans and policies;
•	Reviewing our compensation peer group and suggesting changes, if warranted;
•	Advising on the parameters for the 2023 AIP and 2023 LTI program; and
•	Providing recommendations on the structure and competitiveness of compensation for our Chairman and CEO.

Subject to the approval of the HR Committee, the Consultant meets with members of management to review management’s proposed compensation recommendations to the Committee, discuss compensation trends and best practices, and review Company compensation data. Any material information the Consultant provided to management was disclosed to the HR Committee.

52

Compensation Discussion & Analysis

To safeguard the independence of the Consultant:

•

The HR Committee retains the Consultant, determines the terms and conditions of the Consultant’s engagement, and has the sole authority to approve the Consultant’s fees and other retention terms or to terminate the engagement;

•	The Consultant reports directly to the HR Committee and have direct access to the HR Committee chair during and between meetings; and
•

The Consultant provides no services to the Company or management, except as related to executing the provisions of the HR Committee Charter, and with the knowledge and approval of the HR Committee chair.

The HR Committee has assessed the independence of the Consultant engaged during 2023 pursuant to SEC and NYSE rules and concluded that no conflict of interest exists in connection with the Consultant’s service as an independent advisor to the Committee.

Benchmarking Against Peer Companies

Each year the HR Committee reviews market compensation practices to evaluate the competitiveness of the Company’s pay levels and program design. Given the small number of publicly held healthcare providers and competition with not-for-profit companies, the HR Committee relies on a blend of peer group and market survey data to survey market practices. The HR Committee uses the peer group to assess whether executive officer pay levels are aligned with Company performance on a relative basis and considers the “market median” to be a helpful benchmark in setting compensation levels for our executive officers.

2023 Peer Group

The Company currently has only three direct, publicly traded hospital company peers: Community Health Systems, Inc., HCA Healthcare, Inc. and Universal Health Services, Inc. As a result, in consultation with the Consultant, the HR Committee followed an objective selection process that looked to related industry segments with companies approximating Tenet in revenues, market capitalization, enterprise value and number of employees to ensure we retained a sufficiently large and appropriate peer group. In connection with the HR Committee’s review in August 2022, no changes were made for Tenet’s peer group for 2023.

Direct Peers • Community Health Systems • HCA Healthcare • Universal Health Services	Additional Peers • Baxter International • Becton, Dickinson and Company • Boston Scientific • DaVita • Encompass Health • Henry Schein	• Humana • LabCorp • Molina Healthcare • Quest Diagnostics • Select Medical • Stryker

The following chart illustrates Tenet’s size compared to the 2023 peer group median of revenues, enterprise value and number of employees, using data provided to the HR Committee by the Consultant in August 2022.

2024 PROXY STATEMENT	53

Compensation Discussion & Analysis

Market Survey Data

For 2023 compensation decisions, the HR Committee reviewed additional compensation data from the 2022 Willis Towers Watson U.S. Compensation Database survey, which includes companies with targeted annual revenue ranging from $10 billion to $20 billion. The Consultant compiles data from this survey relating to compensation levels for Tenet executive officers against the compensation levels received by executives holding similar positions at other companies. The Consultant then presents the data to the HR Committee in aggregated form, and the identity of the companies comprising the survey data is not disclosed to, or considered by, the HR Committee in its decision-making process.

Other Compensation, Benefits and Considerations

Perquisites

Perquisites for our NEOs are limited and generally represent an immaterial element of our executive compensation program. They largely consist of life insurance premiums, Company contributions to retirement programs available to other senior officers, and limited personal use of Company aircraft. We do not provide our NEOs with any other significant perquisites.

Dr. Sutaria’s amended and restated employment agreement with the Company (the “Sutaria Agreement”) requires Dr. Sutaria to reimburse us for any personal use of the corporate aircraft above 100 hours per year, and our aircraft usage policy allows the Chairman and CEO to approve limited personal use of Company aircraft by certain other Company executives. In 2023, Dr. Sutaria’s personal use of the corporate aircraft totaled approximately 22 hours. The unreimbursed incremental cost of his use is disclosed in the Summary Compensation Table on page 58.

Executive Severance Plan

The Tenet Executive Severance Plan (ESP) applies to certain of our NEOs in addition to other senior managers and officers of the Company. The ESP provides cash severance and other benefits that vary by position level, consistent with market practice. ESP participants do not receive gross-ups of excise taxes that may be incurred upon a change of control.

Each of the NEOs, other than Dr. Sutaria, would have been eligible to receive severance benefits under the ESP had they experienced a qualifying termination during 2023. The severance periods for the Company’s NEOs under the ESP were determined by the HR Committee based on (1) past company practice, (2) competitive data the Consultant provided regarding the severance periods in place for executives of similar-sized companies and other healthcare peers, and (3) the HR Committee’s analysis of the financial impact of various severance compensation scenarios on each of these executives and the Company.

Provisions in the ESP and related severance agreements regarding non-competition, confidentiality, non-disparagement and non-solicitation as a condition of receipt of severance benefits under the ESP remain in effect for at least the period during which the severed executive is entitled to receive severance payments.

A more detailed description of the ESP is contained in “Potential Payments Upon Termination or Change of Control” beginning on page 67.

Employee Benefits

Our NEOs participate in the Company’s broad-based benefit programs generally available to all employees, including our 401(k) Retirement Savings Plan, as well as health and dental and various other insurance plans, including disability and life insurance. These benefits are consistent with providing a total pay program that is sufficiently competitive with our peer companies to attract and retain highly qualified personnel.

Executive Retirement Programs

Our NEOs also participate in our Executive Retirement Account (ERA) and our Sixth Amended and Restated Tenet 2006 Deferred Compensation Plan (Deferred Compensation Plan, or DCP). Mr. Cancelmi also participates in our frozen Supplemental Executive Retirement Plan (SERP). These programs are designed to provide retirement benefits to participating management-level employees, whose retirement benefits under our tax-qualified programs are otherwise limited under provisions of the Internal Revenue Code. Additional information regarding these programs is provided in the narrative discussion following the 2023 Pension Benefits Table on page 64 and under “Nonqualified Deferred Compensation” beginning on page 66.

54

Compensation Discussion & Analysis

Compensation Governance Practices

Stock Ownership and Retention Requirements

The Board has adopted stock ownership and stock retention requirements for our non-employee directors and all Company officers with the title of Senior Vice President and above to further align their economic interests with those of our shareholders. The ownership requirements must be met within five years from the date on which an individual becomes a director or senior officer, with two-year extensions in the event of a promotion.

Each senior officer is required to own shares of our stock with a value equal to the following multiple of his or her base salary:

Executive Level	Market Value of Stock as a Multiple of Base Salary

Chairman and Chief Executive Officer	6x

President or Chief Operating Officer	4x

Executive Vice Presidents	2x

Senior Vice Presidents	1x

Shares counted toward the stock ownership requirements include: (i) shares of common stock held of record or in a brokerage account by the individual or his or her spouse; (ii) unvested time-based restricted stock or RSUs; and (iii) stock units credited under deferred compensation plans. Outstanding stock options and unearned performance-based RSUs do not count toward satisfaction of the ownership requirements.

If a director or senior officer does not meet the applicable ownership requirements, he or she must retain 100% of any “net shares” received upon the exercise of stock options and the vesting of restricted stock or RSUs until such time as the requirements are met. For this purpose, “net shares” means the number of shares received upon exercise of stock options or upon vesting of restricted stock or RSUs less the number of shares sold or deducted to pay the exercise price (in the case of options), withholding taxes and any brokerage commissions.

All NEOs who are current employees of the Company comply with these requirements. All senior officers are required to certify that they are in compliance with these guidelines prior to executing a sale of the Company’s common stock.

Equity Grant Timing and Stock Option Exercise Prices

Historically, we have made annual equity awards to NEOs and other employees during the first quarter of the year in connection with annual executive compensation decisions. In accordance with the terms of our equity plans, the grant date of these awards is the date the HR Committee approves the grant, which usually occurs at a meeting scheduled more than one year in advance.

We occasionally may grant equity awards to newly hired employees, employees who have been promoted, or for special recognition, retention or other purposes outside of the annual grant process. For equity grants awarded outside of the annual grant cycle, the grant date generally is the first or 15th day of the month following hire or approval (or, if such date is not a trading day, the following date that is a trading day). The exercise price for all stock options is the NYSE closing price per share of our common stock on the date of grant or on the immediately preceding trading day if the date of grant is not a trading day. HR Committee approval is required in all cases where the recipient of the equity grant is a NEO or other senior officer.

Prohibition on Hedging or Pledging Our Stock

Our insider trading policy prohibits any director, executive officer or any other employee subject to its terms from entering into short sales, derivative transactions or any other similar transactions designed to hedge or offset, any decrease in the market value of our stock, whether directly or indirectly. In addition, these directors, officers and employees are prohibited from pledging our stock, including through holding our stock in margin accounts. Our Code of Conduct prohibits all employees from engaging in any market transaction that could put their personal gain in conflict with the Company or its shareholders, including trading in options, warrants, puts, calls or similar derivative interests in Company securities.

2024 PROXY STATEMENT	55

Compensation Discussion & Analysis

Clawback Policies

All awards under our AIP, including for NEOs, are subject to clawback and forfeiture provisions under which the Board may require forfeiture or reimbursement to the Company of a cash bonus in the event of a material restatement of our financial results caused by the recipient’s fraud or in other circumstances involving material violations of Company policy, fraud or misconduct that cause substantial harm to the Company even in the absence of a restatement of financial statements. In addition, performance-based LTI awards made to our NEOs prior to the adoption of our Rule 10D-1 Clawback Policy (described below) are subject to clawback if, within three years following the end of the performance period, the Company materially restates its financial results with respect to the performance period and the recipient’s fraud or misconduct caused or partially caused the need for the restatement.

In August 2023, we adopted a Rule 10D-1 Clawback Policy that is intended to comply with the requirements of NYSE Listing Standard 303A.14 implementing Rule 10D-1 under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.

56

Human Resources Committee Report

Our Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis above. Based on this review and these discussions, the HR Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and included in this Proxy Statement.

Members of the Human Resources Committee

J. Robert Kerrey, Chair

Vineeta Agarwala, M.D, PhD

Richard W. Fisher

Christopher S. Lynch

Richard J. Mark

Tammy Romo

Stephen H. Rusckowski

2024 PROXY STATEMENT	57

Executive Compensation Tables

2023 Summary Compensation Table

The following table summarizes the compensation for the years ended December 31, 2023, 2022 and 2021 for our NEOs. Ms. Foo became a NEO for the first time in 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Saum Sutaria Chairman and Chief Executive Officer	2023	1,500,000	-0-	10,130,393	6,300,000	-0-	587,717	18,518,109
	2022	1,441,154	-0-	6,847,258	2,340,000	-0-	418,716	11,047,128
	2021	1,146,154	-0-	15,000,119	4,500,000	-0-	507,399	21,153,672

Dan Cancelmi Former EVP and Chief Financial Officer	2023	750,000	-0-	2,366,606	2,100,000	4,045,998	9,900	9,272,504
	2022	740,178	-0-	2,054,149	780,000	-0-	33,757	3,608,084
	2021	686,575	-0-	2,750,103	3,353,464	2,621,133	8,700	9,419,975

Tom Arnst EVP, Chief Administrative Officer, General Counsel and Corporate Secretary	2023	650,000	-0-	1,614,898	1,267,500	-0-	139,900	3,672,298
	2022	639,712	181,500	1,369,445	507,000	-0-	152,893	2,850,550
	2021	461,538	-0-	1,500,094	1,580,000	-0-	128,700	3,670,332

Lisa Foo EVP, Commercial Operations	2023	650,000	-0-	1,150,146	1,267,500	-0-	167,860	3,235,506
	2022	630,385	150,000	684,713	507,000	-0-	158,998	2,131,096

Paola Arbour EVP and Chief Information Officer	2023	550,000	-0-	807,541	990,000	-0-	119,900	2,467,441
	2022	540,192	-0-	684,713	363,000	-0-	119,171	1,707,076
	2021	500,000	-0-	900,036	1,414,584	-0-	108,846	2,923,466

(1)

Values in this column for 2023 represent the grant date fair value of time-based RSUs and performance-based RSUs calculated in accordance with ASC Topic 718. We calculate the grant date fair value of time-based RSUs based on the NYSE closing price per share of our common stock on the applicable date of grant, which was $59.55 on March 1, 2023. For purposes of the performance-based RSUs, only the first one-third tranche of the performance-based RSUs granted in 2023 (the “2023 PRSUs”) and only the second one-third tranche of the performance-based RSUs granted in 2022 (the “2022 PRSUs”), each of which vests based on 2023 performance (subject to the three-year Relative TSR multiplier), are reflected in this column for 2023. The grant date fair values per unit of the first tranche of the 2023 PRSUs and of the second tranche of the 2022 PRSUs are set forth below, which were determined assuming target performance for the financial measures and using a Monte Carlo simulation including the assumptions set forth below:

	Grant Date Stock Price	Simulation Term	Volatility	Dividend Yield	Risk-Free Investment Rate	Grant Date Fair Value
First Tranche of 2023 PRSUs	$59.55	2.84 years	60.00%	0.00%	4.60%	$66.20
Second Tranche of 2022 PRSUs	$56.50	1.89 years	53.61%	0.00%	4.47%	$58.00

If maximum performance were assumed, the performance-based RSUs included in these totals for 2023 would be as set forth in the following table.

	Sutaria	Cancelmi	Arnst	Foo	Arbour
First Tranche of 2023 PRSUs	5,419,397	-0-	833,673	625,292	416,911
Second Tranche of 2022 PRSUs	2,443,540	733,120	488,708	244,412	244,412

58

Executive Compensation Tables

The remaining tranches of the 2023 PRSUs and the remaining tranche of the 2022 PRSUs will be reflected as compensation for the year in which the applicable performance targets are established and a grant date fair value can be determined under ASC Topic 718.

(2)	This column reflects cash awards earned under our AIP for performance in the relevant year.

(3)

The 2023 amounts represent the change in the actuarial present value of accumulated benefits under our SERP as of December 31, 2023 for Mr. Cancelmi, our only NEO who participates in the SERP. These amounts do not reflect compensation actually paid to the NEO. No NEO received preferential or above-market earnings on deferred compensation.

(4)	Amounts shown in this column for 2023 include the following:

	Sutaria	Cancelmi	Arnst	Foo	Arbour
Matching contributions under our 401(k) Retirement Savings Plan	9,900	9,900	9,900	9,900	9,900
Matching contributions under our 2006 DCP	70,200	-0-	-0-	27,960	-0-
Company contributions under our ERA	375,000	-0-	130,000	130,000	110,000
Personal use of company aircraft*	132,617	-0-	-0-	-0-	-0-
Total	587,717	9,900	139,900	167,860	119,900

*

Amounts shown in this row represent the incremental costs associated with the personal use of our aircraft. Incremental costs include fuel costs, landing and parking fees, customs and handling charges, per hour accruals for maintenance service plans, passenger catering and ground transportation, crew travel expenses and other trip-related variable costs (including fees for contract crew members and the use of our fractional jet interest). Because our aircraft are used primarily for business travel, incremental costs exclude fixed costs that do not change based on usage, such as pilots’ salaries, aircraft purchase or lease costs, fractional jet interest management fees, home-base hangar costs and certain maintenance fees.

2024 PROXY STATEMENT	59

Executive Compensation Tables

Grants of Plan-Based Awards During 2023

The following table sets forth information concerning grants of equity awards made in 2023 under our 2019 Stock Incentive Plan and grants of cash that potentially could have been earned in 2023 under our AIP.

Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Award Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Saum Sutaria	AIP		0	2,250,000	6,750,000
	RSU	3/1/23							109,152	6,500,002
	2023 PRSU	3/1/23				0	36,384	81,864		2,408,621
	2022 PRSU	2/9/23				0	21,065	42,130		1,221,770
Dan Cancelmi	AIP		0	750,000	2,250,000
	RSU	3/1/23							33,586	2,000,046
	2022 PRSU	2/9/23				0	6,320	12,640		366,560
Tom Arnst	AIP		0	487,500	1,462,500
	RSU	3/1/23							16,793	1,000,023
	2023 PRSU	3/1/23				0	5,597	12,593		370,521
	2022 PRSU	2/9/23				0	4,213	8,426		244,354
Lisa Foo	AIP		0	487,500	1,462,500
	RSU	3/1/23							12,595	750,032
	2023 PRSU	3/1/23				0	4,198	9,446		277,908
	2022 PRSU	2/9/23				0	2,107	4,214		122,206
Paola Arbour	AIP		0	412,500	1,237,500
	RSU	3/1/23							8,397	500,041
	2023 PRSU	3/1/23				0	2,799	6,298		185,294
	2022 PRSU	2/9/23				0	2,107	4,214		122,206

(1)

AIP Awards. Awards designated “AIP” are awards that our NEOs might have earned during 2023 under our Annual Incentive Plan, dependent upon our 2023 performance. Awards actually earned are shown in the Non-Equity Incentive Plan Compensation column of the 2023 Summary Compensation Table on page 58.

Time-Based Restricted Stock Unit Awards. Awards designated “RSU” reflect time-based RSUs under our 2019 Stock Incentive Plan. Other than with respect to the RSUs granted to Mr. Cancelmi, the RSUs vest ratably over each of the first three anniversaries of the grant date. The RSUs granted to Mr. Cancelmi vested on December 31, 2023.

Performance-Based Restricted Stock Unit Awards. Awards designated “PRSU” reflect the first one-third tranche of the performance-based RSUs granted under our 2019 Stock Incentive Plan in 2023 and the second one-third tranche of the performance-based RSUs granted under our 2019 Stock Incentive Plan in 2022. The PRSUs are subject to the satisfaction of financial and stock price performance conditions further discussed on page 50.

60

Executive Compensation Tables

(2)

We calculate the grant date fair value of time-based RSUs based on the NYSE closing price per share of our common stock on the applicable date of grant, which was $59.55 on March 1, 2023. For purposes of the performance-based RSUs, only the first one-third tranche of the 2023 PRSUs and only the second one-third tranche of the 2022 PRSUs, each of which vests based on 2023 performance (subject to the three-year Relative TSR multiplier), are reflected in this column for 2023. The grant date fair values per unit of the first tranche of the 2023 PRSUs and of the second tranche of the 2022 PRSUs are set forth below, which were determined assuming target performance for the financial measures and using a Monte Carlo simulation including the assumptions set forth below:

	Grant Date Stock Price	Simulation Term	Volatility	Dividend Yield	Risk-Free Investment Rate	Grant Date Fair Value
First Tranche of 2023 PRSUs	$59.55	2.84 years	60.00%	0.00%	4.60%	$66.20
Second Tranche of 2022 PRSUs	$56.50	1.89 years	53.61%	0.00%	4.47%	$58.00

Although approved by the Committee in February of 2022 and March of 2023, respectively, the third tranche of the 2022 PRSUs and the second and third tranches of the 2023 PRSUs will not have an ASC Topic 718 grant date fair value until the applicable performance conditions are established in early 2024 and early 2025. Accordingly, such tranches will be reported as 2024 and 2025 grants, as applicable, under applicable SEC guidance.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Sutaria Employment Agreement

Dr. Sutaria and the Company are parties to the Sutaria Agreement, which provides for an initial term from September 1, 2021 through December 31, 2025, with automatic one-year renewals unless either party provides advance notice of their intention not to renew and subject to earlier termination in accordance with the terms of the agreement. In addition to setting forth standard terms regarding minimum base salary, target bonus under the AIP, eligibility for LTI awards and employee benefits, the Sutaria Agreement provides for an annual Company contribution to the ERA of no less than $250,000.

The Sutaria Agreement includes severance payments and benefits in the event of a qualifying termination, as described in further detail beginning on page 67.

2024 PROXY STATEMENT	61

Executive Compensation Tables

Outstanding Equity Awards

The following table sets forth information as of December 31, 2023 with respect to outstanding equity awards granted to each of the NEOs.

Outstanding Equity Awards at 2023 Fiscal Year-End Table

		Option Awards(1)				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Saum Sutaria	2/24/21					25,229	(3)	1,906,556

	2/24/21					113,362	(4)	8,556,766

	9/1/21					53,341	(5)	4,030,979

	9/1/21								106,682	(6)	8,061,959

	2/23/22					42,131	(3)	3,183,840

	2/23/22								84,260	(7)	6,367,528

	3/1/23					109,152	(3)	8,248,617

	3/1/23								81,864	(8)	6,186,462

Dan Cancelmi	2/27/19	61,383	—	28.26	2/27/29

	2/24/21					8,673	(3)	655,419

	2/24/21					51,958	(4)	3,926,466

	2/23/22					12,640	(3)	955,205

	2/23/22								25,278	(7)	1,910,258

Tom Arnst (9)	2/24/21					4,731	(3)	357,522

	2/24/21					28,344	(4)	2,141,956

	2/23/22					8,427	(3)	636,828

	2/23/22								17,872	(7)	1,350,549

	3/1/23					16,793	(3)	1,269,047

	3/1/23								12,593	(8)	951,672

62

Executive Compensation Tables

		Option Awards(1)				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Lisa Foo	2/24/21					1,104	(3)	83,429

	2/24/21					6,615	(4)	499,896

	2/23/22					4,214	(3)	318,452
	2/23/22								8,426	(7)	636,753
	3/1/23					12,595	(3)	951,804
	3/1/23								9,446	(8)	713,796

Paola Arbour	2/24/21					2,839	(3)	214,543

	2/24/21					17,006	(4)	1,285,143

	2/23/22					4,214	(3)	318,452

	2/23/22								8,426	(7)	636,753

	3/1/23					8,397	(3)	634,561

	3/1/23								6,298	(8)	475,921

(1)	All options have a term of 10 years.

(2)	Based on the NYSE closing price of $75.57 per share of our common stock on December 29, 2023, the last trading day of 2023.

(3)	These time-based RSUs vest in equal installments on each of the first three anniversaries of the date of grant.

(4)	These performance-based RSUs became earned at 199.7% of target at the end of the three-year performance period ended December 31, 2023. The earned performance-based RSUs vested on February 24, 2024.

(5)	These time-based RSUs vest on August 31, 2025.

(6)

These performance-based RSUs will vest on August 31, 2025, subject to the achievement of annual performance goals for each year (or partial year) within the performance period beginning January 1, 2021 and ending June 30, 2025, as modified by the Relative TSR multiplier measured over the entirety of the performance period. The amount reported here represents the maximum performance-based RSUs that may be earned.

(7)

These performance-based RSUs will vest on February 23, 2025 following the end of the three-year performance period ended December 31, 2024, subject to the achievement of Adjusted EPS and Adjusted FCF Less NCI performance goals for 2022 and 2023, as modified by the Relative TSR multiplier measured over the entirety of the performance period. The amount reported here represents the maximum performance-based RSUs that may be earned with respect to the first and second tranches of these awards.

(8)

These performance-based RSUs will vest on March 1, 2026 following the end of the three-year performance period ended December 31, 2025, subject to the achievement of Adjusted EPS and Adjusted FCF Less NCI performance goals for 2023, as modified by the Relative TSR multiplier measured over the entirety of the performance period. The amount reported here represents the maximum performance-based RSUs that may be earned with respect to the first tranche of these awards

(9)

The following outstanding equity awards reported for Mr. Arnst in these rows were transferred pursuant to a domestic relations order: (i) 575 time-based RSUs granted on February 24, 2021; and (ii) 3,443 performance-based RSUs granted on February 24, 2021 (based on actual performance through December 31, 2023).

2024 PROXY STATEMENT	63

Executive Compensation Tables

Option Exercises and Stock Vested

The following table sets forth certain information regarding stock options exercised and restricted stock unit awards vested during 2023 for the NEOs.

2023 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)

Saum Sutaria			151,705		9,022,606

Dan Cancelmi			135,377		8,581,687

Tom Arnst			45,273	(3)	2,662,229

Lisa Foo			13,629		810,864

Paola Arbour	38,556	1,023,336	36,194		2,148,743

(1)

Calculated by multiplying the number of stock options exercised by the difference between the market price of common stock on the exercise date and the exercise price. The values shown do not represent the total value of shares received by the NEOs, as shares were sold to cover applicable taxes.

(2)

Calculated by multiplying the number of shares vested by the market price of common stock on the vesting date. The values shown do not represent the total value of shares received by the NEOs, as shares were withheld to cover applicable taxes.

(3)	Includes 10,535 RSUs transferred pursuant to a domestic relations order.

Pension Benefits

The following table sets forth information as of December 31, 2023 with respect to our SERP, which provides for benefits that will become payable following a six-month delay, in connection with the retirement of Mr. Cancelmi.

2023 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit ($)(2)(3)(4)	Payments During Last Fiscal Year

Dan Cancelmi	SERP	20	13,707,516	-0-

(1)	Credited service under the SERP is limited to a maximum of 20 years.

(2)

Computed as of December 31, 2023, the same pension plan measurement date used for financial statement reporting purposes with respect to our consolidated financial statements for the year ended December 31, 2023, which are included in our Annual Report on Form 10-K.

(3)

Determined using the benefit formula, age and service credits, and final average earnings as of December 31, 2023, using: (i) the assumption that retirement age is age 62, which is the earliest age at which a participant under the SERP may retire or terminate employment without a reduction in benefits; (ii) actuarial tables used in calculating life expectancies; and (iii) a discount rate of 5.50%.

(4)

The amount shown is the present value of the full accumulated benefit amount under the SERP; however, the amount received under the SERP upon retirement will be offset by any benefit received under the ERA and other retirement benefits. For more information on amounts payable under the ERA, see the 2023 Nonqualified Deferred Compensation Table on page 66.

64

Executive Compensation Tables

Supplemental Executive Retirement Plan

Mr. Cancelmi is the only NEO who participates in our SERP, which provides supplemental retirement benefits in the form of retirement payments for life, generally commencing on the first day of the month following an executive’s retirement from Tenet after reaching age 62, subject to the six-month delay applicable to key employees under Section 409A of the Internal Revenue Code of 1986 (Section 409A). At retirement, the annual benefit (paid on a monthly basis) to a participant will be a product of four factors:

Highest average monthly earnings (base salary and annual cash bonus under our AIP) for any consecutive 60-month period during the 10 years preceding retirement	x	Years of credited services	x	Vesting factor	x	Percentage factor (to offset certain other retirement benefits)

The monthly SERP benefit is reduced in the event of a participant’s early retirement (age 55 with 10 years of service) or termination of employment prior to age 62 by 3% for each year that employment termination occurs before age 62 (subject to a maximum reduction of 21%). Monthly SERP benefits are further reduced by an additional 3% each year if benefits begin to be paid prior to age 62. Unreduced retirement benefits under the SERP are available for participants who terminate on or after age 62.

In the event of a change of control, participants fully vest in their SERP benefits and no early retirement or payment reduction will apply. SERP benefits payable in the event of a termination of employment within two years following a change of control event described in Section 409A will commence on the first day of the month following the participant’s termination of employment, subject to the six-month delay applicable to key employees under Section 409A. Otherwise, any SERP benefits payable following a change of control will be paid at normal retirement or early retirement as described above.

None of our NEOs has received credited service under the SERP for years not worked for the Company or its acquired entities, however, the ESP, which was adopted in 2006, would provide each NEO with continued accrual of age and service credit under the SERP during his or her “severance period.” The SERP and ESP have been amended to eliminate these accruals during the severance period for employees that became SERP participants after August 3, 2011.

2024 PROXY STATEMENT	65

Executive Compensation Tables

Nonqualified Deferred Compensation

The following table sets forth information as of December 31, 2023 with respect to our deferred compensation plans.

2023 Nonqualified Deferred Compensation Table

Name	Plan Name(1)	Executive Contributions in Last Fiscal Year ($)(2)	Registrant Contributions in Last Fiscal Year ($)(3)	Aggregate Earnings in Last Fiscal Year ($)(4)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(5)

Saum Sutaria	DCP	140,400	70,200	45,708	-0-	1,008,661
	ERA	-0-	375,000	70,875	-0-	1,681,506

Dan Cancelmi	DCP	-0-	-0-	109,858	-0-	464,068

	ERA	-0-	-0-	-0-	-0-	69,502

Tom Arnst	DCP	-0-	-0-	-0-	-0-	-0-

	ERA	-0-	130,000	55,336	-0-	519,296

Lisa Foo	DCP	126,900	27,960	79,829	-0-	445,444

	ERA	-0-	130,000	18,399	-0-	451,787

Paola Arbour	DCP	-0-	-0-	9,147	-0-	63,951

	ERA	-0-	110,000	29,820	-0-	685,128

(1)	More information about our deferred compensation plans appears below.

(2)	Included in the amounts represented in the 2023 Summary Compensation Table on page 58 as “Salary.”

(3)	Included in the amounts represented in the 2023 Summary Compensation Table on page 58 as “All Other Compensation.”

(4)	These amounts are not included in the 2023 Summary Compensation Table on page 58 because plan earnings were not preferential or above-market.

(5)

The fiscal year-end balance reported for the Deferred Compensation Plan includes the following amounts that were previously reported in Summary Compensation Tables as compensation for previous years: Dr. Sutaria, $921,267; Mr. Cancelmi, $190,136; Mr. Arnst, $-0-, Ms. Foo: $59,545; and Ms. Arbour, $33,581. The fiscal year-end balance reported for the ERA includes the following amounts that were previously reported in Summary Compensation Tables as compensation for prior years: Dr. Sutaria, $1,175,000; Mr. Cancelmi, $69,502; Mr. Arnst, $350,000; Ms. Foo, $130,000; and Ms. Arbour, $410,000.

Deferred Compensation Plan

All our NEOs and non-employee directors are eligible to participate in our Deferred Compensation Plan (DCP). Dr. Sutaria, Mr. Cancelmi, Ms. Foo and Ms. Arbour participated in the DCP in 2023; however, only Dr. Sutaria and Ms. Foo made employee contributions during 2023.

Participants are permitted to elect to defer various types of covered compensation (“Deferral Contributions”) to the DCP. We make an employer matching contribution equal to 50% of an employee’s base compensation and/or bonus deferrals, in each case, with match deferrals not to exceed 6% of compensation. All elective deferrals and employer contributions made to the DCP are fully vested when made.

Amounts deferred under the DCP will generally be distributed, as directed by the participant, upon either termination of service or the occurrence of a specified date. Matching and discretionary contributions are distributed upon termination of service. Distributions may be made in cash or in shares of our common stock and may be made in the form of a lump sum payment or annual installments over a one- to 15-year period, as elected by the participant. Any amounts that are payable from the DCP upon a termination of employment are subject to the six-month delay applicable to key employees under Section 409A.

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Participants may request, no more frequently than daily, that any of the following investment crediting rates be applied to amounts credited to their Deferred Compensation Plan accounts: (i) an annual rate of interest equal to 120% of the applicable federal long-term (10-year) interest rate (which generated an annual return for 2023 of 4.84%); (ii) a rate of return based on one or more benchmark mutual funds, which are the same funds as those offered under our 401(k) Plan; or (iii) a rate of return based on the performance of our common stock, designated as stock units that are payable in shares of our common stock. Amounts that are deemed to be invested in stock units may not be transferred out of stock units and will be paid in shares of our common stock.

Executive Retirement Account

We maintain the Executive Retirement Account (ERA) in order to provide additional deferred compensation benefits to members of the Company’s senior management who are not eligible to participate in the SERP, which includes Dr. Sutaria, Mr. Arnst, Ms. Foo and Ms. Arbour. Mr. Cancelmi began participating in the ERA prior to becoming eligible to participate in the SERP, but he is no longer actively participating in the ERA. For active participants in the ERA other than Dr. Sutaria, the Company makes an annual contribution to the ERA on the participants’ behalf in an amount equal to a specified percentage of their respective base salaries. Under the Sutaria Agreement, Dr. Sutaria is entitled to an annual Company contribution to the ERA of no less than $250,000. All such contributions accrue earnings credits for so long as the participant is actively participating in the ERA. Participants may request, no more frequently than monthly, that any of the investment crediting rates described above regarding the Deferred Compensation Plan be applied to amounts credited to their ERA accounts. Participants are not vested in any portion of their account until reaching age 55 (with five years of service), at which point vesting occurs according to a schedule. Participants become fully vested in their ERA account at age 55 and 20 years of service, at age 60 with five years of service, at age 62 regardless of years of service or upon death, disability or a change of control. Upon a qualifying termination, vesting is determined based on years of service, and participants are entitled to a retirement benefit equal to the vested balance of their ERA account.

Upon becoming a participant in the SERP, Mr. Cancelmi’s participation in the ERA and his account balance was frozen, and no additional contributions or earnings credits were made, though the account balance continued to accrue years of vesting service through his retirement on December 31, 2023. In connection with his retirement, Mr. Cancelmi will receive his vested balances under the ERA and will also be entitled to receive his applicable benefit under the SERP, but such SERP benefit will be offset by the benefit received under the ERA.

Potential Payments Upon Termination or Change of Control

The information below describes and quantifies certain compensation that would be paid under existing plans and arrangements if a NEO’s employment had terminated on December 31, 2023. These amounts are calculated given the NEO’s compensation and service levels as of that date and, as applicable, are based on the NYSE closing price of $75.57 per share of our common stock on December 29, 2023, the last trading day of 2023. These benefits are in addition to benefits available generally to our salaried employees, such as distributions under our 401(k) Plan, disability benefits and accrued vacation pay. A NEO’s benefits under our DCP will generally be distributed in connection with his or her termination of employment or the occurrence of a specified date. Benefits under the SERP and ERA are generally paid on early or normal retirement.

Due to the number of factors that affect the nature and amount of any benefits paid upon the occurrence of any of the events discussed below, any actual amounts paid may be different. Factors that could affect these amounts include the timing of the event, the Company’s stock price and the executive’s age.

Dr. Sutaria’s Employment Agreement Benefits

Upon termination of Dr. Sutaria’s employment with the Company without “cause” (including as a result of the Company’s election not to renew the Sutaria Agreement) or Dr. Sutaria’s resignation with “good reason” (in each case as defined in the Sutaria Agreement) more than six months prior to, or more than two years following, a change of control (as defined in the ESP), the Sutaria Agreement provides that Dr. Sutaria will be eligible to receive, subject to his execution of a release of claims in favor of the Company:

•	payment of any earned but unpaid AIP bonus for the year prior to the year in which the termination of employment occurs (the “Prior Year Bonus”);

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Executive Compensation Tables

•	a pro-rata AIP bonus for the year in which the termination of employment occurs based on actual performance (the “Pro-Rata Bonus”);
•	a cash amount equal to 2.5x the sum of Dr. Sutaria’s base salary plus target AIP bonus, paid over two and one-half year period following the termination date;
•	accelerated vesting of all outstanding unvested equity and other long-term incentive awards; and
•	continued coverage under the Company’s health and welfare plans during the two and one-half year period following the termination date.

If such termination occurs within six months prior to, or within two years following, a change of control, Dr. Sutaria will instead be eligible to receive, subject to his execution of a release of claims in favor of the Company:

•	the Prior Year Bonus;
•	the Pro-Rata Bonus;
•	a cash amount equal to 3.0x the sum of Dr. Sutaria’s base salary plus target AIP bonus paid in single lump-sum;
•	accelerated vesting of all outstanding unvested equity and other long-term incentive awards; and
•	continued coverage under the Company’s health and welfare plans during the three year period following the termination date.

If Dr. Sutaria’s employment is terminated as a result of Dr. Sutaria’s death or “disability” (as defined in the Sutaria Agreement), Dr. Sutaria will be eligible to receive:

•	the Prior Year Bonus;
•	the Pro-Rata Bonus; and
•	accelerated vesting of all outstanding unvested equity and other long-term incentive awards.

In the event Dr. Sutaria elects not to renew the Sutaria Agreement upon expiration of its then-current term, Dr. Sutaria will be entitled to continued vesting of all equity-based awards granted during the term of the Sutaria Agreement during the two and one-half year period following the conclusion of the then-current term as if Dr. Sutaria had remained employed by Company, subject to his execution of a release of claims in favor of the Company and continued compliance with the restrictive covenants set forth in the Sutaria Agreement.

Pursuant to the terms of the Sutaria Agreement, Dr. Sutaria is bound by perpetual confidentiality and non-disparagement covenants. The Sutaria Agreement also contains employee non-solicitation covenants that apply for the duration of Dr. Sutaria’s employment with the Company and for two years thereafter, and a noncompetition covenant that applies with respect to four of the Company’s primary competitors for the duration of Dr. Sutaria’s employment with the Company and for one year thereafter.

Mr. Cancelmi’s Retirement and Transition Services Agreement

On August 9, 2023, the Company and Mr. Cancelmi entered into a retirement transition services and support agreement (the “Transition Agreement”) pursuant to which Mr. Cancelmi’s full-time employment with the Company ended on December 31, 2023. Under the Transition Agreement, Mr. Cancelmi transitioned to part-time employment on January 1, 2024 for continuing transition services and support, which employment will continue through April 15, 2025. Under the Transition Agreement, Mr. Cancelmi will receive the following: (i) a weekly salary of $750; and (ii) continued active participation in the Company’s medical, dental and prescription benefits programs until reaching age 65. In addition, Mr. Cancelmi’s outstanding equity awards will continue to vest in accordance with their terms through his termination of employment on April 15, 2025, and Mr. Cancelmi will receive service credit under the SERP for his age as of April 15, 2025. The Transition Agreement includes a general release of claims in favor of the Company, also requires Mr. Cancelmi to provide a confirming release of claims on April 15, 2025 and extends certain of Mr. Cancelmi’s restrictive covenants through April 15, 2028.

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Executive Compensation Tables

Death, Disability and Retirement

Upon retirement on or after age 62, a NEO would receive a pro-rata bonus earned under the AIP for the year that includes the date of retirement.

Other than the treatment of Dr. Sutaria’s awards under the Sutaria Agreement as discussed above, pursuant to the terms of the award agreements under the 2019 Stock Incentive Plan, if a NEO dies, becomes totally and permanently disabled or, in the case of stock options, retires on or after age 62, unvested options and restricted stock units will vest in full. If the options or RSUs are subject to performance criteria and the termination occurs prior to the end of the performance period, such awards vest immediately on a pro-rata basis based on the performance achieved for completed performance measurement periods and at target level for any incomplete performance measurement periods.

The table set forth below reflects the estimated aggregate amount of payments and other benefits each NEO would have received upon termination of employment due to death, disability or retirement if such terminations occurred as of December 31, 2023. As of December 31, 2023, Mr. Cancelmi was considered early retirement-eligible for purposes of the SERP, and no executives with retirement provisions under their award agreements were considered retirement-eligible for such awards.

2023 Death, Disability and Retirement Table

Name	Termination Scenario	SERP/ERA Benefit ($)(1)	Severance Benefits ($)(2)	Accelerated Equity Awards ($)(3)	Total ($)
Saum Sutaria	Death	-0-	6,300,000	39,784,969	46,084,969
	Disability	-0-	6,300,000	39,784,969	46,084,969
	Retirement	-0-	-0-	-0-	-0-
Dan Cancelmi	Death	6,248,137	-0-	13,670,387	19,918,524
	Disability	10,403,555	-0-	13,670,387	24,073,942
	Retirement	13,707,56	-0-	-0-	13,707,516
Tom Arnst	Death	-0-	-0-	5,321,930	5,321,930
	Disability	-0-	-0-	5,321,930	5,321,930
	Retirement	-0-	-0-	-0-	-0-
Lisa Foo	Death	-0-	-0-	2,489,130	2,489,130
	Disability	-0-	-0-	2,489,130	2,489,130
	Retirement	-0-	-0-	-0-	-0-
Paola Arbour	Death	-0-	-0-	2,982,404	2,982,404
	Disability	-0-	-0-	2,982,404	2,982,404
	Retirement	-0-	-0-	-0-	-0-

(1)

Represents the present value of the benefit payable under the SERP in each of the named scenarios based on each NEO’s years of service to the Company as of the date of death, disability or retirement and using the executive’s highest average monthly earnings (base salary and annual cash bonus under our AIP) over a 60-consecutive month period during the final 120 months of employment. Further, in the case of death and disability, the prior service credit percentage described under “Supplemental Executive Retirement Plan” on page 65 is 100%, the reduction for early commencement of death benefits is limited to 21% and disability benefits continue to accrue vesting credit until the executive attains normal retirement age. These amounts differ from the SERP benefit amounts shown in the 2023 Pension Benefits Table on page 64 because they reflect the SERP payment provisions under each scenario rather than the unreduced commencement of benefits at age 62.

(2)	For Dr. Sutaria, reflects the Pro-Rata Bonus described in more detail under “Dr. Sutaria’s Employment Agreement Benefits” above.

(3)

Unvested performance-based RSU awards are reported as vesting at target levels. Amounts reflected are based on the NYSE closing price of $75.57 per share of our common stock on December 29, 2023, the last trading day of 2023, with respect to RSUs.

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Non-Cause Termination/No Change of Control

Subject to the terms of the ESP and applicable equity plans and award agreements, including execution of a severance agreement containing restrictive covenants and a release of claims, Mr. Arnst, Ms. Foo and Ms. Arbour (and, solely with respect to the equity award treatment described below, Mr. Cancelmi) are entitled to the following severance payments and other benefits if the executive’s employment is terminated by the Company without cause or by the executive for good reason (a “non-cause” termination), outside the context of a change of control of the Company:

•

Severance pay (base salary plus target bonus (or, for Ms. Foo, the average bonus payout percentage for the preceding three years (or if greater, 50%) multiplied by base salary)) during the “severance period” of one and a half years.

•	Lump sum pro-rata bonus earned under the AIP for the year that includes the date of termination.
•

Continued coverage during the severance period under medical, dental, vision, life and long-term care benefit programs, provided that the executive continues to pay his or her portion of the cost of such coverages as in effect upon termination, and reduced to the extent that the NEO receives comparable benefits through other employment during the severance period.

•	Outplacement services not to exceed $25,000.
•

Pursuant to the terms of the ESP, the NEOs will forfeit any non-vested outstanding equity awards at termination to the extent the underlying equity award agreements do not otherwise provide for acceleration of vesting. Time-vested RSU awards and stock options vest upon a non-cause termination. Likewise, subject to satisfaction of the performance criteria, performance-based RSU awards and performance-based stock options vest upon a non-cause termination (with proration for any performance period not completed as of termination with respect to performance-based RSU awards). In February 2022, Ms. Arbour’s participation agreement under the ESP and Mr. Arnst’s offer letter were amended to provide for continued vesting upon a qualifying termination, even if the underlying equity award agreements do not provide for such vesting treatment.

•

Performance cash awards are subject to the same treatment as performance-based RSU awards with respect to any performance period not completed as of termination (i.e., any previously “banked” amounts shall also be payable).

•	Age and service credit under the SERP during the severance period, for employees who became participants in the SERP prior to August 3, 2011.

The table set forth below reflects the estimated aggregate amount of payments and other benefits (not including reimbursable legal fees, if any, to obtain benefits under the ESP and certain reimbursable excise taxes, if any, incurred by the participant under Section 409A) each NEO would receive upon a non-cause termination unrelated to any change of control assuming that terminations occurred as of December 31, 2023. For information on the benefits payable to Mr. Cancelmi in connection with his retirement and transition, see “Mr. Cancelmi’s Retirement and Transition Services Agreement” on pg. 68.

Name	Cash Severance ($)(1)	Pro-Rata Bonus ($)(2)	Health and Welfare Benefits ($)(3)	Outplacement Services ($)	Accelerated Equity Awards ($)(4)	Excise Tax Reimbursements ($)	Total ($)

Saum Sutaria	9,375,000	6,300,000	49,567	-0-	39,784,969	Not a benefit	55,509,536
Dan Cancelmi	-0-	-0-	-0-	-0-	13,670,387		13,670,387
Tom Arnst	1,706,250	1,267,500	27,287	25,000	5,321,930		8,347,967
Lisa Foo	2,084,063	1,267,500	27,909	25,000	2,489,130		5,893,602
Paola Arbour	1,443,750	990,000	13,114	25,000	2,982,404		5,454,268

(1)	Severance is paid on a bi-weekly basis at termination, subject to certain amounts being delayed for a six-month period in compliance with Section 409A.

(2)	Represents each NEO’s pro-rata AIP bonus for 2023 based on actual performance, which is payable at the time AIP bonuses are paid to other executives.

(3)

Represents the aggregate incremental cost of providing medical, dental, life insurance, and accidental death and dismemberment benefits to the executive at active employee rates. “Incremental cost” is comprised of our contributions to the premium cost for these benefits and our cost of paying benefits under our self-funded plans.

(4)

Unvested performance-based RSUs are reported as vesting at target levels. Amounts reflected are based on the NYSE closing price of $75.57 per share of our common stock on December 29, 2023, the last trading day of 2023, with respect to RSUs.

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Non-Cause Termination/Change of Control

Subject to the terms of the ESP and applicable equity plans and award agreements, each of the NEOs (other than Dr. Sutaria, whose separation benefits are described above, and Dr. Cancelmi in light of his Retirement and Transition Services Agreement) is entitled to the following severance payments and other benefits if his or her employment is terminated without cause, or by the executive for good reason (a “non-cause” termination), during the period beginning six months prior to a change of control and ending 24 months following the occurrence of a change in control (the “protection period”):

•

The same benefits to which the executive would be entitled with respect to a non-cause termination outside the context of a change of control, as described above, provided that the “severance period” is two years. However, If the termination occurs within the six months prior to a change of control that results from the liquidation or dissolution of the Company, then the severance period applicable to non-cause terminations outside the context of a change of control will apply.

•

Equity awards that have not vested and are not assumed or exchanged for substitute equity by the successor to the Company will accelerate and become vested upon a change of control irrespective of whether the NEO terminates employment.

•

Equity awards that have not vested and are assumed or substituted by the successor to the Company will accelerate and become vested upon a non-cause termination in connection with a change of control, and performance-based RSUs and performance-based stock options will vest subject to the satisfaction of performance criteria (with proration for any performance period not completed as of termination).

In 2012, the Company amended the ESP to eliminate all reimbursements and gross ups with respect to golden parachute excise taxes. Pursuant to the ESP, if any payment or other benefit to which an executive is entitled under the ESP or otherwise will become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive’s payments and benefits shall be either (i) provided to the executive in full, or (ii) provided to the executive as to such lesser extent, which would result in no portion of such payments and benefits being subject to the excise tax, whichever of the amounts results in the receipt by the executive, on an after-tax basis, of the greatest amount of benefits.

The table set forth below reflects the estimated aggregate amount of payments and other benefits (not including reimbursable legal fees, if any, to obtain benefits under the ESP and certain reimbursable excise taxes, if any, incurred by the participant under Section 409A) each NEO would receive upon a non-cause termination related to any change of control assuming that terminations occurred as of December 31, 2023.

Name	Cash Severance ($)(1)	Pro-Rata Bonus ($)(2)	Health and Welfare Benefits ($)(3)	Outplacement Services ($)	Accelerated Equity Awards ($)(4)	Excise Tax Reimbursements ($)	Cutback for Excise Tax Avoidance ($)(5)	Total ($)

Saum Sutaria	11,250,000	6,300,000	59,480	-0-	39,784,969	Not a benefit	-0-	57,394,449
Dan Cancelmi	-0-	-0-	-0-	-0-	13,670,387		-0-	13,670,387
Tom Arnst	2,275,000	1,267,500	36,383	25,000	5,321,930		-0-	8,925,813
Lisa Foo	2,778,750	1,267,500	37,212	25,000	2,489,130		-0-	6,597,592
Paola Arbour	1,925,000	990,000	17,486	25,000	2,982,404		(496,343)	5,443,547

(1)

In the case of a non-cause termination that occurs during the six months preceding a change of control, severance pay will be paid in the same manner as a termination that is not related to a change in control. In the case of a non-cause termination that occurs within two years following a change of control, severance pay under the ESP will generally be made to the NEO in a lump sum at termination, subject to any six-month delay required by Section 409A. For Dr. Sutaria, severance in connection with a change in control will be payable in a lump sum following termination.

(2)	Represents each NEO’s pro-rata AIP bonus for 2023 based on actual performance, which is payable at the time AIP bonuses are paid to other executives.

(3)

Represents the aggregate incremental cost of providing medical, dental, life insurance, and accidental death and dismemberment benefits to the executive at active employee rates. “Incremental cost” is comprised of our contributions to the premium cost for these benefits and our cost of paying benefits under our self-funded plans.

(4)	Amounts reflected have been calculated using the NYSE closing price of $75.57 per share of our common stock on December 29, 2023, the last trading day of 2023, with respect to RSUs.

(5)

Represents a reduction in otherwise payable benefits in an amount sufficient to avoid an application of the excise tax imposed by Section 4999 of the Internal Revenue Code. The payments and benefits provided to Mr. Arnst and Ms. Foo would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code; however, a reduction in payments will not result in a greater amount of after-tax benefits.

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Executive Compensation Tables

Definitions:

“Cause” under our DCP, ESP, AIP and 2019 Stock Incentive Plan is defined as:

•

When used in connection with a qualifying termination triggering benefits outside the context of a change of control, an executive’s: (i) dishonesty, (ii) fraud, (iii) willful misconduct, (iv) breach of fiduciary duty, (v) conflict of interest, (vi) commission of a felony, (vii) material failure or refusal to perform his job duties in accordance with Company policies, (viii) a material violation of Company policy that causes harm to the Company or an affiliate, or (ix) other wrongful conduct of a similar nature and degree; or

•

When used in connection with a qualifying termination triggering benefits in the context of a change of control: (i) any intentional act or misconduct materially injurious to the Company or any affiliate, financial or otherwise, including, but not limited to, misappropriation or fraud, embezzlement or conversion by the executive of the Company’s or any affiliate’s property in connection with the executive’s employment with the Company or an affiliate, (ii) any willful act or omission constituting a material breach by the executive of a fiduciary duty, (iii) a final, non-appealable order in a proceeding before a court of competent jurisdiction or a final order in an administrative proceeding finding that the executive committed any willful misconduct or criminal activity (excluding minor traffic violations or other minor offenses), which commission is materially inimical to the interests of the Company or any affiliate, whether for his personal benefit or in connection with his duties for the Company or an affiliate, (iv) the conviction (or plea of no contest) of the executive for any felony, (v) material failure or refusal to perform his job duties in accordance with Company policies (other than resulting from the executive’s disability as defined by Company policies), or (vi) a material violation of Company policy that causes material harm to the Company or an affiliate.

A “change of control” under our DCP, ESP, AIP and 2019 Stock Incentive Plan will have occurred if: (i) any one person, or more than one person acting as a group, acquires, directly or indirectly, whether in a single transaction or a series of related transactions, more than 50% of the total fair market value or voting power of our stock (including stock held prior to such acquisition); (ii) any one person, or more than one person acting as a group, acquires, directly or indirectly, during a 12-month period ending on the date of the most recent acquisition by such person or persons, 35% or more of the total voting power of our stock (not considering stock owned by such person or group prior to such 12-month period); (iii) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our Board prior to such election; (iv) a sale, exchange, lease, disposition or other transfer of all or substantially all of the assets of the Company; or (v) there occurs a liquidation or dissolution of the Company that is approved by a majority of the Company’s shareholders. This definition of change of control complies with Section 409A except for item (v).

“Good Reason” under our ESP, AIP and 2019 Stock Incentive Plan is defined as: (a) in the case of a voluntary termination of employment by an executive preceding or more than two years following a change of control: (i) a material diminution in the executive’s job authority, responsibilities or duties, (ii) a material diminution of the executive’s base salary, (iii) an involuntary and material change in the geographic location of the workplace at which the executive must perform services, or (iv) any other action or inaction that constitutes a material breach by the employer or a successor of the agreement under which the executive provides services; (b) in the case of a voluntary termination of employment by an executive upon or within two years following a change of control: (i) a material downward change in job functions, duties, or responsibilities which reduces the rank or position of the executive, (ii) a reduction in the executive’s annual base salary, (iii) a reduction in the aggregate value of the executive’s annual base salary and AIP target bonus opportunity, (iv) a material reduction in the executive’s retirement or supplemental retirement benefits, (v) an involuntary and material change in the geographic location of the workplace at which the executive must perform services, or (vi) any other action or inaction that constitutes a material breach by the employer or a successor of the agreement under which the executive provides services.

72

Pay Ratio Disclosure

Pay Ratio Disclosure

The 2023 annual total compensation of the median compensated of all our employees, other than Saum Sutaria, our Chairman and CEO, was $60,633; Dr. Sutaria’s 2023 annual total compensation was $18,518,109; and the ratio of these amounts was approximately 1 to 305.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules. For purposes of calculating the amount of compensation paid to our median employee during 2023, we identified this median compensated employee using total gross wages (i.e., all amounts paid before any taxes, deductions or other payroll withholding) earned during calendar year 2023 for all employees who were employed for all of 2023, and we used the annualized value of total gross wages earned during calendar year 2023 for all employees who were hired during 2023 and were employed as of December 31, 2023, but did not serve a full year with the Company. We identified our employee population as of December 31, 2023, based on our payroll and employment records. As permitted by SEC rules, we excluded approximately 3,430 employees located in the Philippines, who in the aggregate represented approximately 3.3% of our approximately 103,836 employees as of December 31, 2023.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Pay Versus Performance

Pay Versus Performance
In accordance with SEC rules adopted, we provide the following disclosure regarding executive compensation and Company performance for the fiscal years listed below. The HR Committee did not consider this pay versus performance disclosure or the “compensation actually paid” amounts below in making its pay decisions for any of the fiscal years shown.

					Average Summary Compensation	Average	Value of Initial Fixed $100 Investment (3)
Year	Summary Compensation Table Total for Dr. Sutaria ($) (1)	Summary Compensation Table Total for Mr. Rittenmeyer ($) (1)	Compensation Actually Paid to Dr. Sutaria ($) (1)(2)	Compensation Actually Paid to Mr. Rittenmeyer ($) (1)(2)	Table Total for Non-PEO NEOs ($) (1)	Compensation Actually Paid to Non-PEO NEOs ($) (1)(2)	Company TSR ($)	Peer Group TSR ($)	Net Income ($MM) (4)	Adjusted EBITDA ($MM) (5)

2023	18,518,109	—	63,876,884	—	4,661,937	9,805,274	198.71	143.18	1,311	3,541

2022	11,047,128	—	(9,106,588)	—	6,921,122	1,325,894	128.29	140.29	1,001	3,469

2021	21,153,672	18,666,160	50,394,322	34,148,681	4,786,880	11,458,403	214.80	143.09	1,476	3,483

2020	—	16,675,529	—	16,079,648	4,996,930	5,700,379	105.00	113.45	768	3,146

(1)
Ron Rittenmeyer served as our principal executive officer (PEO) during 2020 and 2021 until he was succeeded by Dr. Sutaria on September 1, 2021, who served as our PEO for the remainder of 2021 and for 2022 and 2023. The
Non-PEO
NEOs for whom the average compensation is presented in this table are: (i) for fiscal 2023, Messrs. Cancelmi and Arnst and Mses. Arbour and Foo; (ii) for fiscal 2022, Messrs. Rittenmeyer, Cancelmi and Arnst and Mses. Arbour and Foo; (iii) for fiscal 2021, Messrs. Cancelmi and Arnst, Ms. Arbour and Audrey Andrews, our former Executive Vice President and General Counsel; and (iv) for fiscal 2020, Dr. Sutaria, Mr. Cancelmi, Mses. Andrews and Arbour and Sandi Karrmann, our former Executive Vice President and Chief Human Resources Officer.

(2)
The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect the total compensation actually realized or received by the Company’s NEOs. In accordance with these rules, these amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Compensation Actually Paid	Dr. Sutaria 2023	Average Non- PEO NEOS 2023

Summary Compensation Table Total	18,518,109	4,661,937

Less, value of Stock Awards and Option Awards reported in Summary Compensation Table	(10,130,392)	(1,484,798)

Less, Change in Pension Value reported in Summary Compensation Table	-0-	(1,011,500)

Plus, year-end fair value of outstanding and unvested equity awards granted in the year	27,075,154	2,343,143

Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	25,376,768	3,358,855

Plus, fair value as of vesting date of equity awards granted and vested in the year	-0-	634,524

Plus (less), change in fair value from prior year-end to vesting date of equity awards granted in prior years that vested in the year	3.037,245	1,303,113

Plus, pension service cost for services rendered during the year	-0-	-0-

Plus, prior pension service cost or credit associated with any plan amendments or initiations during the year for services rendered during prior years.	-0-	-0-

Compensation Actually Paid	63,876,884	9,805,274

(3)
Amounts in these columns assume $100 was invested for the cumulative period from December 31, 2019 through the end of the listed fiscal year, in either the Company’s common stock or the S&P 500 Health Care Index (the Company’s peer group), as applicable, and reinvestment of the pre-tax
value of dividends paid. Historical stock performance is not necessarily indicative of future stock performance.

(4)	Reflects the Company’s net income, as reported in the Company’s Annual Report on Form 10-K for each of Fiscal Years 2023, 2022, 2021 and 2020.

(5)
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and other NEOs in 2023, consistent with 2022. This performance measure may not have been the most important financial performance measure for prior fiscal years, and we may determine a different financial performance measure to be the most important measure in future years. Adjusted EBITDA, a non-GAAP
measure, is defined in Appendix A, and reconciliations of this non-GAAP
financial measure to the most directly comparable GAAP measure may be found in the Company’s Annual Report on Form
10-K
for each of Fiscal Years 2023, 2022, 2021 and 2020.

74

Pay Versus Performance

Description of Certain Relationships of Information Presented in the Pay Versus Performance Table
As described in more detail in Compensation Discussion & Analysis, the Company’s executive compensation program reflects a pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance Table. Moreover, the Company generally seeks to incentivize long-term performance and, therefore, does not specifically align the Company’s performance measures with “compensation actually paid.” In accordance with SEC rules, the Company is providing the following representations of the relationships between information presented in the Pay Versus Performance Table.
Company vs Peer Group TSR and Compensation Actually Paid vs Company TSR

Compensation Actually Paid vs Net Income

2024 PROXY STATEMENT	75

Pay Versus Performance

Compensation Actually Paid vs Adjusted EBITDA

Financial Performance Measures
The following list presents the financial performance measures that the Company has determined represent the most important in linking “Compensation Actually Paid” to our PEO and the other NEOs for 2023 to Company performance. These measures are not ranked.

•	Adjusted EBITDA;

•	Adjusted Free Cash Flow less cash distributions paid to noncontrolling interests as reflected on the Company’s consolidated statements of cash flows; and

•	Adjusted EPS.
See Appendix A for definitions of each of these
non-GAAP
measures, and see Compensation Discussion & Analysis beginning on page 42 for information regarding how these measures were used in our 2023 executive compensation program.

76

Securities Authorized for Issuance

Under Equity Compensation Plans

The following table summarizes certain information with respect to our equity compensation plans pursuant to which rights remain outstanding as of December 31, 2023.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (B)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)

Equity compensation plans approved by security holders	384,440	(2)	$22.79	11,396,373	(3)

Equity compensation plans not approved by security holders(4)	65,282		-0-	-0-

Total	449,722		$22.79	11,396,373

(1)

The weighted average exercise price does not consider the shares issuable upon the vesting of outstanding RSUs or performance-based RSUs, which have no exercise price. In addition, no exercise price is applicable to the stock units under our deferred compensation plans.

(2)	Includes shares subject to outstanding stock options and time-based RSUs and the target number of shares subject to outstanding performance-based RSUs.

(3)

Includes 2,501,233 shares remaining available for issuance pursuant to the Tenth Amended and Restated 1995 Employee Stock Purchase Plan and 8,895,140 shares remaining available for issuance under the 2019 Stock Incentive Plan, assuming that all outstanding performance-based RSUs that had not already provisionally vested would settle at target levels.

All shares available under the 2019 Stock Incentive Plan may be used for option-based and all other awards authorized under the 2019 Stock Incentive Plan. As approved by our shareholders, option-based awards and stock appreciation rights reduce the number of shares available for issuance on a one-to-one basis. However, grants of all other awards, such as RSUs, reduce the number of shares available under the 2019 Stock Incentive Plan by 1.65 shares for each share subject to such awards.

(4)

Consists of deferred compensation invested in 58,490 stock units under our DCP and 6,792 stock units under our ERA, in each case payable in common stock. The potential future dilutive effect of deferred compensation plans due to future investment of deferrals into stock units cannot be estimated. A description of the material features of our DCP and ERA can be found under “Nonqualified Deferred Compensation” beginning on page 66.

2024 PROXY STATEMENT	77

Proposal 2 - Advisory Vote to Approve Executive Compensation

We are asking shareholders to vote on an advisory resolution to approve the Company’s executive compensation as reported in this Proxy Statement. As described in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 42, we have designed our executive compensation program to align the interests of our NEOs with shareholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term performance goals.

We urge you to read “Compensation Discussion and Analysis,” which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the 2023 Summary Compensation Table and other related compensation tables and narrative, appearing on pages 58 through 72, which provide detailed information on the compensation of our NEOs. The HR Committee and the Board believe that the policies and procedures articulated in “Compensation Discussion and Analysis” are effective in achieving the goals of our executive compensation program and that the compensation of our NEOs reported in this Proxy Statement reflects and supports these compensation policies and procedures.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (Exchange Act), we are asking shareholders to vote in favor of the following advisory resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2024 Annual Meeting of Shareholders.”

This resolution, commonly referred to as a “say-on-pay” resolution, will be considered to have been approved by shareholders on an advisory basis if the votes cast for approval exceed the votes cast against approval. This advisory resolution is not binding on the Board. Although non-binding, the Board and the HR Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless the Board modifies its policy of holding an advisory say-on-pay vote on an annual basis, the next advisory say-on-pay vote will be held at our 2025 Annual Meeting of Shareholders.

The Board recommends that you vote “FOR” the approval of the advisory resolution to approve executive compensation.

78

Audit Committee Report

The Audit Committee is composed of the members named below, each of whom is independent, as defined by the NYSE rules and the rules of the SEC. The Board has determined that Mr. Fisher, Mr. Lynch and Ms. Romo are each an Audit Committee Financial Expert, as defined by SEC rules, and that each Audit Committee member is financially literate, as required by NYSE rules.

The Audit Committee has reviewed and discussed with management and the Company’s independent registered public accountants, Deloitte & Touche LLP (Deloitte), the audited consolidated financial statements for the year ended December 31, 2023.

The Audit Committee has discussed with Deloitte the matters required under applicable professional auditing standards and regulations adopted by the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence from management and the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s 2023 audited consolidated financial statements be included in the Form 10-K and filed with the SEC.

Members of the Audit Committee

Tammy Romo, Chair

Roy Blunt

Richard W. Fisher

Cecil D. Haney

Christopher S. Lynch

Richard J. Mark

2024 PROXY STATEMENT	79

Audit Committee Report

Independent Registered Public Accounting Firm Fees

	Year Ended December 31, 2023	Year Ended December 31, 2022

Audit fees(1)	$6,978,790	$6,739,912

Audit-related fees(2)	2,429,305	2,143,898

Tax fees(3)	33,690	30,503

All other fees(4)	-0-	-0-

(1)

Audit fees include professional fees for the audit of our annual consolidated financial statements and the review of our quarterly financial statements. These amounts also include fees related to the audit of internal control over financial reporting performed pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

(2)

Audit-related fees include fees for assurance and related services reasonably related to audits and reviews. These consisted principally of fees for audits of certain of our subsidiaries and partnerships, financial statements of employee benefit plans, and fees related to comfort letters, consents and reviews of filings with the SEC.

(3)	Tax fees in 2023 and 2022 consisted of professional fees for tax compliance and tax planning services.

(4)	No fees were incurred in 2023 or 2022 for services other than audit, audit related and tax.

How We Control and Oversee the Non-Audit Services Provided by Deloitte

The Audit Committee has retained Deloitte (along with other accounting firms) to provide non-audit services. We understand the need for Deloitte to maintain objectivity and independence as the auditor of our financial statements and our internal control over financial reporting. Accordingly, the Audit Committee has established the following processes and procedures related to non-audit services:

•

We Restrict the Non-Audit Services That Deloitte Can Provide. To minimize relationships that could appear to impair the objectivity of Deloitte, the Audit Committee has restricted the types of non-audit services that Deloitte may provide to us.

•

We Have Pre-Approval Processes for Non-Audit Services. The Audit Committee has adopted policies and procedures to pre-approve all audit and non-audit services provided to us by our independent registered public accountants, in accordance with any applicable law, rules or regulations. The Audit Committee pre-approved all fees presented in the table above.

The Audit Committee has adopted policies and procedures for pre-approving all non-audit services that Deloitte performs for us. Specifically, the Audit Committee has pre-approved the use of Deloitte for: detailed, specific types of services related to tax compliance, planning and consultations; acquisition/disposition services, including due diligence; attestation and agreed upon procedures; consultations regarding accounting and reporting matters; and reviews and consultations on internal control and other related services. The Audit Committee has set a specific annual limit on the amount of non-audit services (tax services and all other) that the Company can obtain from Deloitte (for 2023, this limit was approximately $7.7 million). The chair of the Audit Committee is authorized to pre-approve any audit or non-audit service on behalf of the Audit Committee, provided these decisions are presented to the full Audit Committee at its next regularly scheduled meeting.

We Have Hiring Restrictions for Deloitte Employees

The Audit Committee has adopted restrictions on our hiring of any Deloitte partner, managing director, manager, staff member, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other individuals responsible for providing audit assurance on any aspect of Deloitte’s audit and review of our financial statements.

We Rotate Key Audit Partners and Periodically Consider Audit Firm Rotation

The Audit Committee assures that key Deloitte partners assigned to our audit are rotated as required at least every five years, and the Audit Committee and its chair actively participate in selecting each new lead engagement partner. To help ensure continuing auditor independence, the Audit Committee also periodically considers whether there should be a regular rotation of the independent registered public accountants.

80

Proposal 3 - Ratification of the Selection of Independent Registered Public Accountants

The Audit Committee is directly responsible for the appointment, compensation (including fee negotiations), retention and oversight of the Company’s independent registered public accounting firm (including the lead audit partner) retained to audit the Company’s financial statements. The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accountants for the year ending December 31, 2024. Deloitte has been retained as the Company’s independent auditor since 2007. The Audit Committee annually evaluates Deloitte’s independence and performance, including an evaluation of the effectiveness of the lead audit partner and other engagement leaders, and determines whether to retain Deloitte or consider other audit firms. Factors considered by the Audit Committee in making its determination on appointment include:

•

the historic and recent performance of Deloitte, including the quality and extent of Deloitte’s communications with the Audit Committee and the results of a management survey of Deloitte’s performance;

•	Deloitte’s independence and processes for maintaining independence, including review of non-audit fees and services provided;
•	external data on audit quality and performance, including the results of the most recent internal quality control review or PCAOB inspection;
•	the performance of key members of the audit engagement team;
•	the tenure of the independent audit firm and potential impact of rotating to another independent audit firm; and
•

Deloitte’s approach to resolving significant accounting and auditing matters, including consultation with the firm’s national office, as well as its reputation for integrity and competence in the fields of accounting and auditing.

Based on this evaluation, the members of the Audit Committee believe that the continued retention of Deloitte to serve as the Company’s independent auditor is in the best interests of the Company and its shareholders. Deloitte is familiar with our operations, and the Audit Committee is satisfied with Deloitte’s reputation in the auditing field, its personnel, its professional qualifications and its independence.

Deloitte representatives will attend the Annual Meeting and respond to questions where appropriate. Such representatives may make a statement at the Annual Meeting should they so desire.

Shareholder Approval

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of the independent registered public accountants for shareholder ratification as a matter of good corporate governance. Ratification of the selection of the independent registered public accountants by the shareholders requires that the votes cast in favor of ratification exceed the votes cast opposing ratification. If a favorable vote is not obtained, the Audit Committee may reconsider the selection of Deloitte. Even if the selection is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of the Company and its shareholders.

The Board recommends that you vote “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2024.

2024 PROXY STATEMENT	81

Proposal 4 - Report on Risk Mitigation Regarding State Restrictions for Emergency Abortions

The Marguerite Casey Foundation has advised the Company that it intends to introduce the following non-binding shareholder proposal at the Annual Meeting. The Company is not responsible for any inaccuracies it may contain. Following the proposal and supporting statement, which are set forth below, we explain why our Board recommends a vote “AGAINST” this proposal.

“Report on Risk Mitigation Regarding State Restrictions for Emergency Abortions

Tenet Health includes more than 475 ambulatory surgery centers and surgical hospitals, 61 hospitals and approximately 110 additional outpatient centers and other sites of care.”1

About 66% of Tenet’s acute care hospitals operate in states that have adopted laws severely restricting access to abortion absent exigent circumstances that often differ from federal statutory emergency abortion exceptions.2 These varying abortion restrictions pose risks to Tenet as a provider of emergency medical services.

For example, it has been widely reported that in states that have passed severe restrictions on abortion, doctors have been struggling with the legality of providing terminations for ectopic pregnancies, incomplete miscarriages, or other circumstances where miscarriage is inevitable or the health or life of the pregnant woman is in danger (“Faced with abortion bans, doctors beg hospitals for help with key decisions,” The Washington Post, October 28, 2023, at https://www.washingtonpost.com/politics/2023/10/28/abortion-bans-medical-exceptions/). 68% of OBGYNs reported that the Dobbs ruling has worsened their ability to manage pregnancy-related emergencies.3 This uncertainty is not only dangerous for patients, but also puts physicians and the hospital at legal risk. The Department of Health and Human Services has already begun investigating and found that at least two hospitals violated federal law when they denied a patient abortion care. The potential for improperly denying abortion care poses legal, financial, and reputational risks to Tenet.

Further, abortion bans are creating impediments to physician recruitment and retention. Physicians are showing “reluctance to practice in places where making the best decisions for a patient could result in huge fines or even a prison sentence,”4 and fewer medical school graduates are applying to residencies in abortion ban states.5 If this trend continues, it could pose risks to Tenet beyond limiting its capacity to provide abortion services—with fewer physicians and services potentially available for all obstetric and gynecological patients at Tenet.

The patchwork of state and federal laws regarding abortion—most specifically, the varying definitions for what constitutes a medical emergency warranting an exception—poses risks for Tenet because it must necessarily make determinations for when it can legally provide an abortion.

RESOLVED: Shareholders request that Tenet’s Board of Directors issue a public report detailing any known and potential risks to the Company posed by state laws severely restricting abortions in the case of medical emergencies. The report should detail any strategies beyond litigation and legal compliance that the company may deploy to minimize or mitigate these risks. The report should be published prior to December 31, 2024, omitting confidential information and completed at reasonable expense.

SUPPORTING STATEMENT: Shareholders recommend that the report evaluate: how the Company makes determinations regarding arguably conflicting state and federal laws; how the Company educates its medical professionals on the evolving legal landscape; and how the Company recruits and retains obstetric and gynecological medical professionals in restrictive states.”

1 https://www.tenethealth.com/about

2 https://www.tenethealth.com/locations

3 https://files.kff.org/attachment/Report-A-National-Survey-of-OBGYNs-Experiences-After-Dobbs.pdf

4 https://www.npr.org/sections/health-shots/2023/05/23/1177542605/abortion-bans-drive-off-doctors-and-put-other-health-care-at-risk

5 https://www.aamc.org/advocacy-policy/aamc-research-and-action-institute/training-location-preferences

82

Proposal 4-Report on Risk Mitigation Regarding State Restrictions for Emergency Abortions

The Board’s Statement in Opposition

Tenet is a diversified healthcare services company with operations in 35 states. We operate 58 acute care and specialty hospitals, 164 outpatient facilities and a network of employed physicians. Our care delivery network also includes United Surgical Partners International, the largest ambulatory platform in the country, which operates or has ownership interests in more than 480 ambulatory surgery centers and surgical hospitals.

The scope of the requested report for “any known and potential risks the Company posed by state laws severely restricting abortions in the case of medical emergencies” is extraordinarily broad. We regularly monitor programs to comply with federal and state laws and regulations to ensure individuals presenting at Tenet’s emergency departments receive an appropriate medical screening examination and stabilizing treatment, including medically necessary abortions, or appropriate transfer in accordance with applicable laws. As recently as January 2, 2024, the U.S. Court of Appeals for the Fifth Circuit overruled guidance from the U.S. Department of Health and Human Services purporting to mandate abortions for emergency department patients that arguably contradicted state laws, further reducing risk to the Company. Each facility and its medical staff have 24-hour-per-day access to Tenet counsel with expertise in applicable healthcare laws, including those laws related to abortion services, which we believe adequately safeguard the Company’s interests.

We believe that the Company’s resources are better focused on our enterprise risk management system and the continued identification, assessment and management of the various short-, medium- and long-term risks that are material to our company. We have processes in place to manage and oversee risks, including the clinical care provided at our facilities. We believe these processes are reasonable and appropriate to assess the risk discussed in this proposal without the need to commission the overly broad report requested by the proposal. We are already required to disclose material risks to our business in our quarterly and annual filings with the SEC.

The Board has carefully considered this proposal and for the above reasons believes that it would not be in the best interests of our shareholders to commit the Company’s resources to produce the report requested by the proposal.

The Board recommends that you vote “AGAINST” the shareholder proposal.

2024 PROXY STATEMENT	83

Proposal 5 - Report on Plans to Integrate ESG Metrics Into Executive Compensation

The International Brotherhood of Teamsters General Fund has advised the Company that it intends to introduce the following non-binding shareholder proposal at the Annual Meeting. The Company is not responsible for any inaccuracies it may contain. Following the proposal and supporting statement, which are set forth below, we explain why our Board recommends a vote “AGAINST” this proposal.

“Resolved: Shareholders of Tenet Healthcare Corp. (“Tenet”), urge the Board of Directors to report to shareholders, at reasonable cost and omitting proprietary information, if, and how, it plans to integrate environmental, social and governance (ESG) metrics into the performance measures of named executive officers under the Company’s compensation incentive plans. ESG is defined as the framework for understanding how ESG considerations, and related financial impacts, are integrated into corporate strategy over the long-term.

Supporting Statement:

Effectively managing ESG issues offers positive opportunities for companies and should be a key metric by which executives are judged. By integrating clearly disclosed ESG metrics into executive compensation, companies can reduce risks related to underperformance by incentivizing executives to meet sustainability goals, thereby achieving greater long-term value.

According to a recent compensation study, most S&P 500 companies now tie executive pay to some form of ESG performance. (https://corpgov.law.harvard.edu/2022/11/271 linking-executive-compensation-to-esg-performance)

While Tenet says it acknowledges the importance of “ESG matters to the Company and its stakeholders,” recently established a board-level “ESG Committee,” and talks extensively about ESG in its 2023 proxy statement, there is little disclosure on how these priorities translate into executive compensation.

According to last year’s proxy statement, Tenet’s annual incentive plan is subject to an “individual performance modifier” and a “quality and compliance modifier.” However, these mechanisms lack the specificity, accountability, and transparency that a set of clearly identified—and quantifiable ESG measures bring.

Human capital management practices, particularly represent key challenges for Tenet that we believe must be clearly linked to executive compensation. In the 2022 10-K, for instance, Tenet notes the risks from ongoing challenges in recruiting and retaining healthcare professionals.

While a lack of accredited professionals is sometimes cited as driving a “worker shortage,” according to the Michigan Health and Hospital Association many of the nursing vacancies are a result of unplanned retirement, resignation, and burnout, as well as a growing concern for safety. (https://www.wilx.com/2023i11/21hvarsing-health-care-worker-shortage-michigan-continues-surgei) A study by McKinsey similarly found that “not being valued, inadequate pay, and unmanageable workloads” are the top factors behind registered nurses’ decisions to leave, concluding that it is “more important than ever for healthcare organizations to design and deploy initiatives that respond to and address workforce needs.” (https://www.mckinsey.com/industries/healthcare/our-insights/nursing-in-2023).

Given these industry trends, we believe adding ESG metrics such as human capital measures, provides greater accountability and transparency around executives’ management of these critical drivers of long-term value.

We recommend the adoption of quantitative metrics.”

84

Proposal 5-Report on Plans to Integrate ESG Metrics Into Executive Compensation

The Board’s Statement in Opposition

In recognition of the importance of ESG matters to the Company and its stakeholders, our Board formed an ESG Committee in February 2021 in order to provide support for the Company’s ongoing ESG efforts. Our ESG Committee, which is comprised entirely of independent directors, is responsible for overseeing and supporting the Company’s commitment to ESG matters, such as climate change impacts, energy and natural resources conservation, environmental and supply chain sustainability, human rights, diversity and inclusion. In addition to discussing with management the Company’s ESG strategy, initiatives and policies, the ESG Committee monitors the operational, regulatory and reputational risks and impacts of ESG on the Company, and it also provides input and guidance on communications with employees, investors and other stakeholders regarding ESG. We publish an annual ESG report that outlines our commitment to the communities we serve and our objectives in the areas of environmental sustainability, social initiatives and governance performance.

Our Board believes that our Human Resources Committee is best positioned to design and implement executive compensation arrangements tailored to our Company that will promote our goals and create long-term shareholder value. Our incentive compensation program is structured around financial and operational performance measures that the Human Resources Committee believes, in the exercise of its business judgment, are most important in driving the responsible, long-term growth of the business. Given that ESG considerations are fully integrated in how we conduct business, adopting separate ESG performance metrics is not necessary at this time.

The Board’s active oversight of ESG matters ensures that they are appropriately prioritized and obviates any need for further incorporating ESG performance metrics into our executive compensation program. We are committed to serving the interests of our employees, patients, stockholders and the global community. We believe the adoption of this proposal is unnecessary and not in the best interests of our stockholders.

The Board recommends that you vote “AGAINST” the shareholder proposal.

2024 PROXY STATEMENT	85

General Information Regarding the Annual Meeting and Voting

The Board of Tenet is requesting your proxy for use at the Annual Meeting of Shareholders to be held online via a live audio webcast at www.proxydocs.com/THC at 8:00 a.m. Central Time on Wednesday, May 22, 2024, and any postponements or adjournments of the meeting, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

Notice of Internet Availability of Proxy Materials

Under SEC rules, we have elected to make our proxy materials available to our shareholders over the Internet rather than mailing paper copies of those materials to each shareholder (unless otherwise requested). On or about April 12, 2024, we mailed to our shareholders and also made available online at www.proxydocs.com/THC a Notice of Internet Availability of Proxy Materials (Notice) directing shareholders to a website where they can access this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023, and view detailed instructions on how to vote via the Internet or by telephone.

If you received the Notice only and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request that a paper copy be mailed to you. Shareholders who do not receive the Notice will receive a paper or electronic copy of our proxy materials. This Proxy Statement and related proxy materials are being mailed or made available to shareholders on or about April 12, 2024.

Who Can Vote

Only shareholders of record of our common stock at the close of business on March 27, 2024, the record date for the Annual Meeting, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 99,186,371 shares of our common stock outstanding. Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares of our common stock are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares and a Notice (or, if requested, printed proxy materials) is being sent to you directly by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person online at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in street name, and a Notice (or, if requested, printed proxy materials with a voting instruction form) is being forwarded to you by your broker, bank or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote and you are also invited to attend the Annual Meeting online. If your shares are held in street name, your broker, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares.

Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

How to Cast Your Vote

You may vote in one of the following ways:

By Internet. You may vote on the Internet using the website noted on your Notice, proxy card or voting instruction form.

86

General Information Regarding the Annual Meeting and Voting

By Telephone. You may vote by calling the toll-free telephone number noted on your Notice, proxy card or voting instruction form. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

By Mail. If you received a paper copy of the proxy card or voting instruction form by mail and choose to vote by mail, please mark your proxy card, date and sign it, and promptly return it in the postage-paid envelope provided with this Proxy Statement.

Online During the Annual Meeting. While we encourage shareholders to vote prior to the meeting, you may vote online during the Annual Meeting. You will need the control number included on your proxy card or voting instruction form. Each shareholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

SHARES MUST BE VOTED EITHER ONLINE DURING THE ANNUAL MEETING, ON THE INTERNET, BY TELEPHONE OR BY COMPLETING AND RETURNING A PROXY CARD

If your proxy is properly completed, the shares it represents will be voted at the meeting as you instructed. If you submit your properly executed proxy, but do not provide instructions, your proxy will be voted in accordance with the Board’s recommendations as set forth in this Proxy Statement.

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion but are not permitted to vote on certain proposals and may elect not vote on any of the proposals unless you provide voting instructions. Therefore, unless you provide specific voting instructions, your shares may not be represented or voted at the meeting. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the proposals, even if you plan to attend the Annual Meeting.

Revoking Your Proxy

You have the right to revoke your proxy at any time before it is voted by (1) filing a written notice with our Corporate Secretary, (2) delivering a new proxy bearing a later date, (3) granting a later proxy through telephone or Internet voting, or (4) attending the Annual Meeting virtually and voting online during the Annual Meeting.

Vote Required

The presence, in person or by proxy, of the persons entitled to vote a majority of the voting shares at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. There are different vote requirements for the various proposals:

•

The 13 nominees for director will be elected if the votes cast for the nominee exceed the votes cast against the nominee, with abstentions and broker non-votes not counted either for or against a nominee (and therefore having no effect on the election).

•

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “for” the election of each nominee named in this section. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. In the alternative, the persons named as proxies may vote just for the remaining nominees, leaving a vacancy that may be filled at a later date by the Board, or the Board may reduce its size. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

•

Our bylaws require that, to be elected, a director nominee must receive a majority of the votes cast in uncontested elections (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). If a nominee is not re-elected, Nevada law provides that the incumbent director would continue to serve on the Board until his or her successor is elected or the director resigns. However, under our Corporate Governance Principles, any incumbent director who receives, in an uncontested election of directors, a greater number of votes cast “against” his or her election than votes “for” his or her election must submit his or her resignation offer to the Board. In that situation, our Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation offer, or whether to take other action. Our Board would then act on the Governance Committee’s recommendation and

2024 PROXY STATEMENT	87

General Information Regarding the Annual Meeting and Voting

make prompt public disclosure of its decision and the rationale behind it, if applicable. If the Board accepts a director’s resignation offer, the Governance Committee will recommend to the Board and the Board will then determine whether to fill the vacancy or reduce the size of the Board. Under our bylaws, in contested elections, directors will be elected by a plurality of the votes cast. This standard will not apply at the Annual Meeting, as this year’s elections are uncontested.
•	Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

•

The following items of business will be approved if the votes cast for the proposal exceed those cast against the proposal, with neither abstentions nor broker non-votes counted either for or against these proposals (and therefore having no effect on the approval of the proposals):

•	advisory approval of the Company’s executive compensation (Proposal 2);
•	ratification of the selection of independent registered public accountants (Proposal 3);
•	approval of shareholder proposal to report on risk mitigation regarding state restrictions for emergency abortions (Proposal 4); and
•	approval of shareholder proposal to report on plans to integrate ESG metrics into executive compensation (Proposal 5).

Attending the Annual Meeting and Asking Questions

We plan to hold this year’s Annual Meeting online via a live audio webcast. This format will enable shareholders to attend the meeting and participate from any location, at no cost.

To attend and participate in the Annual Meeting, register at www.proxydocs.com/THC. After you complete your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting, where you will be able to listen to the meeting live, submit questions and vote.

To participate in the Annual Meeting, you will need the control number included on your proxy card or voting instruction form (if your shares are held through a stockbroker or another nominee).

We encourage you to access the Annual Meeting prior to the start time and allow ample time to log in to the meeting webcast and test your computer audio system. Note that if you have technical difficulties during the check-in time or during the Annual Meeting, you should call the technical support number that will be posted on the virtual shareholder meeting login page and in the instructions you will receive via email.

Shareholders may submit written questions by logging into the virtual platform. Questions pertinent to meeting matters will be answered during the question-and-answer portion of the meeting, subject to the rules of conduct that will be posted to the virtual meeting platform on the day of the meeting. The rules of conduct will also provide additional information about the relevancy of questions to meeting matters. When reading questions, personal details may be omitted for data protection purposes, and if we receive substantially similar questions, we may group these questions together and provide a single response to avoid repetition.

Costs of Solicitation

We will pay for the cost of proxy solicitations on behalf of the Board. We have engaged Innisfree M&A Incorporated to assist in our proxy solicitations. We will pay Innisfree an amount not to exceed $25,000 in fees for its proxy solicitation services and reimburse it for its reasonable out-of-pocket expenses. In addition to solicitation by mail by Innisfree, proxies may be solicited personally or by telephone, fax or email by our directors, officers and other employees. Proxy materials also may be distributed to the beneficial owners of our stock by brokers, custodians and other parties, and we will reimburse such parties for their reasonable out-of-pocket and clerical expenses.

88

General Information Regarding the Annual Meeting and Voting

Householding of Shareholder Materials

We may send a single Notice or set of proxy materials and other shareholder communications to any address shared by two or more shareholders. This process is called “householding.” This reduces duplicate mailings, saves printing and postage costs, and conserves natural resources. We will deliver promptly upon written or oral request a separate copy of the proxy materials to shareholders at a shared address to which a single copy of the documents was delivered. To receive a separate copy, to stop receiving multiple copies sent to shareholders of record sharing an address, or to enroll in householding:

Shareholder of Record. If you are a shareholder of record, please submit your request to the Corporate Secretary, Tenet Healthcare Corporation, 14201 Dallas Parkway, Dallas, Texas 75254.

Beneficial Owner. If you are a beneficial owner, please submit your request to your broker, bank or other nominee.

2024 PROXY STATEMENT	89

Other Information

Shareholder Proposals

Shareholder Proposals Submitted Pursuant to SEC Rule 14a-8 for Inclusion in Next Year’s Proxy Statement. To be considered for inclusion in next year’s proxy statement, shareholder proposals submitted in accordance with the SEC’s Rule 14a-8 must be received at our principal executive offices no later than the close of business (5:00 p.m. Central Time) on December 13, 2024. Proposals should be addressed to the Corporate Secretary, Tenet Healthcare Corporation, 14201 Dallas Parkway, Dallas, Texas 75254. Our Governance Committee reviews all shareholder proposals and makes recommendations to the Board for action on such proposals. We will determine whether or not to include any proposals in the proxy statement in accordance with applicable law, including SEC regulations.

Director Nominations for Inclusion in Next Year’s Proxy Statement Pursuant to the Company’s Bylaws (Proxy Access) and SEC Rule 14a-19 (Universal Proxy). We have adopted proxy access, whereby a shareholder (or a group of up to 20 shareholders) who has held at least 3% of our outstanding stock for three years or more may nominate a director and have that nominee included in our proxy materials, provided that the shareholder and nominee satisfy the requirements specified in our bylaws. Any shareholder who wishes to use these procedures to nominate a candidate for election to the Board for inclusion in our proxy statement relating to the 2025 annual meeting must satisfy the requirements specified in our bylaws and must provide written notice to our Corporate Secretary, which must be received no later than the close of business on December 13, 2024, and no earlier than the close of business on November 13, 2024. However, in the event that the annual meeting is called for a date that is not within 30 days before or after the first anniversary of the date the definitive proxy statement was first released to shareholders in connection with the immediately preceding annual meeting of shareholders, to be timely, the shareholder notice must be so delivered not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice of proxy access must include the information specified in our bylaws, including information concerning the nominee and information about the shareholder’s ownership of and agreements related to our stock. Pursuant to SEC Rule 14a-19, for the Company’s 2025 annual meeting, the Company will be required to include on its proxy card all nominees for director of whom the Company has received adequate notice under the rule. For the proxy card relating to the 2025 annual meeting, the Company must receive notice of a shareholder’s intent to solicit proxies and provide the names of their nominees no later than the close of business on March 24, 2025.

Other Shareholder Business for Presentation at Next Year’s Annual Meeting. Our bylaws require that any shareholder wishing to nominate a candidate for director or to propose other business at the next annual meeting (other than proposals submitted pursuant to the SEC’s Rule 14a-8 or under our proxy access bylaw) must give us written notice between the close of business on January 22, 2025 and close of business on February 21, 2025, unless the 2025 annual meeting is called for a date that is not within 30 days before or after the anniversary of the 2024 annual meeting, in which case notice must be received no later than the close of business on the 10th day following the day on which we make a public announcement of the date of the annual meeting. The notice must comply with the requirements of our bylaws, which may be found under the “Governance” heading in the Investors section on our website at www.tenethealth.com*, and any applicable law. Any such business should be addressed to the Corporate Secretary, Tenet Healthcare Corporation, 14201 Dallas Parkway, Dallas, Texas 75254. Any proposal or nomination that is not timely received by our Corporate Secretary or otherwise does not meet the requirements set forth in our bylaws will not be considered at the next annual meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such proposal or nomination.

Incorporation by Reference

The information contained above under the captions “Audit Committee Report” and “Human Resources Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing except to the extent that the Company specifically incorporates it by reference into such filing. Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

90

Other Information

Annual Report on Form 10-K

We will provide to shareholders by mail, without charge, a copy of our 2023 Annual Report on Form 10-K. To request a copy, you should write to the Corporate Secretary, Tenet Healthcare Corporation, 14201 Dallas Parkway, Dallas, Texas 75254.

Forward-Looking Statements

Certain statements contained in this Proxy Statement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, each as amended, and are based on future expectations, plans and prospects for the Company’s business and operations that involve a number of risks and uncertainties. Such statements may include, among other words, “believe”, “expect”, “anticipate”, “intend”, “plan”, “will”, “predict”, “potential”, “continue”, “strategy”, “aspire”, “target”, “forecast”, “project”, “estimate”, “should”, “could”, “may” and similar expressions or words and variations thereof that convey the prospective nature of events or outcomes generally indicative of forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. It is possible that Tenet’s actual results may differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in other filings made by the Company from time to time with the SEC. Forward-looking and other statements in this Proxy Statement may also address our corporate responsibility progress, plans and goals (including sustainability and environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the SEC. In addition, historical, current and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

2024 PROXY STATEMENT	91

Appendix A: Non-GAAP Financial Measures

Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation (costs) benefit, net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization, and (12) income (loss) from divested and closed businesses (i.e., health plan businesses). Litigation and investigation costs do not include ordinary course of business malpractice and other litigation and related expense.

Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations. Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.

Adjusted diluted earnings (loss) per share from continuing operations (Adjusted EPS), a non-GAAP measure, is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders, divided by the weighted average diluted shares outstanding in the reporting period. Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet Healthcare Corporation common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation (costs) benefit, net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses, and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expense.

The Company believes the foregoing non-GAAP measures are useful to investors and analysts because they present additional information about the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The HR Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this Proxy Statement is set forth below.

The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to GAAP and other non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each reporting segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.

The Company uses, and believes investors and analysts use, Adjusted Free Cash Flow as a supplemental non-GAAP measure to analyze cash flows generated from the Company’s operations. The Company believes this measure is useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure

2024 PROXY STATEMENT	A-1

Appendix A: Non-GAAP Financial Measures

of the Company’s operating performance. For example, the Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows from Financing Activities on the Company’s consolidated statements of cash flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, shareholders are encouraged to use GAAP measures when evaluating the Company’s financial performance.

A-2

VALUES We are a community built on care. Our Values de   ne who we are, what we stand for, and what we CARE about. Compassion and respect for others and each other, supporting our communities and advocating for our_patients Acting with integrity and the highest ethical standards — always Results delivered through accountability and_transparency Embracing inclusiveness for all people in our workplace and in the communities we_serve

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxydocs.com/THC
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote

PHONE Call 1-866-892-1731
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions

MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend, participate and/or vote at the annual meeting at www.proxydocs.com/THC

Tenet Healthcare Corporation

Annual Meeting of Shareholders

For Shareholders of record as of March 27, 2024

DATE:	Wednesday, May 22, 2024
TIME:	8:00 AM, Central Time
PLACE:	Annual Meeting to be held virtually via live audio webcast -
please visit www.proxydocs.com/THC for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Saumya Sutaria, Sun Park, Thomas W. Arnst and Chad J. Wiener (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Tenet Healthcare Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Tenet Healthcare Corporation

Annual Meeting of Shareholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3

AGAINST PROPOSALS 4 AND 5

BOARD OF
DIRECTORS
	COMPANY PROPOSALS		YOUR VOTE		RECOMMENDS
1.	Election of Directors
		FOR	AGAINST	ABSTAIN
	1.01 Saumya Sutaria	☐	☐	☐	FOR

	1.02 J. Robert Kerrey	☐	☐	☐	FOR

	1.03 Vineeta Agarwala	☐	☐	☐	FOR

	1.04 James L. Bierman	☐	☐	☐	FOR

	1.05 Roy Blunt	☐	☐	☐	FOR

	1.06 Richard W. Fisher	☐	☐	☐	FOR

	1.07 Meghan M. FitzGerald	☐	☐	☐	FOR

	1.08 Cecil D. Haney	☐	☐	☐	FOR

	1.09 Christopher S. Lynch	☐	☐	☐	FOR

	1.10 Richard J. Mark	☐	☐	☐	FOR

	1.11 Tammy Romo	☐	☐	☐	FOR

	1.12 Stephen H. Rusckowski	☐	☐	☐	FOR

	1.13 Nadja Y. West	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	To approve, on an advisory basis, the Company’s executive compensation.	☐	☐	☐	FOR

3.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2024.	☐	☐	☐	FOR

SHAREHOLDER PROPOSALS

4.	To report on risk mitigation regarding state restrictions for emergency abortions.	☐	☐	☐	AGAINST

5.	To report on plans to integrate ESG metrics into executive compensation.	☐	☐	☐	AGAINST

Such other business as may properly come before the meeting or any adjournment or postponement of the meeting will be voted on by the proxy holders in their discretion.

You must register to attend, participate and/or vote at the annual meeting at www.proxydocs.com/THC

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date